UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

E-World USA Holding, Inc.
(Name of small business issuer in its charter)

Nevada	5122	45-289-8504
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

E-World USA Holding, Inc.
9550 Flair Dr, Suite 308
El Monte CA 91731
(626) 448-3737
(Address and telephone number of principal executive offices and principal place of business)

National Registered Agents, Inc. of NV
1000 East William Street, Suite 204
Carson City, NV 89701
800.550.6724
(Name, address and telephone number for agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-accelerated Filer	☐	Smaller Reporting Company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price 1	Amount of Registration Fee 1

Common Stock	2,125,708	$0.50	$1,062,854	$144.97

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

(1)	Estimated solely for purposed of calculating the registration fee under Rule 457(a).

PRELIMINARY PROSPECTUS DATED  SEPTEMBER 19 , 2013.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

E-World USA Holding, Inc.
2,125,708 shares of Common Stock

Selling shareholders are offering up to 2,125,708 shares of common stock. The selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.

The 2,125,708 shares of Common Stock which were recently issued to holders of Type A Warrants under the terms of Type A Warrants exercised by U.S. citizens or residents and to holders of Type B Warrants under the terms of Type B Warrants exercised by U.S. citizens or residents.

We will not receive any proceeds from the registration of shares of common stock registered hereunder.

There are no underwriting commissions involved in this offering. We have agreed to pay all the costs of this offering. Prior to this offering, there has been no market for our securities. Our common stock is not now listed on any national securities exchange or the NASDAQ stock market and is not qualified for quotation on the OTC Bulletin Board. There is no guarantee that our securities will ever trade on the OTC Bulletin Board or on any listed exchange.

We are an "emerging growth company" as defined under the federal securities laws and, as such, will be subject to reduced public company reporting requirements.

This offering is highly speculative and these securities involve a high degree of risk and should be considered only by persons who can afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is _________________

TABLE OF CONTENTS

SUMMARY	2
RISK FACTORS	5
USE OF PROCEEDS	13
DETERMINATION OFFERING PRICE	13
DILUTION	13
SELLING STOCKHOLDERS	13
PLAN OF DISTRIBUTION	33
LEGAL PROCEEDINGS	34
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS	35
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	36
DESCRIPTION OF SECURITIES	37
INTEREST OF NAMED EXPERTS	38
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES	38
DESCRIPTION OF BUSINESS	38
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	57
DESCRIPTION OF PROPERTY	64
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	65
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	67
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	69
FINANCIAL STATEMENTS	F-1

SUMMARY

The following prospectus summary is qualified in its entirety by, and should read in conjunction with, the more detailed information and our Financial Statements and Notes thereto appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read the entire prospectus carefully.

Our Company

Our Company is a provider of Health and Nutritional supplements and Personal Care products through our website by means of a network of Direct Sales Associates or “DSA’s.” Although we have a network of DSA’s, unlike many other multi-level marketing companies, it is our policy that DSA’s should purchase our products strictly for personal use rather than to resell or to distribute our products. Notwithstanding our direct selling structure, all purchases are made directly on our website. The primary business purpose of DSA’s is to refer new members or new customers to our website for them to purchase products directly from us for their own personal use. All products are shipped directly to the customer by us from the USA, or in certain limited cases transshipped from our warehouse facility in Hong Kong directly to the customer in China, and not sent to a DSA to distribute to the customer.

Unlike many traditional multi-level marketing companies, we do not have physical locations of stores and offices and do not undertake any actions physically in foreign countries where our DSA’s are located. We are not actively promoting our direct selling business model or holding any training seminar or any related activities physically in foreign countries. As of August 28, 2013, we had 2,164 active DSA's in 12 countries.

Company History

E-World USA Holding, Inc., a California corporation and our predecessor, was established in January 2007. From 2007 to 2010, the Company issued Type A Warrants to new members in addition to the products they acquired when they became a member. This process was discontinued in 2011, and the Company no longer issues Type A Warrants or any other securities to new members when they sign up to become a member.

In addition, in 2009 and 2010, the Company issued Type B Warrants to existing members as a reward for outstanding sales/services or recruiting efforts as well as to members who purchased stock in 5CTV, a failed start-up in which the Company had also invested. Because Type B warrants were issued as a bonus to the members, in case of the Company failing to go public, the warrants are not exercisable for stock nor are they refundable.

In April 2011, E-World USA Holding, Inc., a California corporation entered into a merger agreement with its wholly-owned subsidiary, E-World USA Holding, Inc., a Nevada corporation which was the survivor of the merger. Under the Merger Agreement, we issued 90,000,000 shares of our common stock on a one share for one share basis for each share of E-World USA Holding, Inc., a California corporation, common stock issued and outstanding at the date of the merger. In addition, we issued the Type A Warrants and Type B Warrants in exchange for comparable Warrants issued and outstanding of E-World USA Holding, Inc., a California corporation, at the date of the merger.

There were no written warrant exercise provisions in the Type A Warrants or Type B Warrants. Instead, the Company told Warrant Holders orally that the exercise of the Type A and Type B Warrants would be triggered by a going public event. The term “going public event” was not defined. Based upon SEC staff comments on a prior registration statement, now withdrawn, the Company believed that in order to proceed with the going public process, Warrants would need to be exercised prior to the filing of this selling stockholder registration statement. Thus the Company defined the term “going public event” as the upcoming filing of a registration statement on Form S-1 covering shares of common stock received upon conversion of the Warrants.

Commencing September 15, 2012, and continuing for a 30-day period until October 15, 2012, the Company requested, by means of an Information Statement provided to holders of Type A Warrants and consistent with the foregoing, that holders of Type A Warrants make an exercise election for additional products, refunds or issuance of shares of common stock, as described above. No Type A Warrant Holder receiving the Information Statement expressed any objection to being required to make an election at the point in time they made their election or at any time thereafter. In addition, on October 20, 2012, all Type B Warrants were automatically converted into Common Stock without an Information Statement as Type B Warrants converted automatically into shares of common stock, without any further action or election of a Type B Warrant Holder, at the same time as Type A Warrants were converted. All Type A and Type B Warrants have been fully exercised and none are currently issued and outstanding.

We inadvertently stated on the cover page of the Information Statement that we provided to warrant holders concerning the exercise of the warrants that it was the SEC’s position that required warrant holders to exercise their warrants. In fact, the SEC did not take a position requiring warrant holders to exercise their warrants, that the information statement distributed to warrant holders incorrectly asserted this, and that the SEC has not taken any position that would prevent such holders from taking action against the Company and its affiliates resulting from any securities law violations in connection with the offering or sale of the warrants or their subsequent exercise.

The Company admits that all the above-referenced offerings of securities may have been done in violation of federal securities laws. In connection therewith, the Company admits that the offering could be deemed to have involved “a general solicitation of the public at large.” The Company admits that it solicited members through a public website and warrants were part of the membership package. The Company assumed if the persons acquiring the securities were sophisticated enough to understand and buy the Company’s products, the investors could be deemed by the Company to be sophisticated, although the Company made no independent investigation or verification thereof.  Specifically, the Company admits that securities were being offered through its website and that our presumption of sophistication was solely based on the fact that individuals were signing up to be members.

Our principal executive office is located at 9550 Flair Dr, Suite 308, El Monte, CA91731. Our telephone number is (626) 448-3737. Our corporate website is www.usaeworld.com. Nothing on our website is part of this registration statement.

The terms "Our Company" "we," "us" and "our" as used in this registration statement refer to E-World USA Holding, Inc.

Emerging Growth Company

We are an emerging growth company under the JOBS Act. We shall continue to be deemed an emerging growth company until the earliest of:

(a)
the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(b)
the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective IPO registration statement;

(c)	the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(d)	the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures. Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.  As an emerging growth company we are also exempt from Section 14A (a) and (b) of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.  These exemptions are also available to us as a Smaller Reporting Company.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

The Offering

As of the date of this registration statement, we had 142,828,993 shares of common stock outstanding, including 1,947,108 shares issued to U.S. citizens or residents upon the exercise of Type A Warrants, 21,270,900 shares issued to non-U.S. citizens or residents upon the exercise of Type A Warrants, 178,600 shares issued to U.S. citizens or residents upon the exercise of Type B Warrants, and 2,307,108 shares issued to non U.S. citizens or residents upon the exercise of Type B Warrants.

Selling shareholders are offering up to 2,125,708 shares of common stock. The selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and, assuming we secure this qualification, thereafter at prevailing market prices or privately negotiated prices.  We will not receive proceeds from the sale of shares from the selling shareholders.

The 2,125,708 shares of Common Stock which were recently issued to holders of Type A Warrants under the terms of Type A Warrants exercised by U.S. citizens or residents and to holders of Type B Warrants under the terms of Type B Warrants exercised by U.S. citizens or residents.

Selected Financial Data

Because this is only a financial summary, it does not contain all the financial information that may be important to you. Therefore, you should carefully read all the information in this registration statement, including the financial statements and their explanatory notes before making an investment decision.

	For the six months- ended June 30 ,
Statement of Operation	2013	2012

Revenues	$1, 968,220		$483,704
Cost of Goods Sold	$210,368		$89,869
Gross Profit	$1, 757,852		$393,835
Operating Expense	$900,086		$499,816

Net profit (loss) from Continuing Operation	$857,766	$	(105,981)

Balance Sheet	June 30, 2013	Dec. 31, 2012

Assets	$998,055	$1,417,556
Liabilities	$11, 373,347	$12,650,614
Stockholders' Equity	$(10 , 375,292)	$(11,233,058)
Total Liabilities and Stockholders' Equity	$998,055	$1,417,556

	For the year-ended Dec, 31
	2012	2011

Statement of Operation

Revenues	$460,874	$1, 160,742
Cost of Goods Sold	$285,275	$538,618
Gross Profit	$175,599	$622,124
Operating Expense	$1,636,129	$2,003,151
Other Income (Expenses)	$-	$1,011,347

Net loss from Continuing Operation	$1,460,530	$369,680

Balance Sheet
Assets	$1,417,556	$715,669
Liabilities	$12,650,614	$10,922,297
Stockholders' Equity	$(11,233,058)	$(10,206,628)
Total Liabilities and Stockholders' Equity	$1,417,556	$715,669

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below and all other information contained in this registration statement, before you decide whether to purchase our common stock. The occurrence of any of the following risk factors could harm our business. You may lose part or all of your investment due to any of these risks or uncertainties.

RISKS RELATED TO OUR PRIOR OFFERINGS

We admit that we may have inadvertently issued Type A Warrants and Type B Warrants to U.S. citizens or residents which may have been done unintentionally in violation of federal securities laws and may subject us to sanctions for such violations, including the suspension of this offering or injunctive or financial penalties, which would seriously impact our ability to implement our business plan.

Federal securities laws govern the manner in which offers and sales of securities may be legally made.For example, there was no registration statement in effect for the Type A Warrants and Type B Warrants at the time they were issued to U.S. Members. The Company admits that all of the referenced offerings of securities described herein, including the exchange of the warrants for common shares, may have been done in violation of federal securities laws. In connection therewith, the Company admits that the offering could be deemed to have involved “a general solicitation of the public at large.” The Company admits that it solicited members through a public website and warrants were part of the membership package. The Company assumed if the persons acquiring the securities were sophisticated enough to understand and buy the Company’s products, the investors could be deemed by the Company to be sophisticated, although the Company made no independent investigation or verification thereof.  Specifically, the Company admits that securities were being offered through its website and that our presumption of sophistication was solely based on the fact that individuals were signing up to be members.

Thus, there is a risk that former warrant holders may bring legal action against the Company, its officers and directors for securities law violations which if successful would seriously impact our ability to implement our business plan. We may also be subject to sanctions for such violations, including the suspension of this offering or injunctive or financial penalties, which would seriously impact our ability to implement our business plan. We used fair value to estimate maximum potential liabilities incurred from the rescission. The fair value of this liability was $7,167,663 and $7,167,663 as of  June 30 , 2013 and December 31, 2012, respectively and is included in the rescission liability in the consolidated balance sheet.

We inadvertently stated or implied in our Information Statement provided to Warrant Holders concerning their exercise of Warrants that the SEC had taken a position with respect to the exercise of the Warrants and in fact the SEC has not taken any position that would prevent such holders from taking action against the Company and its affiliates resulting from any securities law violations in connection with the offering or sale of the warrants or their subsequent exercise.

We inadvertently stated on the cover page of the Information Statement that we provided to warrant holders concerning the exercise of the warrants that it was the SEC’s position that required warrant holders to exercise their warrants. In fact, the SEC did not take a position requiring warrant holders to exercise their warrants, that the information statement distributed to warrant holders incorrectly asserted this, and that the SEC has not taken any position that would prevent such holders from taking action against the Company and its affiliates resulting from any securities law violations in connection with the offering or sale of the warrants or their subsequent exercise.

RISKS RELATED TO OUR BUSINESS

The market place in the nutritional supplement and personal care industry is very competitive and the failure to successfully compete could reduce our revenues.

The Company faces intense competition in the nutritional supplement and personal care industry. Many other competitors are well established, have greater resources and have a name and brand recognition. These companies also have member bases that are much larger than ours. We cannot be sure that our members won’t leave and join other programs. If the member base declined and failed to grow, the negative financial impact on the Company could be significant.

In addition to competition from companies offering competing products, we are subject to the risk of losing our members if they leave and join other non-related network or multi-level marketing companies. The home-based business industry is immense and offers many alternatives, especially for members looking for new opportunities.

A significant portion of our revenues is from customers in foreign markets. If we cannot successfully understand and survive the volatility of doing business in foreign countries, our revenues could be reduced.

A significant portion of our business is from customers in foreign markets, which was approximately 96.9% for the year ended December 31, 2012 and 91.6% for the year ended December 31, 2011. Essentially, all of our products are manufactured and purchased in the United States and all payments for product purchases are made through our website in U.S. dollars, but the products are shipped to these customers located in both domestic and foreign countries.

If foreign governments in countries where we sell our products changed import regulations and did not allow our product to enter the country, we could suffer significant financial losses. We could lose our members in the country and sales could disappear in that market.

The lack of registered trademarks and trade names could potentially harm the business.

Trademarks and trade names distinguish the various companies from each other. If potential customers and members get confused as to which company and product are offered by us, then we could lose sales and members to competitors. The Company does not have any registered trademarks and trade names, so it only has common law rights with respect to infractions or infringements on its products. Many subtleties exist in product descriptions, offering and names that can easily confuse members and customers. The name of the Company’s principal products may be found in numerous variations of the name and descriptions in various media and product labels. This presents a risk of losing potential customers looking for our products and buying someone else’s because they cannot differentiate between them. In addition, the Company’s products could infringe on the intellectual property rights of others, although the Company is not aware of any such infringement. If such infringement were to occur, the Company might have to alter its product labeling or content, and accordingly, could lose sales in the process. Also, monetary reimbursement could be required to be paid to the Company whose products were infringed.

Disruption to our supply chain of products and/or ingredients could negatively affect our sales.

The Company has not as yet experienced significant problems in obtaining its products from suppliers. However, there is no guarantee that some of the ingredients in the formulizations of the products will not become scarce, or that current suppliers may not be able to continue to provide our products or ingredients.

If the manufactured products do not meet quality standard, the product is not accepted by us. This could cause a shortage of those products in inventory resulting in back orders and even cancellations of orders. Sales of existing products in inventory may not be sufficient to use all stock on hand before the ‘best by’ date expires. This causes a write off of inventory that is not salable resulting in negative financial results.

Damage claims against our products could reduce our sales and revenues.

If any of our products are found to cause injury or damage, the Company could suffer financial damages. We have not had significant claims for damages or losses from our products to date. The Company does not carry product liability insurance.

Our products contain many ingredients. If any of the ingredients were found to be harmful or were no longer available, then our formulizations would have to change. The acceptance of the new product formula may not be supported, which could create negative publicity and in reduce our sales and revenues.

There is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations.

Our lack of significant revenues raises substantial doubt about our ability to continue as a going concern. Our financial statements do not include adjustments that might result from the outcome of this uncertainty and if we are unable to generate significant revenue or secure financing, we may be required to cease or curtail our operations.

Fluctuations in growth in membership may cause our revenues to fluctuate.

As our members are under no obligation to remain with the Company, the retention of members within our organization is not certain. If the Company cannot attract additional new members and cannot retain existing members, then the growth trend can be expected to decline resulting in reduced revenues for the Company. Although we have seen a growth of new members in 2012 compared to 2011 with 679 new members in 2012 and 318 new members in 2011, we had 1,590 total members in 2012 and 6,671 total members in 2011. This trend of slower growth of new and existing members may continue. Fluctuations in growth in membership may cause our revenues to fluctuate.

In 2012 and 2011, one supplier accounted for approximately 58% and 71% of our purchases. The Company does not have agreements with this major or any other suppliers, which exposes us to greater risk of sales disruptions and reduced revenues.

In 2012, one supplier, SUSS Technology Corp., accounted for approximately 58% of our purchases. In 2011, one supplier, Health One Pharmaceutical Inc., accounted for approximately 71% of our purchases. The loss of this supplier could result in a loss of sales and revenues. The Company does not have a written or contractual agreement with any Health One Pharmaceuticals or any of our other suppliers, or with any of our secondary or tertiary suppliers, suppliers who supply our primary and secondary suppliers, respectively. Our product sourcing and other manufacturing requirements are conducted on a purchase-order basis. If one or more of our current suppliers stopped selling us ingredients and manufacturing our products, we would be forced to find other suppliers or re-allocate our manufacturing requirements among our existing suppliers. Although we have identified four alternative suppliers, the time needed to re-allocate our manufacturing requirements could outlast the inventory on hand and result in loss of sales.

RISKS RELATED TO OUR INDUSTRY

If our multi-level marketing program were found to violate laws, rules and regulations governing multi-level marketing programs such as ours, our revenues could be reduced.

Substantially our entire sales and distribution channel is based upon our multi-level network marketing program. We are subject to various regulations from federal, state and foreign agencies governing multi-level. We are also subject to private claims from individuals, including members challenging our network marketing program. To date, no such challenges have occurred, and we are not aware of any challenges that are pending. We could also be affected by such claims against competitors’ network marketing programs as their outcomes could be used against us. We are at risk in that one or more areas our marketing system might not be compliant with federal, state or local regulations. We currently are not aware of any aspect of our marketing program that is not in compliance with any federal, state or local regulations relating to our business. If we were not able to bring into compliance our network marketing program, it could subject us to regulatory action resulting in litigation, fines or penalties as well as otherwise reduce our revenues.

Failure to retain and attract our independent members could reduce our revenues.

The sales of our products are made through a network of independent members. Members voluntarily sign up with the Company to buy our products. There is no guarantee that the members will continue to work the business. Our sales growth depends upon expanding our member base, and upon the continued involvement of the current members. Our members have many alternative opportunities to join other multi-level marketing companies. If we are not able to retain these members and to recruit new members, then the lack of growth and sustained sales could have adverse financial effects on the Company.

The retention and the productivity of our members are affected by many factors including:

•	Competitors’ programs
•	Publicity or negative publicity of our products
•	Enforcement of our policies and procedures
•	Members’ individual success or lack of success in our program
•	The negative influence from former members
•	Lack of interest in continuing to work the business
•	Perceived deficiencies in our compensation plan
•	Economic conditions that may discourage members from continuing
•	The obstacles presented by a perceived saturation of network or multi-level programs in the market place that make recruiting new members difficult.

If we cannot retain our high level members or attract new members that can attain a high level position, then our sales could decline resulting in financial losses. It takes time for members to establish an organization that pays them dividends and that generates sales for the Company. If high level members leave the Company due to some of the factors mentioned, there is no assurance that the Company would be able to replace those leaders, their organization and the sales volume that attends that organization.

Independent members may not comply with Company policies which could have severe consequences to our business, our reputation and the morale of the members.

We cannot exert the same type of control over our network of independent members as we can with our employees. We cannot be sure that our members will comply with the guidelines set by the Company on the use of the products, the claims they may make about the benefits of the products or the manner in which they conduct their business. The Company’s compliance department is constantly training members and reviewing their practices, we cannot monitor everything that our members do. If an action were brought against a member, then we could also be named. A finding against us could have severe consequences to our business, our reputation and the morale of the members.

Failure to comply with the many regulations governing our business could significantly damage our business.

The Company is subject to various federal, state, local and foreign regulations. Various governmental agencies have an impact on our business. The regulations cover product ingredients, manufacture, distribution, marketing, sales, compensation and taxation, to name a few. If the Company were to fail to meet standards set by these regulations, then the Company could be prohibited from selling its products.

If one or more of the ingredients of our products become subject to regulatory action, then the Company suffers the risk of having to re-formulate its product, if allowed, in order to put it on the market. The cost of this process may be substantial. The future acceptance of the re-formulated product by its members cannot be assured.

Foreign jurisdictions may pass laws that would prohibit the use of certain ingredients in their particular market. If the Company were not able to satisfy the various regulations, then it would have to cease sales of that product in that location.

RISKS RELATED TO MANAGEMENT AND PERSONNEL

We depend heavily on key personnel, and turnover of key senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of Ding Hua Wang, Director, President & CEO. If we lose Ding Hua Wang, President and CEO, or if he fails to perform in his current positions, or if we are not able to attract and retain skilled employees as needed, our business could suffer. Significant turnover in our senior management could significantly deplete our institutional knowledge held by our existing senior management team. We depend on the skills and abilities of these key employees in managing the product acquisition, marketing and sales aspects of our business, any part of which could be harmed by turnover in the future.

Our management has limited experience in managing the day to day operations of a public company and, as a result, we may incur additional expenses associated with the management of our company.

Ding Hua Wang, President and CEO is responsible for the operations and reporting of the combined company. The requirements of operating as a small public company are new to the management team and the employees as a whole. This may require us to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with additional SEC reporting requirements and compliance under the Sarbanes-Oxley Act of 2002. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition.

In the past our internal financial controls were inadequate resulting in the failure to discover an embezzlement of $815,144 by our third party accountant, and a similar failure of our new financial controls could result in a future loss.

Prior to instituting an internal control system in 2011 at the direction and under the supervision of the Company’s current internal accounting personnel, the Company did not have an adequate internal control system, which led to the discovery of an embezzlement by prior external accountant of $815,144 in the years prior to 2011. In 2011, we instituted additional internal controls. However, if these new controls also prove inadequate, we could suffer similar financial loss in the future.

It is difficult for us to predict how long it will take to complete management's assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and process on a timely basis. In the event that our Chief Executive Officer/Chief Financial Officer determines that our internal control over financial reporting is not effective as defined under Section 404, we cannot predict how regulators will react or how the market prices of our shares will be affected.

Our management has a history of investing in business ventures that ultimately fail and currently lacks of ability of to protect the company from resulting losses by taking ordinary steps to document and oversee business relationships.

Our management has a history of investing in business ventures that ultimately fail, including 5 Continents TV Corp. (“5CTV”) and Mobile Internet Information Technology, Inc. (“MIIT”). We had resulting aggregate losses of approximately $5,681,518. Although we are taking remedial action to address these issues specifically by adopting a policy that we will not invest in other business ventures such as these in the future, management currently lacks of ability of to protect the company from resulting losses by taking ordinary steps to document and oversee business relationships. This prior history and lack of ability could reduce our assets or revenues if reoccurring in the future.

Because we do not have an audit or compensation committee, shareholders will have to rely on the entire board of directors, none of which are independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by the board of directors as a whole. No members of the board of directors are independent directors. Thus, there is a potential conflict in that board members who are also part of management will participate in discussions concerning management compensation and audit issues that may affect management decisions.

Certain of our stockholders hold a significant percentage of our outstanding voting securities which could reduce the ability of minority shareholders to effect certain corporate actions.

Our officers, directors and majority shareholders are the beneficial owners of 78.38% of our outstanding voting securities. As a result, they possess significant influence and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Their ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover or other business combination or discourage a potential acquirer from making a tender offer.

Mr. Wang previously used personal funds on behalf of the Company and received cash proceeds from product or warrant sales.

Mr. Wang previously has utilized his personal funds to acquire product for the Company and has personally received direct payment from product or warrant sales. The net result of these transactions is that the Company owes Mr. Wang $308,994 and $75,115 as of June 30, 2013 and December 31, 2012, respectively. Mr. Wang appreciates that it is important to separate his funds and transactions from those of the Company and has committed to maintaining separate accounts and transactions, but any future commingling of corporate and personal funds could raise questions about Mr. Wang’s fiduciary duty to the Company and could have a material adverse impact on the Company.

RISKS RELATED TO OUR STOCK

Investors may have difficulty in reselling their shares due to the lack of market or state Blue Sky laws.

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future.

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption." This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

We will be subject to penny stock regulations and restrictions,  and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stock” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. We anticipate that our common stock will become a “penny stock”, and we will become subject to Rule 15g-9 under the Exchange Act, or the “Penny Stock Rule”. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers. For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

We do not anticipate that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

Sales of our common stock under Rule 144 could reduce the price of our stock.

We are registering 2,125,708 shares of common stock held by U.S. non-affiliate shareholders in the registration statement. All 131,492,720 shares of common stock held by affiliates and all 34,914,281shares of common stock held by non-affiliates not registered in this registration statement are subject to the resale restrictions of Rule 144.

In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

We are an "emerging growth company," and we cannot be certain if the reduced reporting requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act, or the JOBS Act. For as long as we continue to be an emerging growth company, we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an emerging growth company for up to five years, although we could lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock held by non-affiliates exceeds $700 million as of any March 31 before that time, in which case we would no longer be an emerging growth company as of the following March 31. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not have an audit committee and your Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

Special Information Regarding Forward Looking Statements

Some of the statements in this registration statement are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors.” The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future or developments. However, the Private Securities Litigation Reform Act of 1995 is not available to us as a non-reporting issuer. Further, Section 27A(b)(2)(D) of the Securities Act and Section 21E(b)(2)(D) of the Securities Exchange Act expressly state that the safe harbor for forward looking statements does not apply to statements made in connection with an initial public offering.

USE OF PROCEEDS

Not applicable. We will not receive any proceeds from the shares registered under this Registration Statement.

DETERMINATION OF OFFERING PRICE

Our management has determined the offering price for the selling shareholders' shares. The price of the shares we are offering was arbitrarily determined based upon the prior offering price in our private placement. We have no agreement, written or oral, with our selling shareholders about this price of $.50 per share. Based upon oral conversations with our selling shareholders, we believe that none of our selling shareholders disagree with this price or $.50 per share. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. The factors considered were:

·	our declining revenues

·	our growth potential

·	the price we believe a purchaser is willing to pay for our stock

The offering price does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. Prior to this offering, there has been no market for our securities.

DILUTION

Not applicable. We are not offering any shares in this registration statement. All shares are being registered on behalf of our selling shareholders.

SELLING SHAREHOLDERS

The selling security holders named below are selling the securities. The table assumes that all of the securities will be sold in this offering. However, any or all of the securities listed below may be retained by any of the selling security holders, and therefore, no accurate forecast can be made as to the number of securities that will be held by the selling security holders upon termination of this offering.

We believe that the selling security holders listed in the table have sole voting and investment powers with respect to the securities indicated. We will not receive any proceeds from the sale of the securities by the selling security holders. None of our selling security holders is or is affiliated with a broker-dealer. All selling security holders may be deemed underwriters.

Name of Shareholders	Total Shares Owned	Shares Registered	Remaining Shares if All Registered Shares Sold [1]	% Before Offering	% After Offering	Material Transactions with Selling Shareholder in past 3 years (incl. nature of services provided and dates provided)

TIAN MING LIANG	2,220	2,220	0	*	0	DSA or DSA Affiliate

GRACE KAO	600	600	0	*	0	DSA or DSA Affiliate

PING YANG	600	600	0	*	0	DSA or DSA Affiliate

FANG WEI	67,400	67,400	0	*	0	DSA or DSA Affiliate

JING CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

SU YUN SUN	600	600	0	*	0	DSA or DSA Affiliate

LAVINIA KWAI CHAN	7,400	7,400	0	*	0	DSA or DSA Affiliate

XIAO LING XU	6,000	6,000	0	*	0	DSA or DSA Affiliate

MING FANG LI	5,400	5,400	0	*	0	DSA or DSA Affiliate

SEN MAO CHEN	600	600	0	*	0	DSA or DSA Affiliate

SIU WA TSOI	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHEN XIU ZHU	5,400	5,400	0	*	0	DSA or DSA Affiliate

BAN KE WEI	2,500	2,500	0	*	0	DSA or DSA Affiliate

ANNIE LEE	800	800	0	*	0	DSA or DSA Affiliate

LANG PING CHEN	600	600	0	*	0	DSA or DSA Affiliate

HE XIU HUA	152,300	152,300	0	*	0	DSA or DSA Affiliate

DU CHANGBIN	23,724	23,724	0	*	0	DSA or DSA Affiliate

TAI MING SIU	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHUI MEL LEUNG	7,400	7,400	0	*	0	DSA or DSA Affiliate

YU YONG HE	600	600	0	*	0	DSA or DSA Affiliate

ZOU HONG	2,600	2,600	0	*	0	DSA or DSA Affiliate

HONG CHANG CUI	10,200	10,200	0	*	0	DSA or DSA Affiliate

YING ZHU	2,600	2,600	0	*	0	DSA or DSA Affiliate

MEI XIANG ZHENG	600	600	0	*	0	DSA or DSA Affiliate

LAN CHEN	600	600	0	*	0	DSA or DSA Affiliate

OI FUNG CHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

HE JIAN HUI	5,400	5,400	0	*	0	DSA or DSA Affiliate

HUI MEI	600	600	0	*	0	DSA or DSA Affiliate

TIAN SUN PENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIANG SHU HAN	600	600	0	*	0	DSA or DSA Affiliate

HONG CUI XIA	600	600	0	*	0	DSA or DSA Affiliate

LI LING	5,400	5,400	0	*	0	DSA or DSA Affiliate

FANG FANG	7,400	7,400	0	*	0	DSA or DSA Affiliate

THI HUONG NGUYEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

HOPE BAO	5,400	5,400	0	*	0	DSA or DSA Affiliate

SAUWAH HOH	600	600	0	*	0	DSA or DSA Affiliate

LIN, ZHENGHAO	600	600	0	*	0	DSA or DSA Affiliate

JIAN JISHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHU YUN ZHOU	600	600	0	*	0	DSA or DSA Affiliate

DAVID BAO	600	600	0	*	0	DSA or DSA Affiliate

WEI KE FANG	2,000	2,000	0	*	0	DSA or DSA Affiliate

PENG WEI HUA	600	600	0	*	0	DSA or DSA Affiliate

YE JASMINE	10,000	10,000	0	*	0	DSA or DSA Affiliate

AI FANG LU	43,984	43,984	0	*	0	DSA or DSA Affiliate

FAITH BAO	600	600	0	*	0	DSA or DSA Affiliate

HOPE HELEN BAO	600	600	0	*	0	DSA or DSA Affiliate

YONG SHENG ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

GONG MING GAO	600	600	0	*	0	DSA or DSA Affiliate

SHUI FANG LAI	600	600	0	*	0	DSA or DSA Affiliate

JIAN GUO WU	5,400	5,400	0	*	0	DSA or DSA Affiliate

BI DUAN LIU	600	600	0	*	0	DSA or DSA Affiliate

SHENG FENG YU	5,400	5,400	0	*	0	DSA or DSA Affiliate

YU FANG ZHANG	600	600	0	*	0	DSA or DSA Affiliate

BAN ZHEN NI	300	300	0	*	0	DSA or DSA Affiliate

YOU YING LI	600	600	0	*	0	DSA or DSA Affiliate

YONGZHAO LIU	600	600	0	*	0	DSA or DSA Affiliate

ANDY XU	600	600	0	*	0	DSA or DSA Affiliate

QI WENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUO JIN HUANG	600	600	0	*	0	DSA or DSA Affiliate

LINYING CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

KUN ZHU DONG	600	600	0	*	0	DSA or DSA Affiliate

XIN LONG CHEN	10,000	10,000	0	*	0	DSA or DSA Affiliate

QI CHUAN CHEN	35,000	35,000	0	*	0	DSA or DSA Affiliate

ZHAO HUA CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

YING NI	600	600	0	*	0	DSA or DSA Affiliate

ZHEN JUAN CHEN	600	600	0	*	0	DSA or DSA Affiliate

LI KUN ZHENG	600	600	0	*	0	DSA or DSA Affiliate

YAJIN GAO	600	600	0	*	0	DSA or DSA Affiliate

MIN WANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIA HUA ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

YUN ZHENG	600	600	0	*	0	DSA or DSA Affiliate

REN KU HE	7,400	7,400	0	*	0	DSA or DSA Affiliate

WILLIAN CHEN	600	600	0	*	0	DSA or DSA Affiliate

JIN FENG WENG	600	600	0	*	0	DSA or DSA Affiliate

QING LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

JING ZHANG JIANG	600	600	0	*	0	DSA or DSA Affiliate

ZHEN LIN WENG	32,300	32,300	0	*	0	DSA or DSA Affiliate

KAI SAU CHAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

AI QIN CHEN	600	600	0	*	0	DSA or DSA Affiliate

KUI ZHENG	600	600	0	*	0	DSA or DSA Affiliate

XIN SHI	7,400	7,400	0	*	0	DSA or DSA Affiliate

QIAO FANG JIANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

DE GUAN GAO	600	600	0	*	0	DSA or DSA Affiliate

SUN CHENG HUI	15,400	15,400	0	*	0	DSA or DSA Affiliate

YING LEUNG	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUI YING DONG	600	600	0	*	0	DSA or DSA Affiliate

SONG, DE PING	21,500	21,500	0	*	0	DSA or DSA Affiliate

SHAN YU CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

TONG YUN CHEN	600	600	0	*	0	DSA or DSA Affiliate

XIU YAN ZHU	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUANG DING QIU	600	600	0	*	0	DSA or DSA Affiliate

WEI FANG	7,400	7,400	0	*	0	DSA or DSA Affiliate

HUI JIANG	600	600	0	*	0	DSA or DSA Affiliate

AI YUE LIANG	600	600	0	*	0	DSA or DSA Affiliate

JIE JUAN YANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

YU QING XU	600	600	0	*	0	DSA or DSA Affiliate

YI ZHEN PENG	600	600	0	*	0	DSA or DSA Affiliate

XIAO PING YIN	600	600	0	*	0	DSA or DSA Affiliate

MENG XUE PENG	600	600	0	*	0	DSA or DSA Affiliate

XUE JIN ZHENG	600	600	0	*	0	DSA or DSA Affiliate

HING CHAN	6,600	6,600	0	*	0	DSA or DSA Affiliate

PO YUK CHAN	10,600	10,600	0	*	0	DSA or DSA Affiliate

YU ZHEN ZHENG	600	600	0	*	0	DSA or DSA Affiliate

ZHEN MING LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

YU MIN ZHANG	600	600	0	*	0	DSA or DSA Affiliate

MEI SHENG XIAO	5,400	5,400	0	*	0	DSA or DSA Affiliate

QI REN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

KONG BIAO NI	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHUI XIANG PAN	600	600	0	*	0	DSA or DSA Affiliate

KIM YAP WANG	20,000	20,000	0	*	0	DSA or DSA Affiliate

OI KUEN LO	600	600	0	*	0	DSA or DSA Affiliate

OI WAI LO	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIE LIN	600	600	0	*	0	DSA or DSA Affiliate

WEN CHEN	600	600	0	*	0	DSA or DSA Affiliate

YING LIN	600	600	0	*	0	DSA or DSA Affiliate

XIU ZHEN CHEN	600	600	0	*	0	DSA or DSA Affiliate

ZHU YUN YAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

NINA WANG	600	600	0	*	0	DSA or DSA Affiliate

SHAN JIE CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

HUO JIN GAO	600	600	0	*	0	DSA or DSA Affiliate

AN CHEN	600	600	0	*	0	DSA or DSA Affiliate

QIAO MIN LIN	600	600	0	*	0	DSA or DSA Affiliate

XUE MEI WANG	600	600	0	*	0	DSA or DSA Affiliate

YIKUAI CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

DAN HONG CHEN	2,600	2,600	0	*	0	DSA or DSA Affiliate

QIN NI	2,600	2,600	0	*	0	DSA or DSA Affiliate

CHUN HUA LIN	13,400	13,400	0	*	0	DSA or DSA Affiliate

LIN KOON KO	600	600	0	*	0	DSA or DSA Affiliate

JIN JING WENG	600	600	0	*	0	DSA or DSA Affiliate

XIAN FEI CHEN	11,400	11,400	0	*	0	DSA or DSA Affiliate

HAI ZHEN HUANG	600	600	0	*	0	DSA or DSA Affiliate

NGO KHAI CUONG	600	600	0	*	0	DSA or DSA Affiliate

SHUTANG FRANK DONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LILI YUAN	25,700	25,700	0	*	0	DSA or DSA Affiliate

WAN QI DING	5,400	5,400	0	*	0	DSA or DSA Affiliate

KAI ZHU	5,400	5,400	0	*	0	DSA or DSA Affiliate

HUASHENG RICHARD HUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

CYNTHIA WU	600	600	0	*	0	DSA or DSA Affiliate

TSONG LIN	10,600	10,600	0	*	0	DSA or DSA Affiliate

LI ZHEN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

PING WANG	11,400	11,400	0	*	0	DSA or DSA Affiliate

SU DAN WANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

KWAI YU LIN-LAM	2,600	2,600	0	*	0	DSA or DSA Affiliate

KWAN CHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

XING GUANG ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

SAU CHING CHEUNG	5,400	5,400	0	*	0	DSA or DSA Affiliate

DAVID ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

ADA ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

FONG CHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIANG QIN ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIN XING ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

YANG LIN	7,700	7,700	0	*	0	DSA or DSA Affiliate

JAMES G. SANDNER	600	600	0	*	0	DSA or DSA Affiliate

KEE SANG WONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIN WANG	600	600	0	*	0	DSA or DSA Affiliate

JIN YAO LIN	7,600	7,600	0	*	0	DSA or DSA Affiliate

JANET KWAN SO	600	600	0	*	0	DSA or DSA Affiliate

BAO CI YANG	2,600	2,600	0	*	0	DSA or DSA Affiliate

JIN FEI ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIAO LI YANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

JUAN HUA LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHEN ZHOU LIN	600	600	0	*	0	DSA or DSA Affiliate

JIN YU ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

FUNG LAM	5,400	5,400	0	*	0	DSA or DSA Affiliate

QIU QIN NI	600	600	0	*	0	DSA or DSA Affiliate

FANG LIN	3,560	3,560	0	*	0	DSA or DSA Affiliate

QIU FENG LAI	600	600	0	*	0	DSA or DSA Affiliate

ZHEN LIANG LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MAK LAI FUN	7,340	7,340	0	*	0	DSA or DSA Affiliate

LAI TONY THUM CHOI	1,600	1,600	0	*	0	DSA or DSA Affiliate

DONG QIUYUN	600	600	0	*	0	DSA or DSA Affiliate

LIAO JUI HSIANG	600	600	0	*	0	DSA or DSA Affiliate

HU QUAN	20,000	20,000	0	*	0	DSA or DSA Affiliate

HONG GANG YANG	5,200	5,200	0	*	0	DSA or DSA Affiliate

YOU ZUN HUI	5,400	5,400	0	*	0	DSA or DSA Affiliate

WANG MENG CHEN	5,500	5,500	0	*	0	DSA or DSA Affiliate

ZHANG RONG DONG	600	600	0	*	0	DSA or DSA Affiliate

WANG MENGLI	35,400	35,400	0	*	0	DSA or DSA Affiliate

ZHENG ZHENGHAI	600	600	0	*	0	DSA or DSA Affiliate

LI QIAN	5,000	5,000	0	*	0	DSA or DSA Affiliate

CHEN SHU SHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

DONG YONG LI	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUO SHUIHANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LIN WEI	5,400	5,400	0	*	0	DSA or DSA Affiliate

CUI HUA WANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

WANG QIAO JING	600	600	0	*	0	DSA or DSA Affiliate

QI REN DONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHANG SHANGZHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MA HE DONG	600	600	0	*	0	DSA or DSA Affiliate

WANG MEIQIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MEI FANG LIAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

LV QINQI	10,000	10,000	0	*	0	DSA or DSA Affiliate

CHEN WEI	10,000	10,000	0	*	0	DSA or DSA Affiliate

LIU JIAN YAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHEN TIANHE	5,400	5,400	0	*	0	DSA or DSA Affiliate

LI GE	600	600	0	*	0	DSA or DSA Affiliate

WU DELIAN	600	600	0	*	0	DSA or DSA Affiliate

SHI XIN LING	600	600	0	*	0	DSA or DSA Affiliate

ZHEN JIN DONG	600	600	0	*	0	DSA or DSA Affiliate

LI JIN NAN	600	600	0	*	0	DSA or DSA Affiliate

MEI QIN DONG	600	600	0	*	0	DSA or DSA Affiliate

REN WEI MIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

TAK C. WONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

HEWI PING CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

WU ZU HUI	5,400	5,400	0	*	0	DSA or DSA Affiliate

ANNA ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHENG YI QIANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LU CAI XIAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

TSONG HUANG	600	600	0	*	0	DSA or DSA Affiliate

ZI YAN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MENG FU TANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LI MIN ZHANG	600	600	0	*	0	DSA or DSA Affiliate

LU MING XU	600	600	0	*	0	DSA or DSA Affiliate

DAN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

HUI ZHEN ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

WANG MENG HUI	600	600	0	*	0	DSA or DSA Affiliate

LIN ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

BOUAKHAM SAYAVONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

CUI FANG LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MEI HUA ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

MEI YEUNG	600	600	0	*	0	DSA or DSA Affiliate

WU ZHANG	600	600	0	*	0	DSA or DSA Affiliate

ZHOU DONG DONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

BI RONG CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIN XIA XIAO	5,400	5,400	0	*	0	DSA or DSA Affiliate

BI RONG DONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

HONG SU	5,400	5,400	0	*	0	DSA or DSA Affiliate

QIU JIN HUANG	600	600	0	*	0	DSA or DSA Affiliate

DUAN ZHEN HUANG	600	600	0	*	0	DSA or DSA Affiliate

SHOK HONG CHING	600	600	0	*	0	DSA or DSA Affiliate

YONG ZHONG LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

YI FENG ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHANG HONG LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHOU WEN DONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

SING YU SIU	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZAI CHENG JIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIA CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

JULIA XU WON	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIN YUN XIAO	5,400	5,400	0	*	0	DSA or DSA Affiliate

JUNGIL LEE	5,400	5,400	0	*	0	DSA or DSA Affiliate

SAI QIN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHU DUAN GUO	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHANG MIN LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

HUA CUI	10,200	10,200	0	*	0	DSA or DSA Affiliate

QI XIA NI	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIAN MIN WANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHANG ZI LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MENG ZHOU WANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LAI ANNA	6,500	6,500	0	*	0	DSA or DSA Affiliate

LIEW CHEE KAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIN HUI WANG	600	600	0	*	0	DSA or DSA Affiliate

WEI WANG JIANG	600	600	0	*	0	DSA or DSA Affiliate

XIANG SHUN LU	600	600	0	*	0	DSA or DSA Affiliate

QING WEI LIU	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIANHUA WU	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIANPING ZHENG	10,200	10,200	0	*	0	DSA or DSA Affiliate

BENEDICT QUEK	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUANG YU ZOU	600	600	0	*	0	DSA or DSA Affiliate

AGATHA SHAW	7,400	7,400	0	*	0	DSA or DSA Affiliate

CATHERINE LIEW YEH	5,400	5,400	0	*	0	DSA or DSA Affiliate

CHRISTINA LIEW	600	600	0	*	0	DSA or DSA Affiliate

XIU RU CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHENG JIAN ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

MEI RONG ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

MEI YU ZHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHAOWEN SAYAVONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

HELEN L. YAP	5,400	5,400	0	*	0	DSA or DSA Affiliate

YUE HUA WANG	600	600	0	*	0	DSA or DSA Affiliate

ZI YI LI	7,400	7,400	0	*	0	DSA or DSA Affiliate

MINGXIANG ZHANG	16,300	16,300	0	*	0	DSA or DSA Affiliate

GUI YU PIAO	7,400	7,400	0	*	0	DSA or DSA Affiliate

JULIE CHU	5,400	5,400	0	*	0	DSA or DSA Affiliate

YAN WANG	600	600	0	*	0	DSA or DSA Affiliate

MIN GEN LI	600	600	0	*	0	DSA or DSA Affiliate

BEN BAO	5,400	5,400	0	*	0	DSA or DSA Affiliate

WAN YI LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ZHI MING YU	600	600	0	*	0	DSA or DSA Affiliate

QING CHEN	600	600	0	*	0	DSA or DSA Affiliate

KATHY SOK IENG LAM	5,400	5,400	0	*	0	DSA or DSA Affiliate

DUAN XIAO PENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

LIEW MARGARET	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIAO JIE XU	600	600	0	*	0	DSA or DSA Affiliate

YU HUA CHEN	600	600	0	*	0	DSA or DSA Affiliate

CHUAN SHI	5,400	5,400	0	*	0	DSA or DSA Affiliate

REN CONG LI	600	600	0	*	0	DSA or DSA Affiliate

YUAN MING ZHANG	600	600	0	*	0	DSA or DSA Affiliate

KUONG LONG LAM	5,400	5,400	0	*	0	DSA or DSA Affiliate

KATHY SOK IENG LAM	600	600	0	*	0	DSA or DSA Affiliate

CHEN GUANG HUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

MIN LIN	600	600	0	*	0	DSA or DSA Affiliate

SHIH TUNG WANG	600	600	0	*	0	DSA or DSA Affiliate

HE CUI	5,400	5,400	0	*	0	DSA or DSA Affiliate

DONG JI JIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

MAO JI	600	600	0	*	0	DSA or DSA Affiliate

XIANG LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

SOKKAM LAM	600	600	0	*	0	DSA or DSA Affiliate

QING SU	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHAO RU CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ANNY SHAO	600	600	0	*	0	DSA or DSA Affiliate

YAO MEI	600	600	0	*	0	DSA or DSA Affiliate

PENG XUAN	600	600	0	*	0	DSA or DSA Affiliate

WANG YU CHING	600	600	0	*	0	DSA or DSA Affiliate

YE LISA	5,400	5,400	0	*	0	DSA or DSA Affiliate

YE GUO MOU	7,400	7,400	0	*	0	DSA or DSA Affiliate

ZUO REN SUN	5,400	5,400	0	*	0	DSA or DSA Affiliate

PARK WAN MOON	5,400	5,400	0	*	0	DSA or DSA Affiliate

WENDY XU	5,400	5,400	0	*	0	DSA or DSA Affiliate

JIAN TONG	600	600	0	*	0	DSA or DSA Affiliate

KEVIN AU	600	600	0	*	0	DSA or DSA Affiliate

HING CHUEN WU	5,400	5,400	0	*	0	DSA or DSA Affiliate

SU JUN LI	5,500	5,500	0	*	0	DSA or DSA Affiliate

EN LING LIN	600	600	0	*	0	DSA or DSA Affiliate

GUO LUAN FENG	600	600	0	*	0	DSA or DSA Affiliate

HUI ZHONG ZHANG	7,900	7,900	0	*	0	DSA or DSA Affiliate

YEE CHING CHENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

STEPHEN LAU	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIU MEI HUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

YANG LIN CORP.	5,500	5,500	0	*	0	DSA or DSA Affiliate

SI QIN WEI	5,400	5,400	0	*	0	DSA or DSA Affiliate

LI WEI	5,400	5,400	0	*	0	DSA or DSA Affiliate

SHENG QI WEI	5,400	5,400	0	*	0	DSA or DSA Affiliate

XUE HAI YU	5,600	5,600	0	*	0	DSA or DSA Affiliate

SOU KENG LENG	7,400	7,400	0	*	0	DSA or DSA Affiliate

HUI TANG GU	7,400	7,400	0	*	0	DSA or DSA Affiliate

JIN CHENG HAO	6,000	6,000	0	*	0	DSA or DSA Affiliate

WANG FEI	5,400	5,400	0	*	0	DSA or DSA Affiliate

GEUNOK STUEHMKE	5,400	5,400	0	*	0	DSA or DSA Affiliate

RAYMOND YU	1,000	1,000	0	*	0	DSA or DSA Affiliate

MARGARET DING	18,490	18,490	0	*	0	DSA or DSA Affiliate

QI LIN	5,400	5,400	0	*	0	DSA or DSA Affiliate

GUO YING SUN	5,400	5,400	0	*	0	DSA or DSA Affiliate

JUAN HE	5,400	5,400	0	*	0	DSA or DSA Affiliate

ADA LAU	600	600	0	*	0	DSA or DSA Affiliate

GARY YU	600	600	0	*	0	DSA or DSA Affiliate

VICTOR KAMARA	600	600	0	*	0	DSA or DSA Affiliate

XIAO LING LI	600	600	0	*	0	DSA or DSA Affiliate

FENG CHAN MEI	600	600	0	*	0	DSA or DSA Affiliate

YUK YING LAM LAM	5,700	5,700	0	*	0	DSA or DSA Affiliate

TIFFFANY LEE	600	600	0	*	0	DSA or DSA Affiliate

ELSA WANG	600	600	0	*	0	DSA or DSA Affiliate

MEI LAN TANG	5,600	5,600	0	*	0	DSA or DSA Affiliate

KENNETH AU	5,400	5,400	0	*	0	DSA or DSA Affiliate

SAU KWAN LI YU	5,400	5,400	0	*	0	DSA or DSA Affiliate

PING JUAN CHEN ZENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

QIAO CHANG KUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

KIMBLE LEUNG	600	600	0	*	0	DSA or DSA Affiliate

YONG CE HU	5,900	5,900	0	*	0	DSA or DSA Affiliate

HUI LING CHEN	7,400	7,400	0	*	0	DSA or DSA Affiliate

XIAO FEN LIN	7,400	7,400	0	*	0	DSA or DSA Affiliate

YA CHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

YONG ZENG ZHEN	5,400	5,400	0	*	0	DSA or DSA Affiliate

ANNIE LEUNG	7,400	7,400	0	*	0	DSA or DSA Affiliate

XIU PING CHEN	900	900	0	*	0	DSA or DSA Affiliate

ZHUO YAN HUANG	6,600	6,600	0	*	0	DSA or DSA Affiliate

LIU CUI PING	600	600	0	*	0	DSA or DSA Affiliate

JUN HUANG	600	600	0	*	0	DSA or DSA Affiliate

XIA YING ZHENG	600	600	0	*	0	DSA or DSA Affiliate

MEI WAH KONG	5,400	5,400	0	*	0	DSA or DSA Affiliate

FENG CHEN	600	600	0	*	0	DSA or DSA Affiliate

HUI HUA HUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

YU JIAO SHI	5,400	5,400	0	*	0	DSA or DSA Affiliate

JUAN HUANG	600	600	0	*	0	DSA or DSA Affiliate

JIAN LI	600	600	0	*	0	DSA or DSA Affiliate

XIANG CHEN	600	600	0	*	0	DSA or DSA Affiliate

CHUN LAM WONG	600	600	0	*	0	DSA or DSA Affiliate

WEN FEI ZHENG	600	600	0	*	0	DSA or DSA Affiliate

SIU TANG YEUNG	600	600	0	*	0	DSA or DSA Affiliate

MEI XIANG WENG	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIU DANG YAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

XIAO YU LIN	7,400	7,400	0	*	0	DSA or DSA Affiliate

GUO YING YE	4,800	4,800	0	*	0	DSA or DSA Affiliate

QIAO E KUANG	5,400	5,400	0	*	0	DSA or DSA Affiliate

MATHEW LEE	600	600	0	*	0	DSA or DSA Affiliate

HING CHI WU	5,400	5,400	0	*	0	DSA or DSA Affiliate

PEI LING ZENG	600	600	0	*	0	DSA or DSA Affiliate

DONG XIANG XIN	6,500	6,500	0	*	0	DSA or DSA Affiliate

MIN FANG HUANG	300	300	0	*	0	DSA or DSA Affiliate

CHEUK KIU WONG	12,200	12,200	0	*	0	DSA or DSA Affiliate

LAN FANG LIU	2,700	2,700	0	*	0	DSA or DSA Affiliate

XIAO YAN CHEN	600	600	0	*	0	DSA or DSA Affiliate

YONG YI HU	8,100	8,100	0	*	0	DSA or DSA Affiliate

LI RONG XU	2,700	2,700	0	*	0	DSA or DSA Affiliate

YIH SHYONG WENG	300	300	0	*	0	DSA or DSA Affiliate

CINDY YE GINSBURGH	2,700	2,700	0	*	0	DSA or DSA Affiliate

GUAN QUN CHEN	300	300	0	*	0	DSA or DSA Affiliate

YISHA YAO	2,700	2,700	0	*	0	DSA or DSA Affiliate

LI MIN HAN	300	300	0	*	0	DSA or DSA Affiliate

XIU HUI CHEN	300	300	0	*	0	DSA or DSA Affiliate

XIAO XUE CHEN	300	300	0	*	0	DSA or DSA Affiliate

OU LING CEN	300	300	0	*	0	DSA or DSA Affiliate

QI CHEN	300	300	0	*	0	DSA or DSA Affiliate

XIAO QIN WEI	1,200	1,200	0	*	0	DSA or DSA Affiliate

YI PING DOU	300	300	0	*	0	DSA or DSA Affiliate

CHUN YUN LU	2,800	2,800	0	*	0	DSA or DSA Affiliate

YI MEI KE	2,800	2,800	0	*	0	DSA or DSA Affiliate

HAI YAN WU	2,700	2,700	0	*	0	DSA or DSA Affiliate

JIA JEAN SUNG	300	300	0	*	0	DSA or DSA Affiliate

ZHENG JIE LU	2,700	2,700	0	*	0	DSA or DSA Affiliate

HUI XIANG YAN	2,700	2,700	0	*	0	DSA or DSA Affiliate

ZHONG WU	300	300	0	*	0	DSA or DSA Affiliate

MINYI CHANG	10,200	10,200	0	*	0	DSA or DSA Affiliate

HUI BING ZHAO	2,700	2,700	0	*	0	DSA or DSA Affiliate

MING YU PIAO	2,800	2,800	0	*	0	DSA or DSA Affiliate

CI CHEN	2,700	2,700	0	*	0	DSA or DSA Affiliate

BO WANG	900	900	0	*	0	DSA or DSA Affiliate

TUNG MO YAU	2,700	2,700	0	*	0	DSA or DSA Affiliate

ZHONG PING YU	2,700	2,700	0	*	0	DSA or DSA Affiliate

YANG ZHI JIAN	2,700	2,700	0	*	0	DSA or DSA Affiliate

QI WANG	2,700	2,700	0	*	0	DSA or DSA Affiliate

PEI YI HE	300	300	0	*	0	DSA or DSA Affiliate

XIU JI AN	300	300	0	*	0	DSA or DSA Affiliate

ZIY ZHANG	100	100	0	*	0	DSA or DSA Affiliate

MIN QING ZHENG	2,700	2,700	0	*	0	DSA or DSA Affiliate

MING YAO LU	2,700	2,700	0	*	0	DSA or DSA Affiliate

ZHENG QIAO HUI	2,700	2,700	0	*	0	DSA or DSA Affiliate

SU YING LEI	300	300	0	*	0	DSA or DSA Affiliate

YUN PENG LIN	300	300	0	*	0	DSA or DSA Affiliate

DA SHENG	300	300	0	*	0	DSA or DSA Affiliate

LI QUN JUAN	2,700	2,700	0	*	0	DSA or DSA Affiliate

SHU XING ZHANG	3,500	3,500	0	*	0	DSA or DSA Affiliate

NEN JIN CHEN	2,700	2,700	0	*	0	DSA or DSA Affiliate

MEI MEI CHUNG	300	300	0	*	0	DSA or DSA Affiliate

QIANG GUO KE	2,700	2,700	0	*	0	DSA or DSA Affiliate

YONG GUANG LIN	2,700	2,700	0	*	0	DSA or DSA Affiliate

GUI YING ZHAO	2,700	2,700	0	*	0	DSA or DSA Affiliate

TONG ZHI JIANG	11,000	11,000	0	*	0	DSA or DSA Affiliate

JOHN J ZAPOR JR	2,700	2,700	0	*	0	DSA or DSA Affiliate

GUANG PING WU	2,700	2,700	0	*	0	DSA or DSA Affiliate

YANG TIAN	2,700	2,700	0	*	0	DSA or DSA Affiliate

HUI YU ZHENG	2,700	2,700	0	*	0	DSA or DSA Affiliate

PAO YUEH FANG	2,700	2,700	0	*	0	DSA or DSA Affiliate

XIANG YU XUE	2,700	2,700	0	*	0	DSA or DSA Affiliate

XIAO YUN NG	2,700	2,700	0	*	0	DSA or DSA Affiliate

DUAN HONG	2,700	2,700	0	*	0	DSA or DSA Affiliate

JIE PING HO	300	300	0	*	0	DSA or DSA Affiliate

MIN HUI CHANG	2,700	2,700	0	*	0	DSA or DSA Affiliate

DAO JI LI	200	200	0	*	0	DSA or DSA Affiliate

JIA HUI LANG	100	100	0	*	0	DSA or DSA Affiliate

DAO-RO DAISY LEE	100	100	0	*	0	DSA or DSA Affiliate

XUE HONG CHEN PANG	1,100	1,100	0	*	0	DSA or DSA Affiliate

YU LIN	900	900	0	*	0	DSA or DSA Affiliate

KWAI CHING CHIN	1,700	1,700	0	*	0	DSA or DSA Affiliate

WEN ZHOU	1,000	1,000	0	*	0	DSA or DSA Affiliate

XUE XIANG JIANG	100	100	0	*	0	DSA or DSA Affiliate

PING CHAN	100	100	0	*	0	DSA or DSA Affiliate

CHOI,MOONKYU	900	900	0	*	0	DSA or DSA Affiliate

CHOI, HAEKYUNG	900	900	0	*	0	DSA or DSA Affiliate

DAVIN YANG	100	100	0	*	0	DSA or DSA Affiliate

QIU HUA GAO	900	900	0	*	0	DSA or DSA Affiliate

XIAO GANG WEI	900	900	0	*	0	DSA or DSA Affiliate

WAI YUK WONG	900	900	0	*	0	DSA or DSA Affiliate

XIAO LIANG LI	900	900	0	*	0	DSA or DSA Affiliate

LI SU ZHU	900	900	0	*	0	DSA or DSA Affiliate

KING HUI WANG	900	900	0	*	0	DSA or DSA Affiliate

HE PING LI	900	900	0	*	0	DSA or DSA Affiliate

JING JIANG	100	100	0	*	0	DSA or DSA Affiliate

BAOZHU JIANG	900	900	0	*	0	DSA or DSA Affiliate

YAN ZHANG	900	900	0	*	0	DSA or DSA Affiliate

LAM, WAN YAN	5,400	5,400	0	*	0	DSA or DSA Affiliate

WANG, ZHONG MOU	5,400	5,400	0	*	0	DSA or DSA Affiliate

LIN, XIUHUA	600	600	0	*	0	DSA or DSA Affiliate

JIANG, HAN	2,700	2,700	0	*	0	DSA or DSA Affiliate

WANG, HUIJUN	46,900	46,900	0	*	0	DSA or DSA Affiliate

WENDY XU INC., Xu, WeiGuang Principal	12,000	12,000	0	*	0	DSA or DSA Affiliate

HUIMAN G CHUNG TRUSTEE THE CHUNG FAMILY TRUST	24,690	24,690	0	*	0	DSA or DSA Affiliate

[1] Assuming sale of all shares registered hereunder.

* Less than 1%

Share Issuances of Shares in this Offering

In October 2012, 1,947,108 shares were issued to U.S. citizens or residents upon the exercise of Type A Warrants and 178,600 shares were issued to U.S. citizens or residents upon the exercise of Type B Warrants. These are the only shares being registered in this offering.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

Blue Sky

The holders of our shares of common stock and persons who desire to purchase them in any trading market that might develop in the future should be aware that there may be significant state law restrictions upon the ability of investors to resell our shares. Accordingly, even if we are successful in having the Shares available for trading on the OTCBB, investors should consider any secondary market for the Company's securities to be a limited one. There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board. We intend to seek coverage and publication of information regarding the company in an accepted publication which permits a "manual exemption”. This manual exemption permits a security to be distributed in a particular state without being registered if the company issuing the security has a listing for that security in a securities manual recognized by the state. However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuers, officers, and directors, (2) an issuer's balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. We may not be able to secure a listing containing all of this information. Furthermore, the manual exemption is a non issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities. Most of the accepted manuals are those published in Standard and Poor's, Moody's Investor Service, Fitch's Investment Service, and Best's Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals. The following states do not have any provisions and therefore do not expressly recognize the manual exemption: Alabama, Georgia, Illinois, Kentucky, Louisiana, Montana, South Dakota, Tennessee, Vermont and Wisconsin.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our shareholders.

PLAN OF DISTRIBUTION

Our common stock is currently not quoted on any market. No market may ever develop for our common stock, or if developed, may not be sustained in the future. Accordingly, our shares should be considered totally illiquid, which inhibits investors’ ability to resell their shares.

Selling shareholders are offering up to 2,125,708 shares of common stock. The selling shareholders will offer their shares at $0.50 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices. We will not receive proceeds from the sale of shares from the selling shareholders.  There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

The securities offered by this prospectus will be sold by the selling shareholders. Selling shareholders in this offering may be considered underwriters. We are not aware of any underwriting arrangements that have been entered into by the selling shareholders. The distribution of the securities by the selling shareholders may be effected in one or more transactions that may take place in the over-the-counter market, including broker's transactions or privately negotiated transactions.

The selling shareholders may pledge all or a portion of the securities owned as collateral for margin accounts or in loan transactions, and the securities may be resold pursuant to the terms of such pledges, margin accounts or loan transactions. Upon default by such selling shareholders, the pledge in such loan transaction would have the same rights of sale as the selling shareholders under this prospectus. The selling shareholders may also enter into exchange traded listed option transactions, which require the delivery of the securities listed under this prospectus. After our securities are qualified for quotation on the over the counter bulletin board, the selling shareholders may also transfer securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without consideration, and upon any such transfer the transferee would have the same rights of sale as such selling shareholders under this prospectus.

In addition to the above, each of the selling shareholders will be affected by the applicable provisions of the Securities Exchange Act of 1934, including, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the securities by the selling shareholders or any such other person. We have instructed our selling shareholders that they may not purchase any of our securities while they are selling shares under this registration statement.

Upon this registration statement being declared effective, the selling shareholders may offer and sell their shares from time to time until all of the shares registered are sold; however, this offering may not extend beyond two years from the initial effective date of this registration statement.

There can be no assurances that the selling shareholders will sell any or all of the securities. In various states, the securities may not be sold unless these securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

All of the foregoing may affect the marketability of our securities. Pursuant to oral promises we made to the selling shareholders, we will pay all the fees and expenses incident to the registration of the securities.

Should any substantial change occur regarding the status or other matters concerning the selling shareholders or us, we will file a post-effective amendment to this registration statement disclosing such matters.

OTC Bulletin Board Considerations

To be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. We anticipate that after this registration statement is declared effective, market makers will enter “piggyback” quotes and our securities will thereafter trade on the OTC Bulletin Board.

The OTC Bulletin Board is separate and distinct from the NASDAQ stock market. NASDAQ has no business relationship with issuers of securities quoted on the OTC Bulletin Board. The SEC’s order handling rules, which apply to NASDAQ-listed securities, do not apply to securities quoted on the OTC Bulletin Board.

Although the NASDAQ stock market has rigorous listing standards to ensure the high quality of its issuers, and can delist issuers for not meeting those standards, the OTC Bulletin Board has no listing standards. Rather, it is the market maker who chooses to quote a security on the system, files the application, and is obligated to comply with keeping information about the issuer in its files. FINRA cannot deny an application by a market maker to quote the stock of a company. The only requirement for inclusion in the bulletin board is that the issuer be current in its reporting requirements with the SEC.

Although we anticipate listing on the OTC Bulletin board will increase liquidity for our stock, investors may have greater difficulty in getting orders filled because it is anticipated that if our stock trades on a public market, it initially will trade on the OTC Bulletin Board rather than on NASDAQ. Investors’ orders may be filled at a price much different than expected when an order is placed. Trading activity in general is not conducted as efficiently and effectively as with NASDAQ-listed securities.

Investors must contact a broker-dealer to trade OTC Bulletin Board securities. Investors do not have direct access to the bulletin board service. For bulletin board securities, there only has to be one market maker.

Bulletin board transactions are conducted almost entirely manually. Because there are no automated systems for negotiating trades on the bulletin board, they are conducted via telephone. In times of heavy market volume, the limitations of this process may result in a significant increase in the time it takes to execute investor orders. Therefore, when investors place market orders - an order to buy or sell a specific number of shares at the current market price - it is possible for the price of a stock to go up or down significantly during the lapse of time between placing a market order and getting execution.

Because bulletin board stocks are usually not followed by analysts, there may be lower trading volume than for NASDAQ-listed securities.

There is no guarantee that our stock will ever be quoted on the OTC Bulletin Board.

LEGAL PROCEEDINGS

There are no pending or threatened lawsuits against us.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until his successor is elected and qualified, or until his earlier resignation or removal. Our director and executive officer is as follows:

Name	Age	Position

Ding Hua Wang	50	CEO and President, Director
Xun Zhang	53	Director
Pooi Lam Shun	63	Director

Mr. Wang joined our predecessor company in January 2007 as Product Consultant. In November 2007, he became CEO and President of our predecessor company and has been CEO, President and Director of our company since inception in March 2011. From August 2005 to December 2006, he was CEO of Ansheng Company International Products, a nutrition products manufacturing and wholesale company. From September 1999 to August 2005, he was CEO of Ansheng Company, a Chinese herbal medicine imports and store sales company. He studied at Zhejiang University of Traditional Chinese Medicine from January 1986 to February 1991. He attended American Global University in alternative medicine from August 2001 to September 2003 but did not receive a degree. As a member of the board, Mr. Wang contributes significant industry-specific experience and expertise on our products and services. Mr. Wang also contributes his knowledge of the company and a deep understanding of all aspects of our business, products and markets, as well substantial experience developing corporate strategy, assessing emerging industry trends, and business operations.

Xun Zhang joined us as Director upon formation in March 2011. From 2003 to date, he has been Assistant Professor, Harvard Medical School, Boston, Massachusetts. From 1988 to date, he has been Assistant in Biochemistry; Director, Neuroendocrine Research Laboratory Massachusetts General Hospital Boston, Massachusetts. He received a PhD, 1994, State University of New York at Albany. With responsibility for product development guidance, he brings his educational and research knowledge and experience to the Board.

Pooi Lam Shun joined us as Director upon formation in March 2011. From March 2007 to date, he has been a Member for us and our predecessor. From May 1990 to February 2007, he was an Independent Distributor for Sunrider International, a health food manufacturer. He received a Diploma, 1981, from Singapore Polytechnic.  Shun Pooi Lam is responsible for developing marketing strategies in Singapore, Malaysia, China and other Asian markets and brings his knowledge and experience in these markets to our Board, all in capacity as a Director of the Company. Although rendering this advice to management, he is not in charge of a principal business unit, division or function (such as sales, administration or finance) of the Company and does not performs a policy making function for the Company with respect to marketing or any other aspect of the Company’s business.

Family Relationships

There are no family relationships between our officers and directors.

Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

•	Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

•
Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities,

•
Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

•
Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

•	Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

•	Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth the ownership, as of the date of this registration statement, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. The business address for these shareholders is Flair Dr., Suite 308, El MonteCA91731.

			% of
		Number of	Common
Name	Title	Shares	Shares

Ding Hua Wang	President, CEO, Director	129,990,020	77.13%
Xun Zhang	Director	500,000	0.30%
Pooi Lam Shun	Director	1,599,800	0.95%
All officers and directors as a group [3 persons]		132,089,820	78.38%

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned. Except as set forth above, applicable percentages are based upon  142,828,993 shares of common stock outstanding as of June 30 , 2013.

DESCRIPTION OF SECURITIES

The following description as a summary of the material terms of the provisions of our Articles of Incorporation and Bylaws. The Articles of Incorporation and Bylaws have been filed as exhibits to the registration statement of which this registration statement is a part.

Common Stock

We are authorized to issue 200,000,000 shares of common stock with $0.001 par value per share.

As of the date of this registration statement, there were 142,828,993  shares of common stock issued and outstanding held by 3,572 shareholders of the record.

Each share of common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. The holders are not permitted to vote their shares cumulatively. Accordingly, the shareholders of our common stock who hold, in the aggregate, more than fifty percent of the total voting rights can elect all of our directors and, in such event, the holders of the remaining minority shares will not be able to elect any of such directors. The vote of the holders of a majority of the issued and outstanding shares of common stock entitled to vote thereon is sufficient to authorize, affirm, ratify or consent to such act or action, except as otherwise provided by law.

Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Holders of our common stock have no preemptive rights or other subscription rights, conversion rights, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding up, the holders of our common stock will be entitled to share ratably in the net assets legally available for distribution to shareholders after the payment of all of our debts and other liabilities. There are not any provisions in our Articles of Incorporation or our Bylaws that would prevent or delay change in our control.

INTEREST OF NAMED EXPERTS

The financial statements for the years ended December 31, 2012 and December 31, 2011 included in this prospectus have been audited by Malone Bailey, LLP, which are independent certified public accountants, to the extent and for the periods set forth in our report and are incorporated herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legality of the shares offered under this registration statement is being passed upon by Williams Law Group, P.A., Tampa, Florida. Michael T. Williams, principal of Williams Law Group, P.A., owns 836,765 shares of our common stock.

The legality of the Company’s operations under the laws of Singapore is being passed upon by Timothy Ong, Lim & Partners. The legality of the Company’s operations under the laws of China is being passed upon by Guangdong Shenzhen Tahota Law Firm. The legality of the Company’s operations under the laws of Canada is being passed upon by Boughton Law Corp.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Nevada Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF BUSINESS

Introduction

Our Company is a provider of Health and Nutritional supplements and Personal Care products through our website by means of a network of Direct Sales Associates, or “DSA’s.”

Although we have a network of DSA’s, unlike many other multi-level marketing companies, it is our policy that DSA’s should purchase our products strictly for personal use rather than to resell or to distribute our products. Notwithstanding our direct selling structure, all purchases are made directly on our website. The primary business purpose of DSA’s is to refer new members or new customers to our website for them to purchase products directly from us for their own personal use. All products are shipped directly to the customer by us from the USA, or in certain limited cases transshipped from our warehouse facility in Hong Kong directly to the customer in China, and not sent to a DSA to distribute to the customer.

Unlike many traditional multi-level marketing companies, we do not have physical locations of stores and offices and do not undertake any actions physically in foreign countries where our DSA’s are located. We are not actively promoting our direct selling business model or holding any training seminars or any related activities physically in foreign countries. As of  August 28 , 2013, we had  2,164 active DSA’s in 12 countries.

Company History

E-World USA Holding, Inc., a California corporation and our predecessor, was established in January 2007. In April 2011, E-World USA Holding, Inc., a California corporation entered into a merger agreement with its wholly-owned subsidiary, E-World USA Holding, Inc., a Nevada corporation which was the survivor of the merger. Under the Merger Agreement, we issued 90,000,000 shares of our common stock on a one share for one share basis for each share of E-World USA Holding, Inc., a California corporation, common stock issued and outstanding at the date of the merger. In addition, we issued Type A and Type B Warrants in exchange for comparable Warrants issued and outstanding in E-World USA Holding, Inc., a California corporation, at the date of the merger.

There were no written warrant exercise provisions in the Type A Warrants or Type B Warrants. Instead, the Company told Warrant Holders orally that the exercise of the Type A and Type B Warrants would be triggered by a going public event. The term “going public event” was not defined. Based upon SEC staff comments on a prior registration statement, now withdrawn, the Company believed that in order to proceed with the going public process, Warrants would need to be exercised prior to the filing of this selling stockholder registration statement. Thus the Company defined the term “going public event” as the upcoming filing of a registration statement on Form S-1 covering shares of common stock received upon conversion of the Warrants.

Commencing September 15, 2012, and continuing for a 30-day period until October 15, 2012, the Company requested, by means of an Information Statement provided to holders of Type A Warrants and consistent with the foregoing, that holders of Type A Warrants make an exercise election for additional products, refunds or issuance of shares of common stock, as described above. No Type A Warrant Holder receiving the Information Statement expressed any objection to being required to make an election at the point in time they made their election or at any time thereafter. In addition, on October 20, 2012, all Type B Warrants were automatically converted into Common Stock without an Information Statement as Type B Warrants converted automatically into shares of common stock, without any further action or election of a Type B Warrant Holder, at the same time as Type A Warrants were converted. All Type A and Type B Warrants have been fully exercised, and none are currently issued and outstanding.

We have also invested in two other unsuccessful business ventures, as follows:

☐
5 Continents TV Corp. (“5CTV”) – This company was originally set up to form a TV station here in USA. We invested $1,181,520 in early 2009. There was no written agreement and no shares or other indication of value was provided. The principal of 5CTV fled the country in March 2010 and has not been heard from since. We lost our entire investment in this company and our investment was written off in 2009.

☐
Mobile Internet Information Technology, Inc. (“MIIT”) – Stock comprising 27% of MIIT ownership was purchased in 2009 for $4,499,998. It is a company based in China which develops communication devices through internet. The company sells phones that connects to the internet through computers via USB connections. MIIT refused to share financial information or allow an audit, and announced in late 2010 that it had run out of money. The amount was written off in 2009.

Ansheng Company International Products (“Ansheng”) is a related company owned by our CEO, Mr. Wang’s wife. Ansheng was consolidated as a VIE but later deconsolidated because we found Ansheng does not need to be consolidated after the first filing. The Company has never had any investment or any ownership interest in Ansheng. Further, the Company does not have (1) the power to direct the activities (2) the obligation to absorb losses or (3) the right to receive expected residual returns of Ansheng.

We currently have a policy not to invest in other similar business ventures.

Products

The Company currently has six individual nutritional supplemental products and three skin-care products. Our nutritional supplemental products are made according to a micro molecular nutrition formula. To achieve the maximum effect of products, micro molecular health foods were designed to be absorbed by cells directly with minimum chemical conversion which we believe promotes faster absorption. We believe our company is one of only a few companies in the market which are using a small molecular nutrition formula.

The nutritional supplements do not have intellectual property protection for the formulas. Nutritional products consist of 86% and 89% of total sales for the years ended December 31, 2012 and 2011, respectively. Currently, less than one percent of the Company’s sales are not processed through the Company’s web site.

Our skin-care products were developed and formulas are owned by another company from which we purchased the rebranding right. These products focus on restoring epidermal calcium. The products provide a positive epidermal environment for the homeostasis and regeneration of a person’s own skin barrier.

The products were first introduced in 2010 and consisted of 14% and 11% of the 2012 and 2011’s annual sales, respectively.

Both products are sold to our members in the marketing structure. The members purchase the items through our website and can request the items to be shipped or picked up at our designated overseas storage locations.

Sales breakdown

	2012	2011

Nutritional products	86%	89%

Skin-care products	14%	11%

Currently, the Company does not have plans pertaining to expanding its business beyond the nutritional supplement and cosmetic sectors. The Company, however, is considering selling its products through wholesalers in China.

Nutritional Supplements and Price per Bottle/Package

•	Longevity - $1,400.00
•	E-Liver Energy - $88.00
•	Cell Power - $88.00
•	OPC Spa - $73.00
•	Heart Power - $73.00
•	O2 Cell Power - $45.00
•	Health Package - OPCx2, Liver Powerx2, and Cell Powerx2 for $520.
•	Premium Package - OPCx4, Liver Powerx4, and Cell Power x4 for $980
•	Long Life Package - OPCx10, Liver Powerx20, Cell Powerx20, and O2 Cell Powerx20 for only $5,015.

Skin-care and Price per Bottle/Package

•	Revitalizing Toner(2 btls) - $280.00
•	Regenerative Cream - $280.00
•	Skin Barrier Therapy Lotion - $200.00

The Company is committed to building its brand name and DSA and customer loyalty by selling premium quality, innovative nutritional supplements that appeal to broad markets. The Company's philosophy is to combine the best of science and nature and to include in each of its products the highest quality ingredients with the greatest amount of benefit to the consumer.  The Company is committed to providing quality products that can be sold at attractive retail prices and allow the Company to maintain reasonable profit margins. New products are identified, suggestions from our members, and from industry and market research conducted by management on an ongoing basis to determine strong market interest for a new product. The Company believes that timely and strategic product introductions are critical to maintaining the growth of independent distribution channels. Currently, however, no new products are under development.

Return and Refund Policy

E-Word USA guarantees the quality of its products, and will exchange any product found to be defective. A written exchange request must be submitted when member returns defective or damaged product. Members and retail customers can apply for a  refund in the full amount of purchased products within 60 days of purchase and one year's 90% refund on our products. When products are returned they must be unopened and resalable. All shipping fee for product exchanges or returns  must be fully  paid by members. E-World will not be responsible for any shippings costs. All of the returned products must not be damaged and be within the validity period specified on the product label.

Sourcing and Production

In order to maintain high product quality, we do not manufacture and do not intend in the future to manufacture ourselves any of the products we sell. Instead, we acquire our ingredients and contract for production of our proprietary products from one set of suppliers and manufacturers and contract production of our proprietary products from another set of manufacturers that we believe are reliable, reputable and deliver high quality materials and service. In 2012, one supplier SUSS Technology Corp. accounted for approximately 58% of our purchases. In 2011, one supplier, Health One Pharmaceutical Inc., accounted for approximately 71% of our purchases. The loss of  one or more suppliers could result in a loss of sales and revenues.

The Company does not have a written or contractual agreement with SUSS Technology Corp., Health One Pharmaceutical Inc. or any of our four other suppliers, or with any of our secondary or tertiary suppliers, suppliers who supply our primary and secondary suppliers, respectively. The Company does not have a written or contractual agreement with any of our two manufacturers. Our product ingredient sourcing and other our manufacturing requirements are conducted on a purchase-order basis. If one or more of our current suppliers stopped selling us ingredients and or if one or more of our current manufacturers stopped manufacturing our products, we would be forced to find other suppliers or re-allocate our manufacturing requirements among our existing suppliers and manufacturers. The time needed to find other suppliers or re-allocate our manufacturing requirements could outlast the inventory on hand and result in loss of sales.

We maintain a good relationship with our suppliers and do not anticipate that any of our suppliers will terminate the relationship in the near term. We also have ongoing relationships with secondary and tertiary suppliers. In the event we become unable to source any products or ingredients from our major suppliers, we believe that we would be able to produce or replace those products or substitute source these ingredients from our secondary and tertiary other suppliers without great difficulty or significant increases to our cost of goods sold.

Our Skin-care products are developed by another company which owns the intellectual property of those products. We purchased the rebranding right from them to sell these products under our names. Currently we only have one supplier for our skin-care products and the specific product is solely owned by this supplier. If the supplier discontinued this product we will need to find substitute supplier for similar product. We have not identified any substitute supplier or substitute product.

For nutritional products, we purchase our ingredients from third parties and contracted third party manufacturer for further processing the material into final products to be sold We do not own any manufacturing plant for processing of our products. We only provided self developed formula to be manufactured. Our company is able to obtain the ingredient necessary for production of our nutritional supplements. Our skin-care products are produced by our supplier and we are unable to obtain the intellectual right to produce such products.

We also maintain a good relationship with our manufacturers and do not anticipate that any of our manufacturers will terminate the relationship in the near term. In the event we become unable have our products manufactured by our major manufacturers, we believe that we would be able to reallocate production to our other manufacturers or locate other manufacturers without great difficulty or significant increases to our cost of goods sold.

Order Backlog

We have no current order backlog.

Industry Analysis

Nutritional Industry Overview

The nutrition industry includes many small and medium sized companies that manufacture and distribute products generally intended to enhance the body’s performance and wellness. The four major product categories within the nutrition industry are:

☐	Nutritional Supplements – products such as vitamins, minerals, nutritional supplements, herbs and botanicals and compounds derived from these substances.
☐	Natural and Organic Foods – products such as cereals, milk, non-diary beverages and frozen entrees.
☐	Functional Foods – products with added ingredients or fortification specifically for health or performance purposes.
☐	Skin-care – products combining nutrition with skin care.

Nutritional products are distributed through six major sales channels. Each channel has changed in recent years primarily due to advances in technology and communications resulting in improved product distribution and faster dissemination of information. The major sales channels are as follows:

☐	Network marketing.
☐	Mass-market retailers, including mass merchandisers, drug stores, supermarkets and discount stores.
☐	Natural health food retailers.
☐	Mail order.
☐	Practitioners
☐	The Internet.

The nutritional supplement market is characterized by:

☐	Large selections of essentially similar products that are difficult to differentiate.
☐	Retail consumer’s emphasis on value pricing.
☐	Constantly changing formulations based on evolving scientific research.
☐
Low entry barriers resulting from low brand loyalty, rapid change, widely available manufacturing, low regulatory requirements and ready access to large distribution channels, such as the Internet and retail stores selling nutritional supplements and other direct marketing companies.

☐	A lack of uniform standards regarding product ingredient sources, potency, purity, absorption rate and form.

As indicated by the above information, we believe that the Nutritional Supplements Industry coupled with the Direct Sales Industry offers an opportunity for a potentially profitable venture. The following sections outline the strategies that will be implemented to attain these profits.

Marketing Plan

Although we sell our products to the general public, in order to obtain the membership discounts and receive a bonus, a consumer must become a Member. There are two methods by which members can join. One is to identify who the referring member is then will become downline member of the appointed member. The other is the referring member can help the new member join and indicate the new member to be registered under the referring member. If a new member does not appoint any referring member, the new member can contact the company and will be placed under a member randomly. Our members are not required to make purchases to join and become members. Upon joining our company, a new Member becomes a DSA and receives a unique member ID.  This new member/DSA can then login to our website and to purchase our products. Upon receiving payment, our fulfillment team will start processing this order. All registered members are entitled to membership discount or promotional discounts. Membership level does not affect availabilities of the discounts and promotions. The discounts or promotions offers vary depending on market demands, marketing strategies, and other marketing factors. Discount price, availabilities, and periods can vary from time to time. We currently offer our $88 and $73 products at $29.99 discounts for members with limitation of one bottle per month.

When the member chooses to upgrade to a chosen type of membership, the member will choose to purchase a certain package as initial order. The fee charged is for the products purchased. When the member decided to choose this package to become certain type of membership, the sponsoring member will received a percentage of the purchase made. It is currently set at 20% of the BV Points used to upgrade membership. The member can also purchase the package without upgrading the membership; the price would be the same.

If member decides not to upgrade membership, the member can still use the account to purchase products at the same price.

We do not have written member or similar type agreements with our DSA’s. We have a handbook which governs our policies and procedures for our DSA’s which we furnish them when they join.

A consumer becomes a DSA by completing an application under the sponsorship of an existing member. The new member then becomes part of the sponsoring member’s “down-line” sales organization.

Network service fees

We used to charge new members a Network Service Fee $58 to setup their online account. We no longer charge this or any other similar fee starting on September 1, 2011. Any person can sign up a free online account to become our member without any purchases. The Network Service fees received are recorded as unearned revenue and amortized over 3 year period upon receipt. The service revenue recorded in the income statement for year 2012 was resulted from amortization of fees received from previous period.

DSA Compensation

Anyone can become a member by signing up an online account. The online account allows the members to purchase products and access to promotions. The members can also choose to upgrade membership status by making certain amount of purchases. The different types/levels/grades of members are as follows.

General member: Anyone can sign up for an account and become a general member. A general member does not participate in any bonus program. The membership status allows the member to purchase products and offered promotional discounts

Diamond member: Diamond membership is earned through making purchases of at least 4000 BV points within 3 months upon opening a member account and placed the points for upgrades. The member can earn binary bonus of 12%, matching bonus, and referral bonus.

Gold member: Gold membership is earned through making purchases of at least 2000 BV points within 2 months upon opening a member account and placed the points for upgrades. The member can earn binary bonus of 10%, matching bonus, and referral bonus.

Silver member: Silver membership is earned through making purchases of at least 500 BV points within 1 month upon opening a member account and placed the points for upgrades. The member can earn binary bonus of 10%, matching bonus, and referral bonus.

Bronze member: Bronze membership is earned through making purchases of at least 100 BV points within 1 month upon opening a member account and placed the points for upgrades. The member can earn binary bonus of 8%, matching bonus, and referral bonus.

Definition

BV point stands for “Business Value Point.” A certain number of points are assigned to each product purchased. The points assigned are determined by the cost of the products sold. The points will be used to calculate the bonus to be given to members purchasing the products and upline of the members who purchased products. All members and their upline members can receive points earned from purchasing products. The Member itself cannot earn points used to upgrade membership.

Members who decide to participate in the bonus reward program can earn a bonus through three different methods: matching bonus, referral bonus, and binary bonus. Explanation and examples are as follows.

Referral bonus
When a member joined and used BV points earned from purchases to upgrades to different levels of membership, its referral member will earn 20% of the BV points used to upgrade as referral bonus. Ex. 100 points used to upgrade will enable the referral member to earn $20.

Binary Bonus

Each member has two centers which they can choose to add downline or assign points of their own purchases. The centers are assigned on left and right sides. Points from both sides will be matched periodically to calculate bonuses earned. Percentage is determined by membership level:

☐	Diamond: 12%

☐	Gold: 10%

☐	Silver: 10%

☐	Bronze: 8%

For example, if a diamond member has downline members on each side and the downline members purchased products. Left side member purchased products worth of 100 BV points and right side member purchased products worth of 200 BV points. When calculating the binary bonus, the minimum amount of BV points of the two sides. In this case 100 BV will be deducted from both side 100 BV points will then be used to calculate amount of binary bonus earned. In this case, the diamond member can use 100 BV times 12% and earn $12. Then the member will have no more points on left side and 100 BV points remaining on right side until more points are earned on the left side to generate binary bonus.

A member has only two centers to add downlines. The sides decide from which center the upline member can earn the points. A referred member upgrade bonus is earned by the referrer, regardless of where the upgrading member is located. Referred member does not need to be directly linked to referrer without other members in between. The referrer can have as many referred members as it can refer.

When calculating the binary bonus, there is no limitation on how many levels of uplines the BV points can be earned. Every member will have 2 center which they can place their downlines, a left and a right. When a member refers a new member, the new member can be chosen to be placed on right or left side. If a new member were to be place on the left side while there is already a member on the left side, the new member will be placed on the left side of the downline of the referrer.

Example

The relationship between member is  indicated below: Example: A referred B; B referred D; D referred H; H referred I; I referred J; J refers L and so on. Each member purchases 1000 BV worth of merchandise on their left sides. C and L receives 1000BV from each side of its downlines ; J receives 1000BV from its downline on the right side. The BV will be earned by the purchaser and their uplines. The table below shows how BV is accumulated and how binary bonuses are earned.

	Member status	Binary bonus %	Sides	BV earned	Binary points used	Binary bonus

A	Diamond	12%	Left:	10,000	3,000	360
			Right:	3,000
B	Gold	10%	Left:	9,000	0	0
			Right:	0
C	Gold	10%	Left:	2,000	1,000	100
			Right:	1,000
D	Silver	10%	Left:	1,000	1,000	100
			Right:	7,000
H	Gold	10%	Left:	1,000	1,000	100
			Right:	6,000
I	Bronze	8%	Left:	1,000	1,000	80
			Right:	5,000
J	Gold	10%	Left:	4,000	1,000	100
			Right:	1,000
L	Gold	10%	Left:	2,000	1,000	100
			Right:	1,000

Matching Bonus

A matching bonus is earned by referrer when referees earned bonus. It is earned up to 6 levels of suppressed referrals.

Definition of "suppressed referrals: " When A refers B, B refers D, D refers H, H is the 3rd level of referee of A. This referral can continue to many levels. When one member along the levels of referrals becomes a general member , the next moves up. For example, if  the 3rd level of referee becomes a general member , the original 4th level or referee becomes the new 3rd level. The suppressed referrals means there is no general   member in between and when one is a general member, the next moves up.

A member can earn a small percentage of its referred members’ binary bonus earned for the period.  A matching bonus can be earned from its referred members but only up to 6 levels of suppressed referrals. If a member earns $100 of binary bonus, its referrer can earn 5% of referee’s binary bonus earning, which in this case will be $5.

A matching bonus is earned by A from its referred members. Continuing from the example shown above, the table below shows how much bonus each level of A's referee earns and how A can earn a matching bonus from each level of its referred member. A member can earn a  matching bonus at 10% of the first 3 levels of a  referred members' binary bonus and 5% from the next 3 levels.

Referred levels	Member	Earned bonus	Matching bonus percentage	Matching bonus by A
Level 1	B	0	10%	0
Level 2	D	100	10%	10
Level 3	H	100	10%	10
Level 4	I	80	5%	4
Level 5	J	100	5%	5
Level 6	L	100	5%	5

Points are earned only through purchases. They are earned by the member who purchased the products and ALL uplines of the same points. A member does not earn any points by referring people to join the membership. The uplines earn BV points based on the purchases made by their downlines. If a member purchases 1,000 points worth of products, every upline of this member will earn 1,000 points. In addition to receiving rewards, they can dedicate their purchased BV points to be used  to upgrading their membership into different levels. There is no set direct relationship between sales price and points earned. This way, we can change the points to a dollar ratio to promote certain types of products.

There is not a direct relationship between BV points and sales price. BV points used to determine the sale price of the products is to ensure the sales price assigned is enough to cover the expenses incurred, including BV points. They are not directly related with a fixed rate.

When determining the sales price, we have to take into consideration the production costs, amount of bonus payout per sales of the product and markup for the product. The BV points will determine the  maximum amount of bonus. Also, marketing efforts to promote certain products can change the  number of BV points assigned to each product in relation to its sales price.

The BV points assigned to each product  are fixed when purchased once they have been assigned. For example, when a member purchases a product worth $88, 50 BV, the upline members will earn 50 BV. Then the BV points will be used for each receiving member to convert into cash as described in the bonus types explanation.

Members must make 20 BV purchases or more each month to maintain their member hierarchy. Up to 320,000 BV points can be retained at the end of each month. In addition, members must make at least 100BV auto orders in order to renew the membership every year since their  enrollment date. Those members who lose their membership status can reactive their accounts by making purchases of products with at least 100BV. When membership hierarchy status expires, they become general members. The above requirements do not apply to general member, and general members can purchase products anytime.

Our product refund policy is 60 days  or on  written request. When customers return products for a refund, the full product price will be refunded, without a shipping fee. BV points earned by the customer and uplines will be deducted. If a bonus has been earned, the earned bonus will be reversed.

When products are returned, they must be unopened and resalable. We also allow one year's 90% refund on our products.

Bonuses are distributed twice a month, on the following Wednesday of each bonus calculation cycle. They can be deposited in the Members’ Global cash card which can be used on certain ATM machines anywhere in the world, or members can have bonus balance retained on their accounts for payments of future purchases.

We used to charge a one time $58 network service fee upon signing up an account. We discontinued this fee requirement starting September 1, 2011.

We offered a  rebate program starting on July 1st, 2012 as an offer to promote our products and packages. When a member purchases a diamond package, the member is entitled to a $2,000 rebate to be received over 12 months with $150 per month. The remaining difference will be rebated during 12th month. When a member purchases a gold package, the member is entitled to a $1,000 rebate to be received over 10 months with $100 per month. We discontinued this program at the end of 2012.

We do not require an enrollment package. The packages, with pricing ranging from $165 to $5,000, are optional packages offered to members for either a  membership hierarchy upgrade or for ordinary use. The price on individual product, packages, and binary bonus percentages varies from time to time depending on the market. The company would review the demand on the market for a certain type of product or acceptance of programs to determine if changes on product pricing or bonus percentage needs to be updated. This kind of update could be quite frequently depending on the market's need.

We used to offer product packages including warrants during previous periods. No warrants were issued during the presented financial statement periods.

Prior to December 31, 2010, we issued warrants to our members as additional rewards for their purchases. We discontinued this practice in December 31, 2010. Before discontinuing the issuance of warrants, members were compensated both by warrants and a bonus reward program. After that date, no other arrangement has been made other than the general bonus plan as described above.

The following chart sets forth the percentage of sales by country for 2012 and 2011:

	2012	2011
Singapore	10.1%	45.4%
China	84.9%	37.1%
United States	3.1%	8.4%
Canada	1.3%	6.7%
Hong Kong	0.3%	0.8%
Taiwan	0%	0.6%
Malaysia	0.2%	0.5%
Others	0.1%	0.5%

Growth Strategies

The Company realizes the importance of attracting and retaining members and their customers in order to realize continued growth and profitability. The Company places great emphasis on assisting new members in building their business. This assistance is through exceptional customer service, timely shipment of products, and timely payment of commission payments.

The Company has recently added several new product lines to further capture the spending dollars in its member base. For example, Longevity was added to our product line in January 2011.

The Company is expected to grow internationally, specially paying attention to the Asia market. In the past, USA market did not grow  in a meaningful way  and has then slowed. Sales to overseas, especially China, has grown significantly. We expect our products to gain more popularity in overseas markets rather than the domestic market. However, the company has not yet outreached into the Asia market fully to have a  material increase in sales incurred from it. Customers can purchase and pickup products at an  office or warehouse. If customers choose to receive products by mail, we will ship them from a U.S. or Hong Kong warehouse.

In Asia, we currently sell products shipped mostly from the Hong Kong warehouse to DSA’s located in China, Hong Kong, Taiwan, Vietnam, Thailand, and Singapore.

The number of total and active members in each U.S. state and country as of  August 28th, 2013 is as follows:

STATE	TOTAL MEMBERS	TOTAL ACTIVE MEMBERS

Alaska	7	-
Arizona	10	-
California	109	14
Colorado	4	-
Connecticut	6	2
Delaware	3	1
District of Columbia	1	1
Florida	7	1
Georgia	5	-
Hawaii	62	15
Illinois	9	3
Indiana	3	1
Iowa	1	-
Kentucky	3	-
Louisiana	4	2
Maine	1	-
Maryland	35	12
Massachusetts	2	-
Michigan	4	-
Minnesota	1	1
Nebraska	1	-
Nevada	29	-
New Jersey	36	11
New York	575	92
North Carolina	33	-
Northern Mariana Islands	1	-
Ohio	9	-
Pennsylvania	78	30
South Carolina	2	-
Tennessee	1	-
Texas	19	5
Utah	8	-
Virginia	11	1
Washington	2	-
West Virginia	1	-

COUNTRY	TOTAL MEMBERS	TOTAL ACTIVE MEMBERS

Australia	65	7
Brasil	2	-
Cambodia	2	-
Canada	995	45
China	4,976	1,704
France	1	-
Hong Kong	407	39
Indonesia	2	-
Macau	5	2
Malaysia	593	44
Singapore	1,787	110
Taiwan	266	11
Thailand	18	2
England	10	7
United States	1,083	192
Venezuela	2	-
Vietnam	2	1

Competition

The market for nutritional products is large and intensely competitive. The Company competes directly with companies that manufacture and market nutritional products. The Company competes with other companies in the nutritional products industry by emphasizing the uniqueness, value and premium quality of the Company's products and convenience of the Company's distribution system. Many of the Company's competitors have much greater name recognition and financial resources than the Company. In addition, nutritional products can be purchased in a wide variety of channels of distribution. While the Company believes that consumers appreciate the convenience of ordering products from home through a sales person, or through a catalog, the buying habits of many consumers accustomed to purchasing products through traditional retail channels are difficult to change. The Company's product offerings are also relatively small compared to the wide variety of products offered by many other nutritional product companies

The Company also competes with other direct selling organizations, some of which have a longer operating history and higher visibility, name recognition, and financial resources. The leading network marketing company in the Company's existing markets is Amway Corporation and its affiliates. The Company competes for new DSA’s on the strength of its multiple business opportunities, product offerings, compensation plan, and management strength. Management envisions the entry of many more direct selling organizations into the marketplace as this channel of distribution expands over the next several years.

Intellectual Property

We have no registered or patented intellectual property. We have common law ownership rights for the formulations for five of our six non-cosmetic products. We do not have registered trademarks, trade names or other governmentally approved intellectual property rights for those products.

The three types of cosmetics products have formulation patents owned by our supplier of these products, Genepharm Inc. Genepharm manufactures these products and packs them with E-World USA designed packaging under an oral agreement with us. The formulation of O2 Cell Power product is owned by Oxygen America, Inc. Oxygen America, Inc. manufactures this product and packs it with E-World USA designed packaging under an oral agreement with us. We are authorized by these suppliers under oral agreements to sell these products worldwide under our brand name without infringing any rights of Genepharm or Oxygen America, Inc.

Research and Development

We are not currently conducting any research and development activities.

Government Regulation

The Company is subject to various federal, state, local and foreign regulations. Various governmental agencies have an impact on our business. The regulations cover product ingredients, manufacture, distribution, marketing, sales, compensation and taxation, to name a few. If the Company were to fail to meet standards set by these  regulations, then the Company could be prohibited from selling its products.  A general description of the regulations is set forth below followed by descriptions of laws in China, Singapore and Canada provided by counsel: Guangdong Shenzhen Tahota Law Firm from China, Timothy Ong, Lim & Partners from Singapore and Bougton Law Corporation from Canada.

Our entire sales and distribution channel is based substantially upon our network marketing program. We are subject to various regulations from federal, state and foreign agencies.  While we believe that we have complied with regulations and have set up our programs within the guidelines, we are at risk that in one or more areas our marketing system might not be compliant with local regulations. If we were not able to bring into compliance our network marketing program, it could have a material adverse financial effect on our sales in that market.

As nutritional supplements, our products are also subject to government regulation. If one or more of the ingredients of our products become subject to regulatory action, then the Company suffers the risk of having to re-formulate its product, if allowed, in order to put it on the market. The cost of this process may be substantial. The future acceptance of the re-formulated product by its distributors cannot be assured.

Sales of our products in foreign jurisdictions represented approximately 91.6% of our net revenues for the year ended December 31, 2011. We are subject to the risks of foreign currency exchange, currency restrictions and payments methods to our foreign members. The Company may suffer losses as the dollar loses value against foreign currencies between the recording date and the payment date or as foreign currencies lose their value against the dollar. All of our products are manufactured and purchased in the United States and shipped to foreign locations for distribution or directly to members in foreign countries.

Our products are subject to the import and Customs regulations of the foreign jurisdictions in which we do business. If countries in which we conduct business were to change import regulations and did not allow our product to enter the country, we could suffer significant financial losses by losing our members and sales in the country.

The payment of earned commissions and incentives to our foreign members is subject to various banking and disbursement regulations of the foreign jurisdictions. Most of our customers are from China.  Any PRC resident is only allowed to export currency at a maximum of US$50,000 per year. There is no restriction on how much foreign money they can accept. Base on this regulation, E-World is not affected by the amount of dollar limitation because we have not experienced a customer purchasing more than US$50,000 in a year. We have provided different methods for the members to withdraw their bonus balances. The members can apply for RedWage cards, which operate like Paypal, allowing us to distribute their bonus onto their accounts. In China only, we also have bank accounts in China from which we can disburse funds to members. Members in the US and all other countries may only receive payments through RedWage cards. If we are unable to find suitable payment arrangements for our members, we could suffer an eroding member base in foreign countries. The Patriot Act limits the alternatives and the ability of sending mass payments from the United States to individuals and businesses in foreign lands. Members might be required to give certain information to our banks under the Patriot Act before we could send money to them. However the Patriot Act has never inhibited our ability to make any payments to any of our members located both in the U.S. and outside the U.S. The Company to date has a bank account in the U.S. and in Hong Kong. The lack of a significant local presence places a greater challenge in making timely payments to our independent representatives. The Company has utilized several methods of payment and currently utilizes a payment card option that is in compliance with all existing U.S. and foreign banking and currency regulations.

China legal counsel has advised as follows: In China, direct selling is subject to certain strict restrictions. There are clear provisions about products for direct selling, enterprises involved in direct selling, and direct sales persons respectively under Articles 2, 3 and 4 of the Regulations for the Administration of Direct Selling.Instead of being prohibited, direct selling is subject to certain strict restrictions by PRC laws and regulations. There are clear provisions about products for direct selling, enterprises involved in direct selling, and direct sales persons respectively under Articles 2, 3 and 4 of the Regulation for the Administration of Direct Selling. This is based on PRC's "Regulations on Administration of Direct Sales," issued on August 23rd, 2005, executed on December 1st, 2005, article 2, 3 and 4. To carry out direct selling in China, an enterprise shall be established in China and apply for a particular business license in accordance with relevant regulations. Although E-World’s members and customers are located in China,  E-World is not subject to this regulation because the regulations are not based upon where members and customers are located. Instead, the regulations govern physical locations of stores and offices as well as activities taken physically in China, as opposed to activities over the internet. E-World does not have physical stores and office established in PRC for promotion of the products as well as the Direct Selling marketing method, and it is not actively promoting its direct selling business model or holding any training seminar or any related activities physically in the PRC. Thus, the sales model is not classified as direct selling as specified by the Regulation for the Administration of Direct Selling.

Pursuant to the regulations issued by China customs, health food can be posted from overseas into mainland China with a certain limit of reasonable quantity for self-use only. In this regard, E-World has not violated any PRC laws and regulations by selling health food to mainland China over the internet as it only allows orders for reasonable quantity for self-use only and only ships directly to the customer who ordered, not to the member for redistribution to other customers. In view of this business model in which our products are sold to individual members with purchases made for personal use, we believe the sales and shipping of goods do not violate PRC’s laws regulations.

However, PRC laws and regulations do prohibit any use of the internet to conduct such activities as spreading heretical beliefs, ganging up, superstition and hooliganism which seriously deviate from the requirements of building of spiritual civilization and affect social stability in the PRC, or otherwise such as to gain exorbitant profits, evade taxes, seriously harm the interest of consumers and interfere with the normal economic order. E-World’s business does not involve any of the prohibited activities so E-World has not violated any of the PRC laws and regulations on internet activities.

On July 3, 2001, China became a member of World Trade Organization (“WTO”). Based on WTO’s General Agreement on Trade in Services (“GATS”) schedules, China made its non-discrimination commitment to cross-border trade and service, except for those goods listed in Annex 2A of China's WTO Accession which continue to be subject to state trading in accordance with Article III of GATT, 1994, National Treatment on Internal Taxation and Regulation. Within one year after China’s entry into WTO, many foreign mail-order/internet-sales products rushed into China market and were welcomed and recognized by Chinese customers.

The mail-order/internet-sales business is protected by the WTO GATS schedules as well as Universal Postal Convention. According to Postal Law of the People's Republic of China (2012 Amendment) Chapter III, Article 15: Postal enterprises shall provide customers universal service with regular mail, printed matters of weight not over 5,000 grams, and parcels of weight not over 10,000 grams.

In addition, according to Customs Law of the People's Republic of China (2000 Amendment) effective on Jan.1, 2001 Article 49, “Inward and outward postal items shall be posted or delivered by the postal service concerned only after they have been examined and released by the Customs." By this Law, our products are examined by the China Customs and reach the end customers through proper channels such as postal service. In other words, E-World’s products are examined and released for delivery to its customers without violation to any of the Customs Laws of the People’s Republic of China.

In summary, after China’s entry to WTO in 2001, as long as the  Universal Postal Convention and Postal Law of the People's Republic of China together with Customs Law of the People's Republic of China apply, the mail-order/internet-sales of health food products are not a prohibited business practice and is at work in a lawful framework. Pursuant to the above mentioned regulations issued by China customs, health food can be posted from overseas into mainland China with a certain limit of reasonable quantity for self-use. In this regard, E-World has not violated any PRC laws and regulations by selling health food to mainland China over the internet as it only allows orders for a  reasonable quantity for self-use only and only ships directly to the customer who ordered, not to the member for redistribution to other customers. In view of this business model in which our products are sold to individual members with purchases made for personal use, we believe the sales and shipping of goods do not violate PRC’s laws regulations.

Based on our understanding of E-World's business model and membership types, E-World's members signed up to make purchases for their own use and occasionally for closely related persons. The members noted in their business models are not buying in bulk and resell the items personally. They encourage new members to sign up to make purchases of E-World's products themselves. As such, the China-located DSAs and customers have not violated any of the China laws and regulations, and the China’s Regulation for the Administration of Direct Selling is not applicable to them.

In view of E-World's business model, which E-World's products are sold to individual members with purchases made for personal use, E-World's sales and shipping of goods would not violate PRCs custom regulations.

Instead of being prohibited, direct selling is subject to certain strict restrictions by PRC laws and regulations. There are clear provisions about products for direct selling, enterprises involved in direct selling, and direct sales persons respectively under Articles 2, 3 and 4 of the Regulation for the Administration of Direct Selling. To carry out direct selling in the territory of China, an enterprise shall be established in China and apply for a particular business license in accordance with relevant regulations.

This is to advise you specifically noting the facts cited by the SEC, E-World complies with this regulation because in view of the fact that E-World has neither established any entities in PRC, nor applied for a business license with PRC administrative authority, nor actively promoted its direct selling business model, nor does it hold any training seminar or any related activities in PRC, E-World’s selling model shall not be classified as direct selling as specified by the Regulation for the Administration of Direct Selling.

Singapore legal counsel has advised as follows: The relevant provisions are found under Singapore’s Multi-Level Marketing & Pyramid Selling (Prohibition) Act (Chapter 190), a multi-level marketing scheme or arrangement or a pyramid selling scheme or arrangement (hereinafter referred to as “MLM activities”) is prohibited save for those excluded under the Multi- Level Marketing and Pyramid Selling (Excluded Schemes and Arrangements) Order 2000 made by the Singapore Minister for Trade and Industry which came into effect on 1 June 2000.

1)	The Multi-Level Marketing & Pyramid Selling (Excluded Schemes and Arrangements) Order 2000 exempts the following categories of MLM activities:-

(a)	Registered, approved or licenced insurance business under the Insurance Act (Cap. 142), the Insurance Intermediaries Act 1999 (Act 31 of 1999)

(b)	Master franchise schemes and direct selling schemes which satisfy the following salient conditions:-

(i)
a person participating shall not be required to provide any benefit or acquire any commodity in order to participate in the scheme or arrangement other than the purchase sale demonstration equipment or materials at cost which are not for resale for which no commission, bonus would accrue

(ii)
the benefit received by any promoter or participant is as a result of the sale, lease, licence or other distribution of a commodity or as a result of the performance of one or more of its participant in relation to the sale, lease, licence or distribution of a commodity to another person and it is not as a result of the introduction or recruitment of additional participants

(iii)	the promoter shall not make any representation to any person on the benefit of the scheme or arrangement other than those specified in (ii)

(iv)	the promoter shall not and shall take reasonable steps to ensure that the participants in the scheme and arrangement do not

(aa)	knowing made or permit to be made any misleading or false representation

(bb)	or knowingly omit any material particular

(cc)	knowingly engage or by conduct mislead as to any material particular either in respect of the scheme or arrangement or its commodity

(v)	there should be a clearly stated full-refund or buy-back guarantee within 60 days that is exercisable by every participant on reasonable commercial terms

2)
Subject to practical compliance with the conditions stated above, it is our opinion that the business activities of the Company described above appears to conform with the Multi-Level Marketing & Pyramid Selling (Excluded Schemes and Arrangement) Order 2000 and is prima facie, lawful under the said legislation. Based on the above instructions and in particular E-World’s business model, we believe the business activities of E-World USA Holding, Inc. is in compliance with Singapore laws.

We reiterate that we have been instructed that members are not compensated through recruitment or sponsoring of new downline member. However, there is a payment of referred bonus. The referral bonus is to be earned by referred member upon referee member purchasing products for personal use and upgrade of membership level above a general member. In brief, the business model offers referral bonus, binary bonus, and matching bonus for its members upon participating in the business mode or refers products to others.

We are instructed that there is no payment or compensation for introduction or recruitment of additional or new members and a referral bonus is only paid when the referee member purchases products for personal use or upgrade from his /her general membership

Accordingly, we reiterate our opinion under the laws of Singapore that the foregoing referral bonus process utilized by E-World USA Holding Inc. is in compliance with the Multi-Level Marketing laws and regulations of Singapore law.

Canada Legal Counsel has advised as follows: This is to confirm that, in my opinion, a multi-level business as described below may be operated legally under the federal laws of Canada;

Below is an excerpt of E-World’s business model:

“Our Company is a provider of Health and Nutritional supplements and Skin-Care products through our website by means of a network of Direct Sales Associates or “DSA’s.” Although we have a network of DSA’s, unlike many other multi-level marketing companies, it is our policy that DSA’s should purchase our products strictly for personal use rather than to resell or to distribute our products. Notwithstanding our direct selling structure, all purchases are made directly on our website. The primary business purpose of DSA’s is to refer new members or new customers to our website for them to purchase products directly from us for their own personal use. All products are shipped directly to the customer by us from the USA, or in certain limited cases transshipped from our warehouse facility in Hong Kong directly to the customer in China, and not sent to a DSA to distribute to the customer.

Unlike many traditional multi-level marketing companies, we do not have physical locations of stores and offices and do not undertake any actions physically in foreign countries where our DSA’s are located. We are not actively promoting our direct selling business model or holding any training seminar or any related activities physically in foreign countries.

A consumer becomes a member by completing an application under the sponsorship of an existing member. The new member then becomes part of the sponsoring member’s “down-line” member. By referring new members to purchase our products, the existing member is rewarded by our bonus plan system. The new down-line member may also sponsor new members, creating an additional level in their network, but also forming a part of the same down-line as the original sponsoring member. For example, a certain percentage of the total purchase price is paid, as bonus, to the sponsoring member as well as this sponsoring member’s original sponsor when the sponsoring member refers a new member to purchase products. This reward system continues for each additional member.”

In Canada, a multi-level marketing program similar to the one offered by the Company is permitted if it includes a down-line member with bonuses paid from the total purchase price of product to the sponsoring member and to the sponsoring member’s original sponsor when the sponsoring member refers a new member to purchase products. The Competition Act governs multi-level marketing activities in Canada. Section 55 deals with income representations in multi-level marketing plans and section 55.1 deals with situations where the multi-level marketing plan is deemed to be a prohibited scheme of pyramid selling. Sections 55 and 55.1 contain measures directed against deceptive practices common to multi-level marketing plans and to schemes of pyramid selling, including:

a)	representations relating to compensation without adequate disclosure of income received by typical participants;
b)	recruitment bonuses (head-hunting );
c)	required purchases as a condition of participation in a plan;
d)	inventory loading ; and
e)	inadequate or non-disclosed product return policy.

Upon reviewing E-World’s business model and Canada’s multi-level marketing law, we believe E-World’s business model has not violated laws regulating multi-level marketing in Canada. The members are able to access their accounts to see detail breakdown on their compensation. Members do not earn recruitment bonuses for referring new members. Compensations are earned based on referred members’ purchases. Anyone can sign up for an online free membership account without required to make certain purchases. However, the company gives bonus as incentive for certain purchases but this is not a requirement to participate. The so called “purchase requirement” is only a threshold for bonus calculations. There is no plan or offer that would encourage members to stock pile inventory because the suggested product purchase is less than the suggested intake/dosage of the product, which means that the member would actually need to buy more than the suggested purchase if he/she uses the products as directed. E-World’s return policy is clearly stated in their membership handbook which is made available to all members.

Based on reviewing E-World USA Holding, Inc. ("E-World")'s business model, product catalog, and understanding of typical purchases provided by the company, we noted that the quantity and amount of each individual sale were small. The quantity sold was generally enough for personal use for 2 to 3 months. The quantity and sales amount did not seem large enough for resale purposes or for maintaining higher tiers of membership. Base on such, we concluded that the sales and purchases are a model for personal usage.

Based on the understanding of the business model of E-World and its operation, we also believe E-World is exempt from needing to comply with all aspects of these provisions of Canadian law due to the fact that its operation is within US only and the members join the membership through a website through the internet. There were no specific laws requiring a non-Canadian internet sales company to register for a  license. Further, according to the GST/HST Policy Statement P-051R2 of the Excise Tax Act, a non-resident mail-order company will not have to register if it can establish that it is not carrying on business in Canada. In E-World’s case, E-World is not carrying on business in Canada due to the following reasons:

1.	E-World does not have any physical offices or warehouses, bank accounts, or employees in Canada.

2.	E-World’s products are manufactured or purchased from outside Canada.

3.	E-World’s inventory of goods is stored outside Canada

4.	E-World’s name and business are not listed in any directory in Canada

When a customer registered as a member, the customer can use the account to purchase products and have access to members' only discounts. Any customer who sets up an account becomes general member. When the customer decides to upgrades to bronze, silver, gold, or diamond level membership, the member will then be participating in the marketing compensation. The company gives a bonus as an incentive for certain purchases, but this is not a requirement to participate. When the member purchases products they can earn points for earning a bonus. Also, if a member refers others to sign up for membership account, the referrer can earn a bonus when the referred member purchases products.

I have reviewed the company’s activities as set forth in the S-1. No laws, rules or regulations of Canada or any province thereof, including but not limited to those laws, rules or regulations related to Multi-Level Marketing, apply to the Company’s activities. However, according to the GST/HST Policy Statement P-051R2 of the Excise Tax Act, a non-resident mail-order company will not have to register if it can establish that it is not carrying on business in Canada. In E-World’s case, E-World is not carrying on business in Canada due to the following reasons:

1.	E-World does not have any physical offices or warehouses, bank accounts, or employees in Canada.

2.	E-World’s products are manufactured or purchased from outside Canada.

3.	E-World’s inventory of goods is stored outside Canada

4.	E-World’s name and business are not listed in any directory in Canada

Based on our review, the company is engaged in multilevel marketing business model. The business model offers referral bonus, binary bonus, and matching bonus for its members upon participating in the business model or refers products to others. The referral bonus is to be earned by referrer member upon referee member purchasing products for personal use and upgrade of membership level. The amount to be earned is at 20% of the BV used for upgrade. This is not a head-counting recruitment bonus ( which is prohibited by The Competition Act of Canada) for referring new members. Referral bonus is earned upon existing members purchasing products for upgrade or ordinary use. Referred member can be either a  general member or bonus plan participating member.  A Referrer member does not earn a referral bonus if no purchase is made.

In the United States, the Company has Active Members in twenty-one (21) U.S. States, and the Company believes based upon management’s knowledge of U.S. law and regulation that it complies with State and federal laws in its operations. Summarizing across the laws of the applicable jurisdictions, legally permissible Multi-Level Marketing (“MLM”)plans, including the Company’s, promise that people who sign up as distributors (“DSAs” in the Company’s terminology) will receive compensation in two ways: based on their own sales of products, and on the sales their recruits make. Pyramid schemes, which are illegal in most States, are a variation on multi-level marketing. They involve paying commissions or other providing other benefits to distributors only for recruiting new distributors. Thus, to be legally permissible, the Company’s MLM plan must pay commissions or provide other benefits for the retail sales of goods or services, and not for recruiting new distributors.

The Company complies with the foregoing at the levels of both its written policies and its actual practices. The Company’s Direct Sales Associates receive compensation or other benefits based solely on amounts of the Company’s products that they purchase, and amounts of products purchased by people who they refer to the Company. Direct Sales Associates do not receive any form of compensation or other benefits directly or indirectly from the Company based merely on their recruiting people to join the Company in one or another capacity. A few States in which the Company has Active Members have repurchase requirements that must be met for an MLM plan to avoid being an illegal pyramid scheme. Those States require that under certain conditions the Company repurchase products that it has sold. Combining those requirements in the most restrictive way (and which is effectively more restrictive to the Company than any particular State’s requirements), the Company’s agreement with its DSAs that if the products are in resalable condition it will repurchase the products for 90% of the DSA’s original purchase price.

We are subject to laws and regulations in each of the 50 states which are generally intended to prevent fraudulent or deceptive schemes, often referred to as “pyramid” schemes, that compensate participants for recruiting additional participants irrespective of product sales, use high-pressure recruiting methods and/or do not involve legitimate products. These laws and regulations often:

•	impose cancellation/product return, inventory buy-backs and cooling-off rights for consumers and members;

•	require us or our members to register with governmental agencies;

•	impose caps on the amount of commission we can pay;

•	impose reporting requirements; and

•
impose upon us requirements, such as requiring members to maintain levels of retail sales to qualify to receive commissions, to ensure that members are being compensated for sales of products and not for recruiting new members.

Multi-Level Marketing laws ("MLM" laws), encompass Federal Trade Commission rules, statutes in most of the 50 States that refer to "chain distributor schemes," or "endless chains" or "pyramids," and the regulations and court or governmental agency opinions interpreting them. MLM laws are directed to limiting so-called "endless chains." In an endless chain people newly join an enterprise based on the recent financial success of those who recruit them, and the people joining have a hope and expectation of duplicating that success, but the compensation structure cannot truly be expected to sustain that in the long run. MLM laws do not, however, bar businesses from offering preferred terms to repeat customers, or commission-based selling, and recognize that any particular product category or brand may be in a growth mode for some period of time, but such growth may not continue indefinitely. The Company believes that several features of the E-World system take it outside the scope of MLM law restrictions and place it in the realm of selling on preferred terms to repeat customers.

One source of potential illegality under MLM laws is when fees are charged merely to enroll in a business system, and the earlier member is somehow compensated from the enrollment fee for having referred the new member. E-World does not charge an enrollment fee, and this potential problem is thus not directly implicated.

E-World DSAs do receive credits when they refer a new member to the system. Such credits are not based on a membership fee, however, but rather based solely on the purchases of products by the new member. As such, they function in the nature of a legally permissible sales commission.

E-World has also considered the possibility that its product prices might be interpreted under MLM laws to include a premium which functions economically like an enrollment fee. As stated herein, in addition to selling products to Members, E-World also sells its products to the general public. In a market as competitive as nutritional products, E-World would not have any sales to the general public if its products were priced above market rates.

E-World's practice of selling to the general public thus mitigates against the likelihood that there is any premium pricing to its products that would function in the nature of an enrollment fee when the DSA is compensated based on purchases by a new member. Although E-World doesn’t not maintain its tracking system in a manner that can separate out purchases by participants in the Bonus system and general members who do not participate in its bonus system, E-World believes that its prices do not contain any premium that functions in the nature of an enrollment fee.

As also stated herein, it is E-World's policy that DSAs should purchase our products strictly for personal use rather than to resell or to distribute its products. This satisfies the MLM requirement that an enterprise not engage in practices calculated to sell inventory to its members that they are unlikely to be able to re-sell. It is E-World's understanding that sales for "personal use" to people within a network are generally counted under MLM laws as if they were sales to people outside the organization.

Lastly, and in support of this last concern that there not be so-called "inventory loading," certain jurisdictions in which E-World operates have mandatory buy-back requirements. In satisfaction of this, E-World has revised its repurchase policies to read as follows:

"We at E-World legally commit to you that any time within one year from the date of your purchase, on your written request we will repurchase all of your products that are in an unused, commercially resalable condition at a price not less than 90 percent of the amount actually paid by you for the products being returned (less any benefits we granted to you in connection with your purchase of the products)."

In recent years, the FTC has initiated investigations of and actions against companies that have Multi-Level Marketing Systems. We believe that we are in compliance with FTC regulations on this subject. However, no assurance can be given that the FTC would reach the same conclusion if it were to review or challenge our MLM practices. The FTC may enforce compliance with the law in a variety of ways, both administratively and judicially, using compulsory process, cease and desist orders, and injunctions. FTC enforcement can result in orders requiring, among other things, corrective advertising, consumer redress, divestiture of assets, rescission of contracts, and such other relief as the agency deems necessary to protect the public. Violation of these orders could result in substantial financial or other penalties. Although, to our knowledge, we have not been the subject of any action by the FTC, no assurance can be given that the FTC will not question our operations in the U.S. in the future. Any action in the future by the FTC could materially and adversely affect our ability to successfully market our products in the U.S.

In addition to the FTC, most U.S. States have laws that regulate MLM Systems. We believe that our MLM program is compliant with the laws and regulations relating to MLM activities in our current markets. Nevertheless, we remain subject to the risk that, in one or more of our present or future markets, the marketing system or the conduct of certain DSAs could be found not to be compliant with applicable laws and regulations. Failure by a DSA or by us to comply with these laws and regulations could have a material adverse effect on our business in a particular market or in general.

If one or more governmental agencies, or perhaps private parties in civil actions, challenged the legality of our MLM program, the cost of responding to the challenge could have a material adverse effect on our business. We also cannot predict the nature of any future law, regulation, interpretation, or application, nor can we predict what effect additional governmental legislation or regulations, judicial decisions, or administrative orders, when and if promulgated, would have on our business. It is possible that future legal requirements may require that we revise our MLM System. Such new requirements could have a material adverse effect on our business, financial condition, and operating results.

We believe we are in full compliance with all laws, rules and regulations governing our business, whether federal or state in the U.S. as well as abroad. The laws and regulations governing direct selling are modified from time to time, and, like other direct selling companies, we could be subject from time to time to government investigations in our various markets related to our direct selling activities. This could require us to make changes to our business model and aspects of our global compensation plan in the markets impacted by such changes and investigations.

See the Risk Factors section of this registration statement for a discussion relevant government regulation and the legal uncertainties related to our business activities.

All sales generate BV points and they are all used in bonus calculation. Purchases made by general members will also generate BV points for their uplines. BV points generate from purchases made by general members and bonus plan participating members are calculated together.

As of  August 28 , 2013, we have  2,164 active members and 8, 052 general members.

Employees

We have the following employees:

•	Full time: 12

o	Operations – 5
o	Administrative – 2
o	Management – 1
o	Sales – 4

Our compliance department consists of 1 or 2 employees in assisting the members with company guidelines. These employees will help members understand the direct marketing system and ensure the members follow the guidelines set by the company. Also, the employees will ensure the members to not misunderstand or attempt to temper with laws.

Fulfillment team consists of at least 2 employees to help process orders received and to complete shipment of the products to customers.

The justice department consists of 1 or 2 employees who will try to resolve members’ disputes over each other or other issues related to the company and seek for professionals’ help when needed.

We don’t have any part time employees.

We have no collective bargaining agreement with our employees. We consider our relationship with our employees to be excellent.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF  OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes, and other financial information included in this Form S-1.

Our Management’s Discussion and Analysis contains not only statements that are historical facts, but also statements that are forward-looking (within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934). Forward-looking statements are, by their very nature, uncertain and risky. These risks and uncertainties include international, national, and local general economic and market conditions; our ability to sustain, manage, or forecast growth; our ability to successfully make and integrate acquisitions; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; change in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to protect technology; the risk of foreign currency exchange rate; and other risks that might be detailed from time to time in our filing with the Securities and Exchange Commission.

Although the forward-looking statements in this Registration Statement reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by them. Consequently, and because forward-looking statements are inherently subject to risks and uncertainties, the actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. You are urged to carefully review and consider the various disclosures made by us in this report and in our other reports as we attempt to advise interested parties of the risks and factors that may affect our business, financial condition, and results of operations and prospects.

Overview

We provide nutritional supplements, which are sold to a network of independent business consultants or direct sales agents (“DSA”). We are included in the direct sales, network marketing or multi-level marketing industry. Sales of our products are dependent upon the activity of the DSA in purchasing the products and in recruiting new DSAs. We provide an incentive to the DSA in the form of a commission or bonus based upon the level of purchases and recruiting that have occurred during the month. We do not "hire" any DSAs, as they are all independent contractors and not employees who work under our control. Therefore, we are not always aware if the DSA has ceased working the business, stops ordering products or has joined another company. The DSA is not required to resign. We are always impacted by the fluctuations in the DSA membership base.

We believe that our Business to Customer business is robust and that consumers have become more confident in ordering products, like ours, over the internet. However, the nutritional supplement and skin care product e-business markets have and continue to become increasingly competitive and are rapidly evolving.

The skin care products are bought from another company which developed the products. The sales of the skin care products are through the same method of nutritional supplements.

Barriers to entry are minimal and current and new competitors can launch new websites at a relatively low cost. Many competitors in this area have greater financial, technical and marketing resources than we do. Continued advancement in technology and increasing access to that technology is paving the way for growth in direct marketing. We also face competition for consumers from retailers, duty-free retailers, specialty stores, department stores and specialty and general merchandise catalogs, many of which have greater financial and marketing resources than we have. Notwithstanding the foregoing, we believe that we are well-positioned within the Asian consumer market with our current plan of supplying American merchandise brands to consumers and that our exposure to both the Asian and American cultures gives us a competitive advantage. There can be no assurance that we will maintain our competitive edge or that we will continue to provide only American made merchandise.

Our products are sensitive to business and personal discretionary spending levels and tend to decline or grow more slowly during economic downturns, including downturns in any of our major markets. The current worldwide recession is expected to adversely affect our sales and liquidity for the foreseeable future. Although we have mitigated decreases in sales by lowering our levels of inventory to preserve cash on hand, we do not know when the recession will subside and when consumer spending will increase from its current depressed levels. Even if consumer spending increases, we are not sure when consumer spending will increase for our products which will affect our liquidity.

The global economy is currently undergoing a period of unprecedented volatility, and the future economic environment may continue to be less favorable than that of recent years. This has led, and could further lead, to reduced consumer spending, and which may include spending on nutritional and beauty products and other discretionary items, such as our products. In addition, reduced consumer spending may force us and our competitors to lower prices. These conditions may adversely affect our revenues and profits.

Results of Operations

Comparison of the six months ended June 30 , 2013 and 2012

Total product sales increased by $1,461,000 or 322 % from $ 454,000 in first six months ended in 2012 to $1,915,000 in the same period of 2013. There are two main reasons for this increase. The first is a promotional sale in last two quarters of 2012. The promotion gave Diamond and Gold grade members rebate for products they purchased for upgrading membership. This promotion in effect reduced our revenues by $ 1,131,000 in promotional rebates in the last quarter of 2012 . We are accounting for this promotional sale as follows: Members who purchased Diamond packages earned a $2,000 rebate and members who purchased Gold packages earned a $1,000 rebate. The rebate was to be repaid to members at $150 per month for Diamond packages and $100 per month for Gold packages. Although we paid out the rebates over time, for revenue recognition they were recorded differently, as follows: We record rebates against revenue upon completion of a sales order when funds are received which is when we become liable to the customer for the entire rebate amount. The second reason for this increase is that due to large demand and shortage of products, we were unable to ship all requested products in 2012. When products became available and members requested shipment of the products in 2013 the revenue were then recognized , increasing revenue in 2013 in comparison with same period of 2012. When products became available and members requested shipment of the products in 2013 the revenue were then recognized, increasing revenue by $998,736 in 2013 in comparison with same period of 2012.

We determine addition of members when an account is registered and upgraded to bronze, silver, gold, and diamond membership. We determine a member becomes a general member when it has not made purchases within one year. There are only two kinds of members, active meaning a bronze, silver, gold, and diamond members, and general. Anyone who signs up an account without purchasing products for upgrades remains general member status. This member is entitled to purchase products or discounts offered to members. When a member does not meet higher level purchasing requirement, the member becomes general member again.  We added the majority of our members in fiscal year 2009 when we added 3,278 members.

A member becomes a diamond member when purchasing products worth 4,000BV one a single purchase. Upon completion of the upgrade, the member is then entitled to diamond member rebate of $2,000, which was to be distributed at $150 per month.  A member becomes a gold member when purchasing products worth 2,000BV one a single purchase. Upon completion of the upgrade, the member is then entitled to gold member rebate of $1,000, which was to be distributed at $100 per month.

For the six months ended June 30, 2013 and 2012, we had 432 and 251 new members, respectively. As of June 30, 2013 and 2012, the company had 9,806 and 8,597 members, respectively.

Service revenue increased approximately $ 23 ,000 or 76 % from approximately $ 30 ,000 in first two quarters of 2012 to $ 53 ,000 in same period of 2013. The service revenue consists of shipping fees collected and network service fees charged for activating membership. The increase of service fee was due to shipping fees received from sales incurred. We stopped charging network service fees in September of 2011, which was being amortized over three year period upon receipt. The service revenue recorded in income statement are amortized from fees received from previous period.

The cost of sales increased $ 120 ,000 or 134 % from approximately $ 90 ,000 in first two quarters of 2012 to approximately $ 210 ,000 in first two quarters of 2013 due to large sales in third and fourth quarters of 2012 consisted mainly longevity, which had higher margin than other products. The products were shipped and sales recognized in earlier 2013. The delay was caused by high demand for products and not enough supplies. Gross margin increased from $ 394 ,000 in first six months of 2012 to $1, 758 ,000 in the same period of 2013. The gross margin percentage as sales was 87% in first two quarters of 2012 and 92 % in 2013. The increase of gross margin was due to sales of Longevity, which has higher gross margin percentage. As popularity of Longevity grew, gross margin increases. Generally, the Company has high gross margin percentage due to its business model.

Selling expenses increased from approximately $ 41 ,000 in first two quarters of 2012 to $ 167 ,000 the same period in 2013. The increase of $ 126 ,000 or 305 % increase of marketing development expenses incurred for promotion of our products.

General and administrative expenses increased by $ 278 ,000 or 65 % from approximately $ 431 ,000 in first two quarters of 2012 to $ 709 ,000 in same period of 2013. The increase was mainly due to CEO's salary and going public's related costs .

Liquidity and Capital Resources

As of December 31, 2012, we had cash balance of $787,000 as compared to $ 294 ,000 at June 30 , 2013. Inventory increased by approximately 32 % to $ 307 ,000 as of June 30 , 2013 from $232,000 at December 31, 2012. Total assets decreased 30 % from $1,418,000 at December 31, 2012 to $ 998 ,000 at June 30 , 2013. The decrease of total assets was mainly due to cash paid for bonus expenses incurred during the six months ended June 30 , 2013.

Our current liabilities on June 30 , 2013 was $11. 3 million, which decreased slightly by 10 % from December 31, 2012’s $12.5 million. The decrease was mainly due to cash paid for bonuses earned by customers and recognizing sales when products are shipped. Deferred revenue decreased from $2.3 million on December 31, 2012 to June 30 , 2013's $1. 7 million.

Our current ratio decreased from 0.096 in December 31, 2012 to 0. 070 as of June 30 , 2013.

For the six months ended June 30 , 2013 cash used in operating activities amounted to $ 483 ,000 as compared to $ 50 ,000 cash used in operating in the same period of 2012. We purchased $ 21,460 property and equipment as investing activity in the six months ended June 30 , 2013 compared to same period 2012 with $ 3,128 purchase. In the six months ended June 30 , 2013 we borrowed from the shareholder in aggregate amount of $ 333,963 and repaid $100, 084 to shareholder. Net cash provided by financing activities was $ 12,359 in the six months ended June 30, 2013 , mainly from repayment to the shareholder and related parties.

Other than operating expenses the company does not have significant cash commitment. Future cash requirement includes cash needed payroll, payroll taxes, rent, and other operating expenses which amounts to approximately $280,000 per month.

Comparison of the fiscal years ended December 31, 2012 and 2011

Total product sales decreased by approximately $688,000 or 65 % from $1.1 million in 2011 to $374,000 in 2012. The main reason for the decrease was mainly from bonus expenses recognized by the promotions and rebates offered throughout the year. The large amount of purchases made in 2012 generated bonus expenses, which nets with Product sales revenue, but revenue not yet recognized due to unshipped packages. Our products are sold through a network of members. Any reduced sales effort or member recruiting efforts would negatively impact our sales revenue. The promotions and rebates helped increased sales and new members. In 2012 we had 679 new members, comparing to 52 in 2011. For the years ended December 31, 2012 and 2011 the company had 1,037 and 319 new members. As of December 31, 2012 and 2011, the company had 9,383 and 8,346 members, respectively.

Service revenue decreased by approximately $12,000 or 12% from approximately $98,000 in 2011 to $87,000 in 2012. The service revenue consists of shipping fees collected and network service fees charged for activating membership. The decrease of service revenue was mainly due to decrease in amortized network service fee. We stopped charging network service fees in September of 2011, which was being amortized over three year period upon receipt. The service revenue recorded in income statement are amortized from fees received from previous period. Network service fee decreased from approximately $71,000 in 2011 to approximately $34,000 in 2012.

The cost of sales decreased by approximately $253,000 or 47% from approximately $539,000 in 2011 to approximately $285,000 in 2012. The decrease was due to a $270,000 inventory reserve in 2011. No inventory reserve expense recognized during 2012 upon reviewing the value of inventory on hand. Gross margin decreased from $622,000 in 2011 to $176,000 in 2012. The gross margin percentage as sales was 47% in 2012 and 59% in 2011. The decrease of gross margin was due to bonus reward incurred from incentive bonus plan offered in 2012, which offsets of product sales. Generally, the Company has high gross margin percentage due to its business model.

Selling expenses increased from approximately $131,000 in 2011 to $192,000 in 2012. The increase of approximately $61,000 or 47% was mainly due to increase in marketing development expenses incurred for promotion of our products .

General and administrative expenses decreased by $383,000 or 22% from $1.8 million in 2011 to $1.4 million in 2012. The decrease was due to reduction of CEO's salary from $180,000 in 2011 to $60,000 in 2012 and other budget controls in effort to increase profitability.

Liquidity and Capital Resources

As of December 31, 2012, we had cash balance of $787,000 as compared to $33,000 at December 31, 2011. Inventory decreased by approximately 6% to $232,000 from $248,000 at December 31, 2012.  Refundable income tax of approximately $324,000 was fully received in 2012. Total assets increased from approximately $716,000 at December 31, 2011 to $1,418,000 at December 31, 2012. The net increases were directly resulted from our increased sales in 2012.

Our current liabilities as of December 31, 2012 was $12.5 million, which increased by 15% from December 31, 2011’s $10.9 million mainly due to bonus accrued from the promotion and rebates in effort to increase sales. Deferred revenue increased from $1.3 million on December 31, 2011 to $2.3 million on December 31, 2012. The increase was mainly due to large quantity of products not yet shipped near 2012 year end from the promotion rebates because new products have not yet been received from the sudden increase in demand of our products.

Our current ratios increased from 2011's 0.06 to 2012's 0.10. The increase is mostly by cash increase from the sales generated by the rebate promotion started in July of 2012. Most of the current liabilities are from customer deposit and liabilities to be paid in throughout the year. It is not likely the company will become insolvent cash shortage.

For the years ended December 31, 2012 and 2011 the company had 1,037 and 319 new members, respectively. As of December 31, 2012 and 2011, the company had 9,383 and 8,346 members, respectively.

Members will need to purchase products with 4,000 BV for upgrade to become Diamond member and 2,000 to become Gold member. The Company has designed packages with enough BV to meet the requirement. Our members can choose from those packages. There are two types of Diamond packages, one includes 4 Longevities, and the other one includes 3 Longevities and one set of Royalme skin-care package. There is one kind of Gold package, which consists of 2 Longevities.

We record rebates against revenue upon completion of a sales order when funds are received which is when we become liable to the customer for the entire rebate amount.

We stopped offering this promotion on December 31, 2012.

Due to large demand and shortage of products, we were unable to ship all requested products in 2012. When products became available and members requested shipment of the products in 2013 the revenue were then recognized, increasing revenue in 2013 in comparison with same period of 2012. When products became available and members requested shipment of the products in 2013 the revenue were then recognized, increasing revenue by $998,736 in 2013 in comparison with same period of 2012.

Our auditor has indicated that there is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management is trying the following to alleviate the going concern:

•	To increase marketing efforts in new sales territories to generate sales revenues

•	To secure various financing resources, including but not limiting to borrowing from major shareholders, raise funds through future public offering.

•	To promote new products. At the beginning 2011 the Company pushes out new product Longevity, a high-end supplement product to aid at prolonging life expectancy.

In 2012 cash provided by operating activities amounted to $887,000 as compared to $840,000 cash used in operating in 2011. We purchased $5,527 property and equipment as investing activity in 2012 compared to 2011's $8,258. In 2012, we had $127,000 financing activities and $748,000 million in 2011. In 2012 we borrowed from the related parties in aggregate amount of $63,000 due to shortfall of cash flow from operations. We borrowed $565,000 from related parties in 2011.

Other than operating expenses the company does not have significant cash commitment. Future cash requirement includes cash needed payroll, payroll taxes, rent, and other operating expenses which amounts to approximately $280,000 per month.

Rescission Liability

Our Type B Warrants may have been issued in violation of federal securities laws. As a result, we have classified the fair value of these warrants as a liability on the date of issuance. The fair value of the warrants was estimated using comparable sales of common stock to members. The fair value of these warrants on the date of issuance was $1,245,555. As of December 31, 2011, the fair value of these warrants was $249,111. During 2012, all of the Company’s Type B Warrants were exercised into shares of common stock The fair value as of  June 30 , 2 013 and December 31, 2012 was $249,111 and $249,111, respectively, and is included in the rescission liability in the consolidated balance sheet.

Our Type A Warrants may have been issued in violation of federal securities laws. As a result, the common stock issued upon exercise of these warrants during fiscal 2012 may not be valid. Therefore, we have recorded a potential liability for these shares issued upon exercise as of December 31, 2012. The fair value of the liability was determined based on the amount of cash the Type A Warrant holders could have received assuming they had originally elected to exercise their warrants into cash. The fair value of this liability was $7,167,663 and $7,167,663 as of  June 30 , 2013 and December 31, 2012, respectively, and is included in the rescission liability in the consolidated balance sheet.

If Type A Warrants become invalid we may be obligated to refund all warrant holders fair value of warrants purchased. The company does not have the liquidity to repay all warrants holders and may become insolvent.

Foreign Currency Translation

The Company’s reporting currency is the U.S. dollar. All sales are generated from U.S. and substantially all sales proceeds are settled in U.S. dollars. Beside certain operation expenses incurred for its international sales offices the Company does not have significant foreign currency exposure.

Critical Accounting Policies

Inventory

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. Inventory consists of high tech nutritional supplements and skin-care products. Management reviews inventory on hand for estimated obsolescence or unmarketable items, as compared to future demand requirements and the shelf life of the various products. Based The Company records inventory write-downs when costs exceed expected net realizable value based on the reviews. The inventories’ shelf lives are approximately 3 years.

Emerging Growth Company

We are an “emerging growth company” (“EGC”) that is exempt from certain financial disclosure and governance requirements for up to five years as defined in the Jumpstart Our Business Startups Act (“the JOBS Act”), that eases restrictions on the sale of securities; and increases the number of shareholders a company must have before becoming subject to the U.S. Securities and Exchange Commission’s (SEC’s) reporting and disclosure rules (See “Emerging Growth Companies” section above). We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of the Jobs Act, that allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

Revenue Recognition

Revenue is recognized when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Freight and handling costs paid by the Company are included in selling expenses. The Company generally receives the net sales price in cash or through credit card payments when products are ordered. When the Company has sales events whereby the sales are non-returnable or non-refundable, the revenue is recognized when products are shipped. Advance payments from customers are deferred and revenue is recognized when products are shipped.

Our service revenue includes shipping and handling fees and members’ fees. Shipping and handling fee revenue is recognized when products have been delivered. Member fees are charged for members’ on-line account set up, assistance and education on our products. Member fees are deferred and recognized on a straight-line basis over an estimate average membership life of 3 years, which is based on historical membership experience. The Company has dropped the requirement for member fee since September of 2011.

All the Company sales from other countries are based in US currency. The methods of payments are the same. The Company also has bank accounts in Hong Kong dollars and Canadian dollars where the customers can wire money into.

Product returns are allowed for unopened products purchased under regular sales terms within 60 days. Allowances for product returns are provided at the time the sale is recorded using historic return rates for each country and the relevant return pattern. Historically the Company has a nearly zero return rate. Hence, the Company determined the allowance as of December 31, 2012 and 2011 are estimated at $0.

During 2012, the company offered a rebate program as a promotion to increase sales. Members who purchased Diamond packages earned a $2,000 rebate and members who purchased Gold packages earned a $1,000 rebate. The rebate was repaid to members at $150 per month for Diamond packages and $100 per month for Gold packages.

Although we paid out the rebates over time, for revenue recognition they were recorded differently, as follows: We record rebates against revenue upon completion of a sales order when funds are received which is when we become liable to the customer for the entire rebate amount.

We stopped offering this promotion on December 31, 2012.

In addition to the Company’s 60-day return policy, the Company, at its discretion, may accept a customer’s application for a buy-back of products previously sold within one year at 90% of the original product costs less commissions and shipping costs. The Company implemented its buy-back policy on January 1, 2012. To date, the Company has not received any buy-back applications. As a result, no allowance for buy-backs has been recorded as of December 31, 2012 or 2011.

Basic and Diluted Earnings Per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. For 2012 and 2011, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Securities Issued as Sales Incentives – Type A& Type B warrants

Type A Warrants

The Company sold Type A warrants to its members as incentive to increase sales and attract additional members. Net proceeds from Type A Warrants sold to members from inception through December 31, 2010 were $8,169,707. During 2011, a total of 18,000 Type A warrants were exercised for cash refunds totaling $22,950 and products of the Company for $7,200.

Type A warrants can be exercised for:

(1)	common shares of the Company at a ratio of 1:1 upon a going public event in the U.S.,
(2)	products of the Company at their retail prices, or
(3)	canceled membership and a refund in cash at 50% of face value.

When the Company achieves a going public event in the U.S., the holders can no longer exercise the warrants using options 2 or 3 above. Due to the cash redemption provision described above, Type A warrants has been determined to be classified as liability. The value of the Type A warrant liability was determined by calculating the maximum potential cash outlay if all warrant holders exercised using option 3 above. This amount was $7,675,208 and $7,701,757 as of December 31, 2011 and 2010, respectively. If members exercise their warrants for cash, the Company reduces the liability by the amount of cash paid. If members exercise their warrants for products, the Company recognizes revenue equal to the retail value of the related products once they have been delivered.

Type B Warrants

In 2010 and 2009, the Company issued 95,283 and 2,395,825 ‘Type B warrants’ as sales incentive compensation to members. Type B warrants entitle the holders to receive a common share upon a going public event in the U.S. as specified in the Warrant. No additional consideration for the common shares is required upon exercise. Type B Warrants cannot be exercised for products or redeemed for cash. The fair value of Type B Warrants was determined by comparable sales of our common stock to members. The Company determined the comparable sales of stock are more reliable as the fair value of any goods or services received cannot be reliably measured. As of December 2011 and 2010, the Company has 2,491,108 Type B warrants outstanding.

As of the date of this registration statement, all Type A and Type B Warrants have been exercised/converted in accordance with their terms and there are no Type A or Type B Warrants currently issued and outstanding.

Off-Balance Sheet Arrangements

The Company rents office, warehouse spaces for its main corporate office under non-cancellable lease agreement. It also rents sales offices overseas either under multiple-year lease agreement or on a month-to-month basis. The aggregate lease commitment is as follows:

2013	141,384
2014	41,674
2015	-
Total	$183,058

Recent Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s consolidated results of operations, financial position or cash flow.

Actions with respect to Internal Controls

In early 2011, as we began the audit process in preparation for our filing of the withdrawn registration statement, we discovered missing income, payroll, unemployment and franchise tax payments to various governmental agencies including the IRS, the California Employment Development Department, California Franchise Tax Board. We retained the firm of Cacciamatta Accountancy Corporation to do a forensic audit.

The audit disclosed that the third party we had hired to prepare our financial statements and tax returns and make these payments to the various governmental agencies, Tony Luu, had defrauded us of an aggregate of $835,144 during the period from commencement of his employment in 2008 until he was terminated in June 2011. He perpetrated the fraud by diverting all or part of the payments made by the Company to these agencies by various means, including failing to send checks the Company had written to these agencies and covering it up by falsifying bank reconciliations and having corresponding payments made to accounts under his control and by having checks written directly to him for reimbursement of amounts allegedly transmitted by him electronically to these agencies on behalf of the Company.
In order to remedy these material weaknesses in internal financial controls, we have instituted new internal financial control procedures as follows:

•
We have obtained our own payroll software to calculate payroll tax amount and balance to be deposit. The program itself is self updated with Intuit Quickbooks, which is always providing updates to prevent possible error in tax forms and amount calculation. This eliminates the possibility of creating reports that differs from what actually incurred.

•
Periodically when the payroll tax is due, the accounting department prepares for payment amount and paid directly through governmental agency websites through the Company’s account by the cashier. The actual payment amount is automatically recorded into Quickbooks through its payroll system. Actual payment receipts are printed and kept in the files. Monthly reconciliations of bank transactions are done independently by accounting department to match to our records in Quickbooks to ensure all transactions are accounted for properly in our system.

•
The Company no longer uses checks for payment unless it is for special payments. When checks are used for payments, the cashier who writes the check with review the payment with its supporting documents to ensure the payee and related payment items are legitimate without suspicious accounts and nature of payment before issuing the payment.

•
Separation of duties handling payments and bookkeeping: Accountant will review payments and sign off before requesting payments to the cashier. The cashier will issue payment upon reviewing detail of the invoice and signature of the accountant. Then the final document will be sent to accounting department for recording.

•	The Company also performs monthly bank reconciliation by the accounting department to ensure recorded payments matches to actual occurrence in the bank record.

•
Internal control over sales are implemented that sales order will only be processed if payment is separately confirmed and signed by accounting department or processed automatically by the customers. Shipping department will ship the goods based on actual sales order completed and signed. Monthly reconciliation of accountants is performed by accounting department to ensure recordings in the sales systems matches without differences caused by computer error, human error or fraud.

In July 2011 we filed a lawsuit against Mr. Luu and related entities to recover our losses from this fraud. In October 2011 we received a default judgment against Mr. Luu. However, we believe that Mr. Luu has fled the country and our ability to recover any funds on this judgment is uncertain.

DESCRIPTION OF PROPERTY

We rent the following properties:

U.S. Offices and warehouses

•	Address/Size: 9550 Flair Dr, #308, El Monte, CA91731 ( 6000 sqft) 9550 Flair Dr. #407, El Monte, CA91731 ( 2000 sqft) 3477 Fletcher Ave., Unit B, El Monte, CA91731( 2500sqft)
•	Name of Landlord: Mark Diamond
•	Term of Lease: #407 is month to month, #308 is Jan 2014, 3477 Fletcher Ave., Unit B expires in July 2014
•	Monthly Rental: #308-$6,800, #407-$2,250, 3477 Fletcher Ave., Unit B-$2,500

Foreign Offices and warehouses

•	Address/Size: Unit 1104, 11/F, 9 Chong Yip Street, Kwun Tong, Kowloon, Hong Kong (1381 sqft)
•	Name of Landlord: Clifton Properties Limited and Kingsword Limited.
•	Term of Lease: Till July 2014
•	Monthly Rental: $2,700 USD approx

The aggregate future lease commitment is as follows:

2013	141,384
2014	41,674
2015	-
Total	$183,058

We believe our current facilities, including warehousing facilities, are currently fully suitable and adequate for our business.

We do not intend to renovate, improve, or develop properties. We are not subject to competitive conditions for property. We have no policy with respect to investments in real estate or interests in real estate and no policy with respect to investments in real estate mortgages. Further, we have no policy with respect to investments in securities of or interests in persons primarily engaged in real estate activities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From time to time the major shareholder and CEO of the Company either receives cash proceeds from product or warrant sales from the Company’s members on behalf of the Company, or makes purchases out of his personal bank account on behalf of the Company. Such business transactions would be recorded as due to or from shareholder. During 2012 and 2011, advances from shareholder are $258,849 and $129,280, respectively and payment to shareholder are $314,455 and $36,345 respectively. As of December 31, 2012 and 2011, the net balance due to shareholder amounted to $75,115 and $130,722, respectively. This balance does not bear interest, is unsecured, and due on demand.

During the six months ended June 30 , 2013 and 2012, cash advances from shareholder are $ 333,963 and $ 70,160 , respectively and payments to shareholder are $100, 084 and $ 33,746 , respectively. As of June 30 , 2013 and December 31, 2012, the balance due to shareholder amounted to $ 308,994 and $75,115, respectively. This balance does not bear interest, is unsecured, and due on demand. The balance due from shareholder is resulted from over repayment.

As at 12/31/2010	37,787	Due to shareholder
2011 Advances	129,280
2011 Repayments	(36,345)
As at 12/31/2011	130,722	Due to shareholder
2012 Advances	258,849
2012 Repayments	(314,456)
As at 12/31/2012	75,115	Due to shareholder
2013 Advances (6 months)	333,963
2013 Repayments (6 months)	(100, 084)
As at 6/30/2013	$308,994	Due to shareholder

The Company has accounts payable due to related parties of $30,000 and $13,441 as of December 31, 2012 and 2011, respectively. The $30,000 balance of accounts payable was due to our Director, Mr. Zhang, not yet repaid for service rendered as a director of the board. The balance does not have interest nor due date.

Except for $6,000 of the $13,441 accounts payable which is our Director Mr. Zhang, the related party referred to above is our CEO and Director, Mr. Wang. The $6,000 balance was due to Mr. Wang for expenses not yet reimbursed.

Pooi Lam Shun, a member of board of directors, earned $137 and $9,081 bonus from the marketing plan in 2012 and 2011 respectively.

In 2011, due to a shortage of cash, the Company borrowed money from certain relatives and family members of the CEO for operations. Total amount borrowed in 2011 amounted to $565,272. As of December 31, 2012, the total outstanding balance owed to related parties was $506,132. This balance does not bear interest, is unsecured, and due on demand. The Company plan to repay the outstanding balance when the Company’s cash flows improved. Summary of the borrowing is as follows:

Names	December 31, 2012	December 31, 2011	Terms	Relationship

ChunYan Xu	322,083	381,223	No interest, no due date	CEO's sister in law
HuanXia Xu	30,000	30,000	No interest, no due date	CEO's brother in law
ShuYing Sun	86,000	86,000	No interest, no due date	CEO's mother in law
Xun Wang	4,000	4,000	No interest, no due date	CEO's son
HanYang Xu	64,049	64,049	No interest, no due date	CEO's wife
Total	506,132	565,272

As of  June 30, 2013, the total outstanding balance owed to related parties was $ 298,562. This balance does not bear interest, is unsecured, and due on demand. The Company plan to repay the outstanding balance when the Company’s cash flows improved. Summary of the borrowing is as follows:

Names	June 30 , 2013	December 31, 2012	Terms	Relationship

ChunYan Xu	244,513	322,083	No interest, no due date	CEO's sister in law
HuanXia Xu	30,000	30,000	No interest, no due date	CEO's brother in law
ShuYing Sun	-	86,000	No interest, no due date	CEO's mother in law
Xun Wang	-	4,000	No interest, no due date	CEO's son
HanYang Xu	24,049	64,049	No interest, no due date	CEO's wife
Total	298,562	506,132

Ansheng is a company owned by the wife of the Company’s CEO, Mr. Wang. Ansheng’s main operation is buying and selling Chinese herbs. Some of the Company’s raw materials were purchased through Ansheng in 2009. No transaction between E-World and Ansheng occurred in 2010 to 2012. The Company does not have any investment or ownership interest in Ansheng. Further, the Company does not have (1) the power to direct the activities (2) the obligation to absorb losses or (3) the right to receive expected residual returns of Ansheng.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is no established public trading market for our securities and a regular trading market may not develop, or if developed, may not be sustained. A shareholder in all likelihood, therefore, will not be able to resell his or her securities should he or she desire to do so when eligible for public resale. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops.

Penny Stock Considerations

Our shares will be "penny stock shares," as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Thus, our shares will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer must make a special suitability determination regarding the purchaser and must receive the purchaser's written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt.

In addition, under the penny stock regulations, the broker-dealer is required to:

•
Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

•	Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;
•
Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer's account, the account's value, and information regarding the limited market in penny stocks; and

•
Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction, prior to conducting any penny stock transaction in the customer's account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to sell shares of our Common Stock, which may affect the ability of selling shareholders or other holders to sell their shares in the secondary market, and have the effect of reducing the level of trading activity in the secondary market. These additional sales practices and disclosure requirements could impede the sale of our securities, if our securities become publicly traded. In addition, the liquidity for our securities may be decreased, with a corresponding decrease in the price of our securities. Our shares in all probability will be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

Sales of our common stock under Rule 144.

We are registering 2,125,708 shares of common stock held by U.S. non-affiliate shareholders in the registration statement. All 131,492,720 shares of common stock held by affiliates and all 34,914,281shares of common stock held by non affiliates not registered in this registration statement are subject to the resale restrictions of Rule 144.

In general, persons holding restricted securities, including affiliates, must hold their shares for a period of at least six months, may not sell more than one percent of the total issued and outstanding shares in any 90-day period, and must resell the shares in an unsolicited brokerage transaction at the market price. The availability for sale of substantial amounts of common stock under Rule 144 could reduce prevailing market prices for our securities.

Holders

As of the date of this registration statement, we had approximately 3,572 shareholders of record of our common stock.

Dividends

We have not declared any cash dividends on our common stock since our inception and do not anticipate paying such dividends in the foreseeable future. We plan to retain any future earnings for use in our business. Any decisions as to future payments of dividends will depend on our earnings and financial position and such other facts, as the Board of Directors deems relevant.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows for the fiscal years ended December 31, 2012 and 2011 compensation awarded or paid to, or earned by, the Company’s sole executive officer.

Name and principal position	Year (a)	Salary $	Bonus $	Stock Awards $	Option awards $	Nonequity incentive plan compensation $	Nonqualified deferred compensation earnings $	All other compensation $	Total $

Ding Hua Wang,	2012	60,000	-		-	-	-	-	60,000
President and CEO	2011	180,000		321,912					501,912

On July 1st, 2011, the Company stopped Mr. Dinghua Wang's annual $360,000's compensation due to operation loss and lack of revenue. In October 2012, the company resumed Mr. Wang's monthly compensation of $20,000 a month, starting from October 1st, 2012 as the Company has generated  more revenue to cover the expenses.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information for our executive officers concerning unexercised options, stock that has not vested, and equity incentive plan awards as of December 31, 2011.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END DECEMBER 31, 2012

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Ding Hua Wang	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers, except that our directors and executive officers may receive stock options at the discretion of our Board of Directors. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of our Board of Directors.

As of the date of this registration statement, we have no compensatory plan or arrangement with respect to any officer that results or will result in the payment of compensation in any form from the resignation, retirement or any other termination of employment of such officer’s employment with our company, from a change in control of our company or a change in such officer’s responsibilities following a change in control.

Director Compensation

Director Compensation for 2012

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Nonqualified deferred compensation earnings ($)	All other compensation ($)	Total ($)

Ding Hua Wang [1]	0	0	0	0	0	0	0
Xun Zhang	24,000	50,000	0	0	0	0	74,000
Pooi Lam Shun	137	100,000	0	0	0	0	100,137

[1] Does not include compensation received as Executive Officer.

Dinghua Wang did not receive compensation as director as Mr. Wang received compensation as CEO of the company.

Xun Zhang received compensation of $24,000 for professional consultation service provided. Received 50,000 shares of common stock as director's compensation.

Pooi Lam Shun received 50,000 shares of common stock for director’s compensation and an additional 50, 000 for “ assisting in resolving questions from the members. ”

We reimburse our directors for expenses incurred in connection with attending board meetings.

We have no other formal plan for compensating our directors for their service in their capacity as directors.

Employment Agreements

We have no written or oral agreement or understanding with Mr. Wang concerning his compensation in 2011 or thereafter.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements regarding accounting and financial disclosure matters with our independent certified public accountants.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
E-World USA Holding, Inc.
El Monte, California

We have audited the accompanying balance sheets of E-World USA Holding, Inc. (the Company) as of December 31, 2012 and 2011, the related statements of operations, shareholders deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying financial statements of the Company present fairly, in all material respects, its financial position as of December 31, 2012 and 2011, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered losses from operations and has a working capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Managements' plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 13 to the financial statements, errors were discovered by management in the 2012 and 2011 financial statements. Accordingly, the financial statements have been restated to correct these errors.

/s/ MaloneBailey, LLP
Houston, Texas

May 15, 2013, except for Note 13 which is dated as of September 19 , 2013

E-WORLD USA HOLDING, INC.
BALANCE SHEETS
As of December 31, 2012 AND 2011

	12/31/2012	12/31/2011
		(Restated)
ASSETS

Current assets:
Cash and cash equivalents	786,575	32,635
Accounts receivable, net	26,107	448
Inventory, net	232,103	248,058
Prepaid expenses	144,086	21,811
Refundable income taxes	-	323,973
Other receivables	12,323	-

Total current assets	1,201,194	626,925

Property and equipment, net	200,741	68,733
Deposits and other assets	15,621	20,011

Total Assets	1,417,556	715,669

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	2,164,349	904,081
Accounts payable - related party	30,000	13,441
Deferred revenue	2,329,245	1,294,462
Due to shareholder	75,115	130,722
Advances from related parties	506,132	565,272
Short term debt	26,293	90,000
Rescission Liability - Type A Warrants	7,167,663	7,675,208
Rescission Liability - Type B Warrants	249,111	249,111

Total current liabilities	12,547,908	10,922,297

Long term debt	102,706	-

Total liabilities	12,650,614	10,922,297

Stockholders' deficit
Common stock, $0.001 par value, 200,000,000 shares authorized, 142,828,993 and 138,487,993 issued and outstanding , respectively	142,829	138,488
Additional paid-in capital	3,583,702	3,153,943
Accumulated deficit	(14,959,589)	(13,499,059)

Total shareholders' deficit	(11,233,058)	(10,206,628)

Total liabilities and shareholders' deficit	1,417,556	715,669

The accompanying notes are an integral part of these financial statements.

E-WORLD USA HOLDING, INC.
STATEMENTS OF OPERATIONS
For the years ended December 31, 2012 and 2011

	2012	2011
	(Restated)	(Restated)
Revenue
Product sales, net	374,266	1,062,455
Service revenue	86,608	98,287

Total revenues	460,874	1,160,742

Cost of sales, net	285,275	538,618

Gross profit	175,599	622,124

Operating expenses
Selling expenses	192,460	130,926
Depreciation expense	51,811	55,643
Embezzlement expense	-	42,204
General and administrative expenses	1,391,858	1,774,378

Total operating expenses	1,636,129	2,003,151

Loss from operations	(1,460,530)	(1,381,027)

Other income (expenses)
Change in value of rescission liability	-	996,444
Other income (expenses)	-	14,903

Total other income (expenses)	-	1,011,347

Net loss	(1,460,530)	(369,680)

Net loss per common share - - basic and diluted	(0.01)	(0.00)

Weighted average number of common shares outstanding - basic and diluted	141,453,157	133,837,521

The accompanying notes are an integral part of these financial statements.

E-WORLD USA HOLDING, INC.
STATEMENTS OF SHAREHOLDERS' DEFICIT

	Common Stock		Additional
	Number of		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total

Balance, December 31, 2010 (Restated)	89,990,213	89,990	2,862,957	(13,129,379)	(10,176,432)

Shares issued for services	48,497,780	48,498	290,986		339,484
Net loss				(369,680)	(369,680)

Balance, December 31, 2011 (Restated)	138,487,993	138,488	3,153,943	(13,499,059)	(10,206,628)

Shares issued for services	3,441,000	3,441	340,659		344,100
Shares issued for short term debt	900,000	900	89,100		90,000
Net loss				(1,460,530)	(1,460,530)

Balance, December 31, 2012	142,828,993	142,829	3,583,702	(14,959,589)	(11,233,058)

The accompanying notes are an integral part of these financial statements.

E-WORLD USA HOLDING, INC.
STATEMENTS OF CASH FLOWS
For the years ended December 31, 2012 and 2011

	2012	2011
		(Restated)
Cash Flows from Operating Activities:
Net loss	(1,460,530)	(369,680)
Adjustments to reconcile net Loss to net cash used in operating activities:
Depreciation and amortization	51,811	55,643
Gain on disposal of fixed assets	(36,615)	-
Stock based compensation	344,100	339,484
Inventory valuation reserve	-	270,214
Change in value of rescission liability	-	(996,444)
(Increase) decrease in assets:
Accounts receivable	(25,659)	(448)
Inventory	15,955	122,032
Prepayments and other current assets	(134,598)	135,382
Refundable income taxes	323,973	(14,903)
Deposits and other assets	4,390	3,294
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	1,250,368	186,750
Accounts payable - related party	16,559	13,441
Warrant liabilities	(20,105)	(26,549)
Deferred revenue	557,243	(558,024)

Net Cash (Used in) Provided by Operating Activities	886,892	(839,808)

Cash Flows from Investing Activities:
Purchase of property and equipment	(5,527)	(8,258)

Net Cash Used in Investing Activities	(5,527)	(8,258)

Cash Flows from Financing Activities:
Advances from shareholder	258,849	129,280
Payment to shareholder	(314,456)	(36,345)
Advances from related parties	62,535	565,272
Repayments to related parties	(121,675)	-
Proceed from issuance of debt	-	90,000
Principal payments on debt	(12,678)	-

Net Cash Provided by Financing Activities	(127,425)	748,207

Net Increase (Decrease) in Cash	753,940	(99,859)

Cash, beginning of year	32,635	132,494

Cash, end of year	786,575	32,635

Supplemental Disclosure of cash flow information:
Cash paid during the year for:
Interest	-	-
Income taxes	-	-

Non-Cash Investing and Financing Activities
Common stock issued for short term debt	90,000	-
Type A Warrants exercised for products or cash	487,440	-
Fixed assets purchased with loan	141,677	-

The accompanying notes are an integral part of these financial statements.

E-WORLD USA HOLDING, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization

E-World USA Holding, Inc. (the "Company"), a Nevada corporation, was formed February 4, 2011. Its predecessor, with the same name was a California company incorporated in 2007. In April 2011, E-World USA Holding, Inc., a California corporation entered into a merger agreement with its wholly- owned subsidiary, E-World USA Holding, Inc., a Nevada corporation which was the survivor of the merger. Under the Merger Agreement, the Company issued 90,000,000 shares of its common stock on a one share for one share basis for each share of E-World USA Holding, Inc., a California corporation, common stock issued and outstanding at the date of the merger. In addition, the Company issued the Type A Warrants and Type B Warrants in exchange for comparable Warrants issued and outstanding of E-World USA Holding, Inc., a California corporation, at the date of the merger.

The Company is an international network marketing company that sells nutritional supplement and skin care products through a network of active members who live in Singapore, Canada, and China. The Company maintains its offices and main warehouse in California and has warehouse in Hong Kong.

Note 2 - Going Concern

There is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and negative working capital and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management is trying to alleviate the going concern by:

•	increasing marketing efforts in existing sales territories and identifying new sales territories to generate sales revenues.

•	securing various financing resources, including but not limiting to borrowing from major shareholders, raise funds through future public offering.

•	promoting new products.

Note 3 - Summary of Significant Accounting Policies

Foreign Currency

The Company’s reporting and functional currency is the U.S. dollar. Substantially all sales are settled in U.S. dollars. Beside certain operation expenses incurred for its international warehouses the Company does not have significant foreign currency exposure.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash and cash equivalents are comprised primarily of money market accounts and foreign and domestic bank accounts. To reduce its credit risk, the Company monitors the credit standing of the financial institutions that hold the Company’s cash and cash equivalents.

Inventory

Inventories are valued at the lower of cost (determined on a first-in, first-out basis) or market. Inventory consists of high tech nutritional and skin-care products. Management reviews inventory on hand for estimated obsolescence or unmarketable items, as compared to future demand requirements and the shelf life of the various products. Based on the review, the Company records inventory write-downs when costs exceed expected net realizable value. The inventories’ shelf lives are approximately 3 years.

Property and Equipment

Property and equipment are stated at cost. Upon disposition, the cost and related accumulated depreciation or amortization is removed from the books, and any resulting gain or loss is included in operations. The Company provides for depreciation and amortization using straight-line methods over the estimated useful lives of various classes as follow:

Computer and software	3 to 5 years
Furniture and fixtures	5 to 10 years
Vehicles	5 to 7 years
Leasehold improvement	over expected lease term

Repair and maintenance is charged to operations when incurred while betterments and renewals are capitalized.

Impairment of Long-Lived Assets

Long-lived assets are reviewed periodically for impairment, based on undiscounted cash flows, whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Measurement of an impairment loss is based on the estimated fair value of the asset. In 2012 and 2011 the Company has no impairment issues for Long-Lived Assets.

Fair Value of Financial Instruments

ASC Topic 825 requires that the Company discloses estimated fair values of financial instruments. The Company has estimated the fair value of its financial instruments using the following methods and assumptions:

•	The current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value due to the short-term maturity of these instruments

As defined in FASB ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 –
Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2 –
Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3 –
Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets and liabilities that were accounted for at fair value as of December 31, 2012 and 2011:

Recurring Fair Value Measures	Level 1	Level 2	Level 3	Total
December 31, 2012
Rescission Liability – Type B Warrants	—	—	$249,111	$249,111
December 31, 2011
Rescission Liability – Type B Warrants	—	—	$249,111	$249,111

Stock-based Compensation

The Company accounts for equity instruments issued in exchange for the receipts of goods or service from other than employees in accordance with Accounting Standards Codification Topic 718 and the conclusions reached by ASC Topic 505. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earliest of performance commitment or completion of performance by the provider of goods or service as defined by ASC Topic 505.

Revenue Recognition

The Company recognizes revenue when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectability is reasonably assured. Freight and handling costs paid by the Company are included in selling, general and administrative expenses. The Company generally receives the net sales price in cash or through credit card payments when products are ordered. When the Company has sales events whereby the sales are non-returnable or non-refundable, the revenue is recognized when products are shipped. Advance payments from customers are deferred and revenue is recognized when products are shipped. Deferred revenue for customer deposits as of December 31, 2012 and 2011 was $1,410,727 and $202,239, respectively.

Our service revenue includes shipping and handling fees and members’ fees. Shipping and handling fee revenue is recognized when products have been delivered. Member fees are charged for members’ on-line account set up, assistance and education on our products. Member fees are deferred and recognized on a straight-line basis over an estimate average membership life of 3 years, which is based on historical membership experience. The Company has dropped the requirement for member fee since September of 2011. Deferred revenue for member fees as of December 31, 2012 and 2011 was $12,120 and $46,045, respectively.

We account for rebates to customers as a reduction of revenue in accordance with ASC 605-50-45. We record rebates against revenue upon completion of a sales order when funds are received which is when we become liable to the customer for the entire rebate amount. Rebates of $1,130,999 and $258,000 were recorded during 2012 and 2011, respectively.

All the Company sales from other countries are based in US currency. The methods of payments are the same. The Company also has bank accounts in Hong Kong dollars and Chinese RMB where the customers can wire money into.

Product returns are allowed for unopened products purchased under regular sales terms within 60 days. Allowances for product returns are provided at the time the sale is recorded using historic return rates for each country and the relevant return pattern. Historically the Company has a nearly zero return rate. Hence, the allowance as of December 31, 2012 and 2011 are estimated at $0.

In addition to the Company’s 60-day return policy, the Company, at its discretion, may accept a customer’s application for a buy-back of products previously sold within one year at 90% of the original product costs less commissions and shipping costs. The Company implemented its buy-back policy on January 1, 2012. To date, the Company has not received any buy-back applications. As a result, no allowance for buy-backs has been recorded as of December 31, 2012 or 2011.

Sales segment information

	2012	2011

China	84.9%	37.1%

Singapore	10.1%	45.4%

Canada	1.3%	6.7%

Others	3.7%	10.8%

Shipping and Handling Expenses

Actual shipping and handling cost incurred by the Company are $80,727 and $95,727 for 2012 and 2011, respectively, and are included in selling expense in the statement of operations.

Bonus Expense

A Company member may earn bonuses, similar to commissions, based on retail sales volume of certain other downline members who are referred by the member. Bonuses earned are derived from bonus points generated from the related product sales transactions. Bonus points earned through sales transactions of downline members may or may not generate related bonus expenses during the same period, depending on the members' compensation qualifications, which is further explained in marketing plan section. Bonus expenses are accrued in the period in which the member meets the qualifications to receive the related benefits of bonus point redemption. Bonus points are redeemed by our members in cash, either by withdrawal or by applying their cash balance against future product purchases. As bonus expenses result in cash payments to our customers, we net these expenses with revenue in accordance with FASB ASC 605-50-45-2. Bonus expenses netted with revenue for the years ended December 31, 2012 and 2011 were $1,361,794 and $503,962 respectively.

Operating Leases

The Company leases all of its physical properties under operating leases. Certain lease agreements generally include rent holidays and tenant improvement allowances. The Company recognizes rent holiday periods on a straight-line basis over the lease term beginning when the Company has the right to the leased space. The Company also records tenant improvement allowances and rent holidays as deferred rent liabilities and amortizes the deferred rent over the terms of the lease to rent.

Income Taxes

The Company utilizes ASC Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

Basic and Diluted Earnings Per Share

Basic loss per share is computed using the weighted average number of common shares outstanding during each period. Diluted loss per share includes the dilutive effects of common stock equivalents on an “as if converted” basis. For 2011 and 2010, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk are cash, accounts receivable and other receivables arising from its normal business activities. The Company places its cash in what it believes to be credit-worthy financial institutions, but several of its bank accounts exceed the federally insured limit from time to time. At December 31, 2011, the cash balance of the Company consisted of $1,679 denominated in Canadian dollars, $1,064 in Hong Kong dollars, and $10,470 in Chinese RMB. At December 31, 2012, the cash balance of the Company consisted of $1,131 denominated in Canadian dollars, $961 in Hong Kong dollars, and $471,609 in Chinese RMB. Cash balance in Canada is insured by CDIC, in Hong Kong is insured by Hong Kong Deposit Protection Board. The balance in China is not insured.

The Company requires pre-payments for its sales, which eliminates the exposure to credit risks arising from its customers or members.

During 2012, one supplier accounted for approximately 58% of product purchases. During 2011, one supplier accounted for approximately 71% of product purchases.

Contingencies

The Company may have inadvertently issued Type A Warrants and Type B Warrants to U.S. citizens or residents in violation of federal securities laws and may be subject to sanctions for such violations. Further, the exchange of the warrants for common shares may also have been in violation of Section 5 of the Securities Act of 1933. Thus, there is a risk that former warrant holders may bring legal action against the company, its officers and directors for securities law violations. At this time, the Company has determined it is reasonably possible that a loss may have been incurred as a result of these issuances. See Note 4.

New Accounting Pronouncements

The Company does not expect the adoption of recently issued accounting pronouncements to have a significant impact on the Company’s results of operations, financial position or cash flow.

Note 4 – Rescission Liability - Type A & B Warrants

Type A Warrants

As an incentive to increase sales and bring in additional members the Company has sold Type A warrants to its members. From inception to December 31, 2010, new members purchased a package of products and received an option to include Type A Warrants in the purchase. Net cash proceeds from Type A Warrants sold to members from inception on January 5th, 2007 through December 31, 2010 were $8,169,707. During 2011, a total of 18,000 Type A warrants were exercised for cash refunds totaling $22,950 and products of the Company for $7,200. During 2012, all of the remaining Type A warrants were exercised for the following:

(1)	842,300 warrants for $495,170 in cash refunds

(2)	10,300 warrants for $16,650 in products

(3)	23,296,688 warrants for shares of common stock

As of December 31, 2012, $487,440 of the warrants exercised for products and cash were unpaid and included in deferred revenue.

Upon issuance, Type A warrants had no expiration and could be exercised for:

(1)	common shares of the Company at a ratio of 1:1 upon a going public event in the U.S.,

(2)	products of the Company at their retail prices, or

(3)	cancelled membership and a refund in cash at 75% of face value.

Our Type A Warrants may have been issued in violation of United States federal securities laws. As a result, the common stock issued upon exercise of these warrants during fiscal 2012 may not be valid. We have classified the fair value of these warrants as a liability on the date of issuance. Additionally, we have classified the shares issued upon exercise of these warrants as liabilities. The value of the Type A warrant liability and the rescission liability for the shares the warrants were exercised into was determined by calculating the maximum potential cash outlay if all warrant holders exercised using option 3 above. This amount was $7,167,663 and $7,675,208 as of December 31, 2012 and 2011, respectively. As of December 31, 2012, there were 23,296,688 shares of common stock underlying the rescission liability. The total fair value is determined by calculating how much each warrant holder would receive in cash if they exercised the warrant by canceling their membership and receiving 75% of the face value of their warrant in cash and then adding these amounts together to reach the total potential cash outlay. The face value of the warrant is the stated value assigned to each Type A warrant. Upon initial issuance of the Type A warrants, each warrant was assigned a stated value depending on which initial promotion event the member participated in and the volume of products initially purchased. The face value determines how much the member could receive if exercised for cash and a canceled membership. If members exercise their warrants for cash, the Company reduces the liability by the amount of cash paid. If members exercise their warrants for products, the Company recognizes revenue equal to the retail value of the related products once they have been delivered.

The following table summarizes Type A warrant activity during 2012 and 2011:

Type A Warrants	Shares	Value
December 31, 2010	24,167,288	$7,701,757
Redeemed	(18,000)	(26,549)
December 31, 2011	24,149,288	7,675,208
Redeemed	(24,149,288)	(7,675,208)
December 31, 2012	-	$-

Type B Warrants

In 2010 and 2009, the Company issued 95,283 and 2,395,825 Type B warrants as sales incentive compensation to members. Type B warrants entitle the holders to receive a total of 2,491,108 common shares upon a going public event in the U.S. as specified in the Warrant. No additional consideration for the common shares is required upon exercise. Type B Warrants are neither exercisable for products nor redeemable for cash. Our Type B Warrants may have been issued in violation of United States federal securities laws. As a result, the warrants and common stock issued upon exercise of these warrants during fiscal 2012 may not be valid. We have classified the fair value of these warrants as a liability on the date of issuance. Additionally, we have classified the shares issued upon exercise of these warrants as liabilities. The fair value of the warrants and related common shares was estimated using comparable sales of common stock to members. The Company determined the comparable sales of stock are more reliable as the fair value of any goods or services received cannot be reliably measured. The fair value of these warrants on the date of issuance was $1,245,555. As of December 31, 2011, the fair value of these warrants was $249,111. During 2012, all of the Company’s Type B Warrants were exercised into shares of common stock. The fair value of the shares of common stock issued from the exercise of Type B Warrants as of December 31, 2012 was $249,111 and is included in the rescission liability in the balance sheet. A gain of $996,444 was recognized during 2011.

Note 5 - Inventory

Inventories consist primarily of finished goods available for resale and can be categorized as at:

	Dec. 31, 2012	Dec. 31, 2011

Nutrition supplements	$232,103	$208,272
Skin-care products	231,724	310,000
Less: inventory reserve	(231,724)	(270,214)
Inventories, net	$232,103	$248,058

As of December 31, 2012 and 2011, the Company recorded reserves of $231,724 and $270,214 due to slow inventory movement and upcoming product expiration dates.

Note 6 - Property and Equipment

Property and equipment consist of following as at December 31, 2012 and 2011:

	2012	2011

Computer equipment and software	$92,202	$86,676
Furniture and fixture	21,198	21,198
Automobiles	179,678	166,154
Leasehold improvement	40,053	40,053
	331,131	314,081
Accumulated depreciation	(132,390)	(245,348)
Property and equipment, net	$200,741	$68,733

Depreciation expenses incurred amounted to $51,811 and $55,643 for 2012 and 2011, respectively.

During 2012, the Company traded in an automobile with a net book value of $1,385. As a result of the trade-in, the Company recognized a gain of $36,615.

Note 7 – Debt

During 2011, the Company received $90,000 from third parties for future stock subscriptions. During 2012, the Company issued 900,000 shares for these payments.

In June 2012 the Company purchased a new vehicle by trading in the old vehicle with a loan on the purchase. The vehicle was purchased for $179,678. Loan borrowed was $141,677, with interest of 4.84% to be repaid over 60 even payments of $2,663. Future maturities of long term debt are as follows:

2013	$26,293
2014	27,595
2015	28,961
2016	30,394
2017	15,756
$128,999

Note 8 - Stockholders’ Equity

In April 2011, the Company entered into a merger agreement with E-World USA Holding, Inc., a California corporation. Under the Merger Agreement, the Company issued 90,000,000 shares of its common stock on a one share for one share basis for each share of E-World USA Holding, Inc., a California corporation, common stock issued and outstanding at the date of the merger. In addition, the Company issued the Type A Warrants and Type B Warrants in exchange for comparable Warrants issued and outstanding of E-World USA Holding, Inc., a California corporation, at the date of the merger.

In February of 2011, the Company issued 45,987,483 shares to the majority owner. The Company also issued 2,510,297 shares to two service providers. These shares are valued at $.007 per share and total stock based compensation expense is $339,484. The Company engaged a third party valuation specialist to estimate the fair value of the shares issued. For purposes of the estimate, fair value is the price, in terms of cash or equivalent, that a buyer could reasonably be expected to pay, and a seller could reasonably be expected to accept, if the business were exposed for sale on the open market for a reasonable period of time, with both buyer and seller being in possession of the pertinent facts and neither being under any compulsion to act. The fair value of the shares was determined by first calculating an enterprise value of the Company, and then deriving the fair value of a common share by dividing the enterprise value by the number of common shares outstanding. In order to determine the enterprise value, the valuation specialist used a weighted average of three valuation approaches. The valuation approaches and weights assigned to each are as of February 28, 2011 are as follows:

	Weight	Value
Enterprise Value
Discounted Cash Flows	37.50%	$337,710
Discounted Market Multiples	37.50%	400,500
Price to Revenue Multiple	25.00%	277,805
Total Equity Value		1,016,015

Fully Diluted Common Shares on Valuation Date		138,468,804
Price Per Common Share		$0.007

o
Under the Discounted Cash Flow method, financial projections were prepared as of the valuation date based on a financial model and business plan prepared by management. Discounts were applied to these methods that considered the early stage of the Company.

o	Under the Discounted Market Multiples method, the enterprise value is based on a group of comparable companies (industry comparables) and their representative multiples.

o	Under the Price to Revenue Multiple method, the enterprise value compares the Company to comparable businesses on current measures and discounted future measures basis.

During 2012, we issued 900,000 common shares stock for short term debt of $90,000.

During 2012, we issued 3,441,000 common shares with a fair value of $344,100 as bonus for selling services.

Note 9 - Income Taxes

The Company uses the liability method, where deferred tax assets and liabilities are determined based on the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities for financial and income tax reporting purposes. During 2012 and 2011, the company incurred net losses and, therefore, has no income tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $3,600,000 at December 31, 2012, and will expire in the years 2027 - 2032.

Deferred tax assets consisted of the following:

	2012	2011

Net operating losses	$1,261,000	$1,900,000
Valuation allowance	(1,261,000)	(1,900,000)
Net	$-	$-

The Company has refundable federal and state income tax deposits of $0 and $323,973 as of December 31, 2012 and 2011, respectively. Our original tax estimate for tax years 2007, 2008 and 2009 was made based on cash proceeds received and disbursement made during the years by a tax preparer who did not have adequate accounting and tax knowledge. A large amount of tax liability was estimated and payments made according to this error. The Company has amended and filed the 2007, 2008 and 2009 tax returns based on the adjusted GAAP basis financial statements.

Note 10 - Related Party Transactions

From time to time, the major shareholder and CEO of the Company personally receives cash proceeds from product or warrant sales from the Company’s members on behalf of the Company, and makes purchases out of his personal bank account on behalf of the Company. Such business transactions are recorded as due to or from shareholder. During 2012 and 2011, advances from shareholder are $258,849 and $129,280, respectively and payment to shareholder are $314,456 and $36,345 respectively. As of December 31, 2012 and 2011, the net balance due to shareholder amounted to $75,115 and $130,722, respectively. This balance does not bear interest and is unsecured and due on demand.

The Company has accounts payable due to related parties of $30,000 and $13,441 as of December 31, 2012 and 2011.

In 2012 and 2011, due to a shortage of cash, the Company borrowed money from certain related parties for operations. The related parties consists of CEO's immediate family members and relatives. Total amount borrowed in 2012 and 2011 amounted to $62,535 and $565,272. During 2012, $121,675 was repaid. This balance does not bear interest and is unsecured and due on demand. As of December 31, 2012 and 2011, the Company owed $506,132 and $565,272 to these related parties.

Note 11 - Commitments

Operating lease

The Company rents office, warehouse spaces for its main corporate office under non-cancellable lease agreement. It also rents sales offices overseas either under multiple-year lease agreements or on a month-to-month basis. The aggregate lease commitment is as follows:

2013	141,384
2014	41,674
Total	$183,058

The Company incurred rent expense of $167,820 and $156,832 for 2012 and 2011, respectively.

Note 12 – Employee Theft

In June 2011, the Company discovered a large portion of income and payroll tax payments were embezzled and not properly paid. The Company recorded $42,204 of embezzlement expense in the income statement during 2011.

Note 13 – Restatement

	Previously report			Restated
	12/31/2011	Adjustment		12/31/2011

ASSETS

Current assets:
Cash and cash equivalents	32,635			32,635
Accounts receivable, net	448			448
Inventory, net	248,058			248,058
Prepaid expenses	21,811			21,811
Refundable income taxes	323,973			323,973

Total current assets	626,925			626,925

Property and equipment, net	68,733			68,733
Deposits and other assets	20,011			20,011

Total Assets	715,669			715,669

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	904,084	(3)		904,081
Accounts payable - related party	13,441			13,441
Deferred revenue	1,294,462			1,294,462
Due to shareholder	130,722			130,722
Advances from related parties	565,272			565,272
Short term debt	90,000			90,000
Rescission Liability - Type A Warrants	-	7,675,208	{a}	7,675,208
Rescission Liability - Type B Warrants	-	249,111	{a}	249,111
Type A warrant liabilities	7,675,208	(7,675,208)	{a}	-

Total current liabilities	10,673,189	249,108		10,922,297

Total liabilities	10,673,189	249,108		10,922,297

Stockholders' deficit
Common stock, $0.001 par value, 200,000,000
shares authorized, 138,487,993
issued and outstanding	138,488			138,488
Additional paid-in capital	4,399,498	(1,245,555)		3,153,943
Accumulated deficit	(14,495,506)	996,447		(13,499,059)

Total shareholders' deficit	(9,957,520)	(249,108)		(10,206,628)

Total liabilities and shareholders' deficit	715,669			715,669

	Previously report			Restated
	2012	Adjustment		2012
Revenue
Product sales	1,736,061	(1,361,795)	{b}	374,266
Service revenue	86,608			86,608
Total revenues	1,822,669	(1,361,795)		460,874

Cost of sales, net	285,275			285,275
Gross profit	1,537,394	(1,361,795)		175,599

Operating expenses
Selling expenses	1,554,255	(1,361,795)	{b}	192,460
Depreciation expense	51,811			51,811
General and administrative expenses	1,391,858			1,391,858
Total operating expenses	2,997,924	(1,361,795)		1,636,129

Loss from operations	(1,460,530)	-		(1,460,530)

Net loss	(1,460,530)			(1,460,530)

	Previously report			Restated
	2011	Adjustment		2011
Revenue
Product sales	1,566,417	(503,962)	{b}	1,062,455
Service revenue	98,287			98,287
Total revenues	1,664,704	(503,962)		1,160,742

Cost of sales, net	538,618			538,618
Gross profit	1,126,086	(503,962)		622,124

Operating expenses
Selling expenses	634,888	(503,962)	{b}	130,926
Depreciation expense	55,643			55,643
Embezzlement expense	42,204			42,204
General and administrative expenses	1,774,378			1,774,378
Total operating expenses	2,507,113	(503,962)		2,003,151

Loss from operations	(1,381,027)	-		(1,381,027)

Other income (expense)
Change in value of rescission liability	-	996,444	{a}	996,444
Other income (expense)	14,903	-		14,903
Total other income (expense)	14,903	996,444		1,011,347

Net loss	(1,460,530)			(1,460,530)

{a} As described in Note 4, our Type B warrants may have been issued in violation of United States federal securities laws. During 2012, management determined that the Type B warrants should have been classified as liabilities at issuance. As result, the Company has restated its 2011 financial statements to record the fair value of the Type B warrants of $1,245,555 as a liability as of December 31, 2010 with a corresponding reduction to additional paid-in capital. Additionally, during 2011, the fair value of these warrants was reduced to $249,111 resulting in a gain of $996,444.

{b} During 2013, management determined that certain expenses previously classified as selling expenses should be netted against revenue. In making this determination, management considered ASC 605-50-45-2 which requires cash payments of bonus to customers to be netted against the related revenues. These expenses are more fully described in Note 3 – Bonus Expense. As a result, selling expenses of $1,361,795 and $503,962 have been reclassified to revenue for the years ended December 31, 2012 and 2011, respectively.

E-WORLD USA HOLDING, INC.
BALANCE SHEETS
As of June 30, 2013 and December 31, 2012
(Unaudited)

	6/30/2013	12/31/2012
ASSETS

Current assets:
Cash and cash equivalents	$294,406	$786,575
Accounts receivable, net	7,012	26,107
Inventory, net	306,624	232,103
Prepaid expenses	157,732	144,086
Other receivables	18,762	12,323

Total current assets	784,536	1,201,194

Property and equipment, net	197,898	200,741
Deposits and other assets	15,621	15,621

Total Assets	$998,055	$1,417,556

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$1,506,926	$2,164,349
Accounts payable - related party	-	30,000
Deferred revenue	1,727,042	2,329,245
Due to shareholder	308,994	75,115
Advances from related parties	298,562	506,132
Short term debt	26,936	26,293
Rescission Liability - Type A Warrants	7,167,663	7,167,663
Rescission Liability - Type B Warrants	249,111	249,111

Total current liabilities	11,285,234	12,547,908

Long term debt	88,113	102,706

Total liabilities	11,373,347	12,650,614

Stockholders' deficit
Common stock, $0.001 par value, 200,000,000
shares authorized, 142,828,993
issued and outstanding	142,829	142,829
Additional paid-in capital	3,583,702	3,583,702
Accumulated deficit	(14,101,823)	(14,959,589)

Total shareholders' deficit	(10,375,292)	(11,233,058)

Total liabilities and shareholders' deficit	$998,055	$1,417,556

The accompanying notes are an integral part of these unaudited financial statements

E-WORLD USA HOLDING, INC.
STATEMENT OF OPERATIONS
For the six and three months ended June 30, 2013 and 2012 (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2013	2012	2013	2012
		(Restated)		(Restated)
Revenue
Product sales	$642,677	$332,090	$1,915,307	$453,655
Service revenue	19,591	12,695	52,913	30,049

Total revenues	662,268	344,785	1,968,220	483,704

Cost of sales, net	62,254	36,490	210,368	89,869

Gross profit	600,014	308,295	1,757,852	393,835

Operating expenses
Selling expenses	75,209	15,352	167,136	41,242
Depreciation expense	12,476	13,920	24,303	28,036
General and administrative expenses	352,477	192,025	708,647	430,538

Total operating expenses	440,162	221,297	900,086	499,816

Income (Loss) from operations	159,852	86,998	857,766	(105,981)

Other income
Other income	-	-	-	26

Total other income	-	-	-	26

Net income (loss)	$159,852	$86,998	$857,766	$(105,955)

Net income (loss) per common share - basic and diluted
Basic	0.00	0.00	0.01	(0.00)
Diluted	0.00	0.00	0.01	(0.00)

Weighted average number of common shares outstanding - basic and diluted
Basic	142,828,993	142,828,993	142,828,993	142,828,993
Diluted	168,616,789	142,828,993	168,616,789	142,828,993

The accompanying notes are an integral part of these unaudited financial statements

E-WORLD USA HOLDING, INC.
STATEMENTS OF CASH FLOWS
For the six months ended June 30, 2013 and 2012
(Unaudited)

	2013	2012

Cash Flows from Operating Activities:
Net income (loss)	$857,766	$(105,955)
Adjustments to reconcile net income (loss) to net cash used
in operating activities:
Depreciation and amortization	24,303	28,036
Gain on disposal of fixed assets	-	(36,615)
(Increase) decrease in assets:
Accounts receivable	19,095	(29,844)
Inventory	(74,521)	32,650
Prepayments and other current assets	(13,646)	(44,476)
Refundable income taxes	-	323,973
Other receivables	(6,439)	-
Deposits and other assets	-	4,390
Increase (decrease) in liabilities:
Accounts payable and accrued expenses	(657,423)	(32,586)
Accounts payable - related party	(30,000)	(4,552)
Warrant liabilities	-	(17,585)
Deferred revenue	(602,203)	(167,589)

Net Cash Used in Operating Activities	(483,068)	(50,153)

Cash Flows from Investing Activities:
Purchase of property and equipment	(21,460)	(3,128)

Net Cash Used in Investing Activities	(21,460)	(3,128)

Cash Flows from Financing Activities:
Advances from shareholder	333,963	70,160
Payment to shareholder	(100,084)	(33,746)
Payment to related parties	(207,570)	-
Principal payments on debt	(13,950)	-

Net Cash Provided by Financing Activities	12,359	36,414

Net Decrease in Cash	(492,169)	(16,867)

Cash, beginning of year	786,575	32,635

Cash, end of year	$294,406	$15,768
	-
Supplemental Disclosure of cash flow information:
Cash paid during the year for:
Interest	$1,535	$-
Income taxes	-	-

Non-Cash Investing and Financing Activities:
Fixed asset purchase on loan	$-	$141,677
Advances from shareholder paid by customer	-	6,218
Company expense paid by related parties	-	20,873

The accompanying notes are an integral part of these unaudited financial statements

E-WORLD USA HOLDING, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation

The accompanying unaudited interim financial statements of E-World USA Holding, Inc., (both the Nevada and the succeeded California corporation and collectively, “our”, “we”, “E-World” or the “Company”) have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form S-1. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form S-1, have been omitted.

Note 2 – Going Concern

There is substantial doubt about our ability to continue as a going concern as a result of our lack of significant revenues and if we are unable to generate significant revenue or secure financing we may be required to cease or curtail our operations. Our financial statements do not include adjustments that might result from the outcome of this uncertainty.

Management is trying to alleviate the going concern by:

•	increasing marketing efforts in existing sales territories and identifying new sales territories to generate sales revenues.
•	securing various financing resources, including but not limiting to borrowing from major shareholders, raise funds through future public offering.
•	promoting new products.

Note 3 – Related Party Transactions

From time to time the major shareholder and CEO of the Company either receives cash proceeds from product or warrant sales from the Company’s members on behalf of the Company, or makes purchases out of his personal bank account on behalf of the Company. Such business transactions would be recorded as due to or from shareholder. During the six months ended June 30, 2013 and 2012, cash advances from shareholder are $333,963 and $70,160, respectively and payments to shareholder are $100,084 and $33,746, respectively. As of June 30, 2013 and December 31, 2012, the balance due to shareholder amounted to $308,994 and $75,115, respectively. This balance does not bear interest, is unsecured, and due on demand.

The Company has accounts payable due to related parties of $0 and $30,000 as of June 30, 2013 and December 31, 2012, respectively.

In 2012 and 2011, due to a shortage of cash, the Company borrowed money from certain related parties for operations. The related parties consist of CEO's immediate family members and relatives. Total amount borrowed in the six months ended June 30, 2013 and 2012 amounted to $0 and $18,090. During the six months ended June 30, 2013, $337,570 was repaid. This balance does not bear interest and is unsecured and due on demand. As of June 30, 2013 and December 31, 2012, the Company owed $298,562 and $506,132 to these related parties.

E-WORLD USA HOLDING, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

Note 4 – Restatement

	For the six months ended June 30,
			Restated
	2012	Adjustment	2012
Revenue
Product sales	694,252	(240,597)	453,655
Service revenue	30,049		30,049

	724,301	(240,597)	483,704

Cost of sales, net	89,869		89,869

Gross profit	634,432	(240,597)	393,835

Operating expenses
Selling expenses	281,839	(240,597)	41,242
Depreciation expense	28,036		28,036
General and administrative expenses	430,538		430,538

Total operating expenses	740,413	(240,597)	499,816

Loss from operations	(105,981)		(105,981)

Other income (expenses)

Other income (expenses)	26		26

	26		26

Net loss	(105,955)	-	(105,955)

During 2013, management determined that certain expenses previously classified as selling expenses should be netted against revenue.  In making this determination, management considered ASC 605-50-45-2 which requires cash payments of bonus to customers to be netted against the related revenues. As a result, selling expenses of $240,597 have been reclassified to revenue for the six months ended June 30, 2013.

E-WORLD USA HOLDING, INC.
NOTES TO UNAUDITED FINANCIAL STATEMENTS

	For the three months ended June 30,
			Restated
	2012	Adjustment	2012

Revenue
Product sales	362,301	(30,211)	332,090
Service revenue	12,695		12,695

Total revenues	374,996	(30,211)	344,785

Cost of sales, net	36,490		36,490

Gross profit	338,506	(30,211)	308,295

Operating expenses
Selling expenses	45,563	(30,211)	15,352
Depreciation expense	13,920		13,920
General and administrative expenses	192,025		192,025

Total operating expenses	251,508	(30,211)	221,297

Loss from operations	86,998		86,998

Net loss	86,998		86,998

During 2013, management determined that certain expenses previously classified as selling expenses should be netted against revenue.  In making this determination, management considered ASC 605-50-45-2 which requires cash payments of bonus to customers to be netted against the related revenues. As a result, selling expenses of $30,211 have been reclassified to revenue for the three months ended June 30, 2013.

PROSPECTUS – SUBJECT TO COMPLETION DATED SEPTEMBER 19 , 2013

E-World USA Holding, Inc.

We are offering 2,125,708 shares of Common Stock which were recently issued to holders of Type A Warrants under the terms of Type A Warrants exercised by U.S. citizens or residents and to holders of Type B Warrants under the terms of Type B Warrants exercised by U.S. citizens or residents

We will not receive any proceeds from the registration of shares of common stock registered hereunder.
Our common stock is not now listed on any national securities exchange, the NASDAQ stock market or the OTC Bulletin Board.

Dealer Prospectus Delivery Obligation

Until _________ (90 days from the date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Part II-INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OFFICERS AND DIRECTORS

Our Articles of Incorporation provide that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or officer, except for the payment of dividends in violation of Nevada law. Our Bylaws provide, in pertinent part, that the Company shall indemnify any person made a party to or involved in any civil, criminal or administrative action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Company, or of any corporation which such person served as such at the request of the Company, against expenses reasonably incurred by, or imposed on, such person in connection with, or resulting from, the exercise of such action, suit, proceeding or appeal thereon, except with respect to matters as to which it is adjudged in such action, suit or proceeding that such person was liable to the Company, or such other corporation, for negligence or misconduct in the performance of such persons duties as a director or officer of the Company. The determination of the rights of such indemnification and the amount thereof may be made, at the option of the person to be indemnified, by (1) order of the Court or administrative body or agency having jurisdiction over the matter for which indemnification is being sought; (2) resolution adopted by a majority of a quorum of our disinterested directors; (3) if there is no such quorum, resolution adopted by a majority of the committee of stockholders and disinterested directors of the Company; (4) resolution adopted by a majority of the quorum of directors entitled to vote at any meeting; or (5) Order of any Court having jurisdiction over the Company. Such right of indemnification is not exclusive of any other right which such director or officer may have, and without limiting the generality of such statement, they are entitled to their respective rights of indemnification under any bylaws, agreement, vote of stockholders, provision of law, or otherwise in addition to their rights under our Bylaws.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table is an itemization of all expenses, without consideration to future contingencies, incurred or expected to be incurred by us in connection with the issuance and distribution of the securities being offered by this prospectus. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. Selling security holders will pay no offering expenses.

ITEM	AMOUNT

SEC Registration Fee*	$25
Legal Fees and Expenses	50,000
Accounting Fees and Expenses*	25,000
Miscellaneous	25,000
Total*	$100,025

* Estimated Figure

RECENT SALES OF UNREGISTERED SECURITIES

NOTE CONCERNING POTENTIAL VIOLATION OF FEDERAL SECURITIES LAWS IN CONNECTION WITH ISSUANCE OF ALL SECURITIES SET FORTH IN THIS SECTION

The Company has issued various securities at various times to various individuals, all as described below.

The Company purported to rely on Section 4(2) for issuances of securities to citizens or residents of the United States. However, due to:

☐	the number of persons acquiring securities

☐	the manner in which securities were offered

☐	the presumed but unverified degree of sophistication of persons acquiring securities the exemption provided under Section 4(2) may not have been available and the issuances may have been in violation of federal securities laws.

The Company admits that all the below-referenced offerings and sales of securities may have been done in violation of federal securities laws. In connection therewith, the Company admits that the offering could be deemed to have involved “a general solicitation of the public at large.” The Company admits that it solicited members through a public website and warrants were part of the membership package. The Company assumed if the persons acquiring the securities were sophisticated enough to understand and buy the Company’s products, the investors could be deemed by the Company to be sophisticated, although the Company made no independent investigation or verification thereof.  Specifically, the Company admits that securities were being offered through its website and that our presumption of sophistication was solely based on the fact that individuals were signing up to be members. See “Risk Factors.”

COMMON STOCK

Upon formation in 2011, we issued 45,987,483 shares to our founder, Mr. Wang. We valued these shares at a per share value of $.007 for aggregate consideration of $321,912. Upon formation, we issued an additional 1,673,532 shares of Common Stock to a DNW & Associates, Inc. U.S. accounting service provider. We also issued an additional 836,765 shares of Common Stock to a U.S. legal service provider, Michael Williams of Williams Securities Law Firm, P.A. We valued these additional shares at $.007 per share for aggregate consideration of $17,572. Pursuant to the recent conversion of Type A Warrants, 23,216,208 new shares will be issued.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution did not involve general solicitation or advertising.

☐	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In connection with the above transactions, although some of the investors may have also been accredited , we offered the following to our investors:

☐	Access to all our books and records.

☐	Access to all material contracts and documents relating to our operations.

☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

We would provide copy of documents and arrange office visits upon potential investors’ written requests.

Upon formation, our predecessor issued 84,002,517 shares of common stock to Mr. Wang, our founder. We valued these shares, which were no par value shares, at $.0002 per share based upon aggregate consideration cash of $9,100 paid upon formation. We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution did not involve general solicitation or advertising.

☐	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

In 2009, our predecessor issued Common Stock to 11 non-affiliated U.S. citizens or residents for a total aggregate of 427,780 shares for $213,890 and 295 non-affiliated non-U.S. citizens or residents for a total aggregate of 5,553,908 shares for $2,736,954. The price was $0.10 for 100,000 shares and $0.50 per share for the remaining shares for total aggregate consideration of $2,950,844.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution did not involve general solicitation or advertising.

☐	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited , we offered the following to our investors:

☐	Access to all our books and records.

☐	Access to all material contracts and documents relating to our operations.

☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

We would provide copy of documents and arrange office visits upon potential investors’ written requests.

Prospective investors were invited to review at our offices at any reasonable hour, after reasonable advance notice, any materials available to us concerning our business. Prospective Investors were also invited to visit our offices.

In 2010, our predecessor issued Common Stock to 1 non-affiliated non-U.S. citizen or resident for a total aggregate of 6,008 shares for $3,004. The price was $0.50 per share for aggregate consideration of $3,004.

The Company allowed members to cancel their previous common stock purchases and refunded $106,004 for 212,008 shares of Common Stock and $64,478 for 128,955 shares of Common Stock in 2010 and 2009, respectively. As a result, the net issuances for the company were as follows: 6,008 and 6,322,651 common shares in 2010 and 2009, respectively, for cash proceeds of $3,004 and $3,121,326, respectively.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

With respect to the cancelations and refunds:

The Company allowed members to cancel their previous common stock purchases due to personal and family hardship and refunded $106,004 for 212,008 shares of Common Stock and $64,478 for 128,955 shares of Common Stock in 2010 and 2009, respectively. As a result, the net issuances for the company were as follows: 6,008 and 6,322,651 common shares in 2010 and 2009, respectively, for cash proceeds of $3,004 and $3,121,326, respectively.

There were a total of 11 people, of them purchased at $0.50 per share. The purchase dates and refund dates varies. Please see table below.

Name	Number of Shares	Issued value	Issue date	Refund date

YING CHEN	25,000	0.5	7/14/2009	10/28/2010
YING CHEN	25,000	0.5	7/14/2009	10/28/2010
YING CHEN	50,000	0.5	10/13/2009	10/28/2010
YING CHEN	50,000	0.5	10/30/2009	10/28/2010
YING CHEN	40,000	0.5	12/5/2009	10/28/2010
YING CHEN	16,008	0.5	12/21/2009	10/28/2010
YING CHEN Total	206,008

LAI KAM JEAN LII	30,000	0.5	1/22/2009	10/13/2009

CHUEN LING CHUI	4,000	0.5	2/4/2009	4/17/2009
CHUEN LING CHUI	980	0.5	2/5/2009	4/17/2009
CHUEN LING CHUI Total	4,980

MEI LIN YU	20,000	0.5	1/22/2009	10/30/2009
MEI LIN YU	36,000	0.5	2/25/2009	10/30/2009
MEI LIN YU	4,000	0.5	4/17/2009	10/30/2009
MEI LIN YU	6,000	0.5	4/17/2009	10/30/2009
MEI LIN YU Total	66,000

ZHENG KE WANG	4,000	0.5	4/17/2009	10/30/2009

YUET KINE YUEN	7,975	0.5	6/17/2009	7/9/2009

MEI CHU CHING	10,000	0.5	8/19/2009	10/31/2009

PEIZHU WANG	2,000	0.5	10/13/2009	10/30/2009

PEI SHAN XU	3,000	0.5	10/13/2009	10/30/2009

YEUNG WAI HUNG	1,000	0.5	10/13/2009	10/30/2009

EILEEN NIE	6,000	0.5	11/20/2009	1/27/2010
Grand Total	340,963

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

Under the Merger Agreement in April 2011, we issued 90,000,000 shares of our common stock on a one share for one share basis for each share of E-World USA Holding, Inc., a California corporation, common stock issued and outstanding at the date of the merger. In addition, we issued the Warrants in exchange for comparable Warrants issued and outstanding in E-World USA Holding, Inc., a California corporation, at the date of the merger, as described below.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution did not involve general solicitation or advertising.

☐	The distributions were made only to investors who were sophisticated enough to evaluate the risks of the investment.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

In connection with the above transactions, although some of the investors may have also been accredited , we offered the following to our investors:

☐	Access to all our books and records.

☐	Access to all material contracts and documents relating to our operations.

☐	The opportunity to obtain any additional information, to the extent we possessed such information, necessary to verify the accuracy of the information to which the investors were given access.

We would provide copy of documents and arrange office visits upon potential investors’ written requests.

We currently have 142,828,993 shares of Common Stock issued and outstanding.

WARRANTS

Our predecessor issued the following Warrants, which were exchanged for like Warrants on a one-for-one basis in the merger:

Type A Warrants

Holders of Type A Warrants that were issued as part of new member entry package for new members had three options prior to the recent Information Statement pursuant to which the Type A Warrants were converted:

☐	Exchange the Warrant at Face Value for Additional Products

o
Under this alternative, a warrant holder need not have all the products sent to that person immediately. The warrant holder received a credit in the amount of the Face Value of the Type A Warrant for future product purchases. 6 holders of Type A Warrants elected to receive $9,900in additional products.

☐	Cancel their Membership and Request a Refund at Face Value less amounts paid out by the Company as bonuses to upline members upon a new person agreeing to become a member.

o
Under this alternative, this refund will be paid over one year, commencing October 15, 2012. 184 holders of Type A Warrants elected to receive $477,540 in refunds over a twelve month period.
Under this alternative, this refund will be paid over one year, commencing October 15, 2012.184 holders of Type A Warrants elected to receive $473,490 in refunds over a twelve month period.

☐
Elect the right under the Warrant to exchange their certificate for no additional consideration and receive a set amount of shares of common stock of the Company upon a going public event in the U.S., as specified in the Warrant.

o
After the registration statement is declared effective, we will apply to have our securities quoted on the OTC Markets in the U.S. Share certificates will not be delivered to warrant holders who elected this alternative until after the registration statement is declared effective. In October 2012, 3,383 holders of Type A Warrants elected this option and received a total of 23,296,688 shares.

We issued these Warrants as follows:

2007

Type A Warrants: We issued Type A Warrants to 74 U.S. citizens or residents and 550 non-U.S. citizens or residents.

2008

Type A Warrants: We issued Type A Warrants to 394 U.S. citizens or residents and 1243 non-U.S. citizens or residents.

2009

Type A Warrants: We issued Type A Warrants to 74 U.S. citizens or residents and to 1705 non-U.S. citizens or residents.

2010

Type A Warrants: We issued Type A Warrants to 4 U.S. citizens or residents to 253 non-U.S. citizens or residents.

The issuance of Type A Warrants is throughout the years by individual holder, not in batch issuance is as follows

☐	2007: 14,787,560 warrants for $1,220,733

☐	2008: 6,078,128 warrants for $4,465,894

☐	2009: 1,596,350 warrants for $2,067,911

☐	2010: 1,705,250 warrants for $415,170

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

Type B Warrants

Type B Warrants entitle the holder to receive a set amount of shares of common stock of the Company upon a going public event in the U.S., as specified in the Warrant. No additional consideration for the shares of common stock is required upon exercise. Type B Warrants are not exercisable for products nor redeemable for cash.

We issued Type B Warrants to 66 U.S. citizens or residents and 608 non-U.S. citizens or residents. The aggregate amount of shares of Common Stock which can be acquired upon exercise of all issued and outstanding Type B Warrants is 2,491,108. We valued the Type B Warrants at $0.10 per share of common stock that could be received upon exercise of the Type B Warrants based upon the price of contemporaneous cash sales of common stock for total deemed consideration of $249,111.

These Warrants were awarded to 66 U.S. citizens or residents and 608 non-U.S. citizens or residents members for outstanding sales/services or recruiting efforts 2,248,983 shares. They were also issued to members who purchased stock in 5CTV, a failed start-up in which the Company had also invested 242,125 shares.

In 2009, we issued Type B Warrants to 65 U.S. citizens or residents to 514 non-U.S. citizens or residents for outstanding sales/service or recruiting efforts. In 2009, we also issued Type B Warrants to 35 non-U.S. citizens or residents to members who purchased stock in 5CTV, a failed start-up in which the Company had also invested. In 2010, we issued Type B Warrants to 4 U.S. citizens or residents and 169 non-U.S. citizens or residents for outstanding sales/service or recruiting efforts.

With respect to the Type B Warrants issued in 2009: The aggregate amount of additional shares of Common Stock which can be acquired upon exercise of all issued and outstanding Type B Warrants issued in 2009 and held by U.S. citizens or residents is 203,500. The aggregate amount of additional shares of Common Stock which can be acquired upon exercise of all issued and outstanding Type B Warrants issued in 2009 and held by non-U.S. citizens or residents is 2,190,525.

With respect to the Type B Warrants issued in 2010: The aggregate amount of additional shares of Common Stock which can be acquired upon exercise of all issued and outstanding Type B Warrants issued in 2010 and held by U.S. citizens or residents is 900. The aggregate amount of additional shares of Common Stock which can be acquired upon exercise of all issued and outstanding Type B Warrants issued in 2010 and held by non-U.S. citizens or residents is 96,183.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

In October 2012, 459 US and 2,910 non-US holders of Type A Warrants exchanged their warrants for 23,216,208 shares of common stock.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

In October 2012, 63 US and 601 non-US holders of Type B Warrants were automatically converted into 2,485,708 shares of common stock.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

Between September 15, 2012 and October 15, 2012, we sold 900,000 shares to 1 U.S. residents and 1 non-US residents, both non affiliate, for aggregate consideration of 90,000 or $0.10 per share.

Between September 15, 2012 and October 15, 2012 we issued 3,441,000 shares to 2 U.S. residents and 7 non-US residents as bonus for selling services for aggregate consideration of $344,100 or $0.10 per share. Of the bonus shares issued 1,500,000 were to affiliate and 1,941,000 were to non affiliate.

We relied upon Section 4(2) of the Securities Act of 1933, as amended for the above issuances to US citizens or residents.

We believed that Section 4(2) of the Securities Act of 1933 was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions.

☐	The distribution was limited to persons becoming or who were our members rather than a general solicitation of the public at large.

☐	We have not allowed any transfer of these securities except as could be made in compliance with federal securities laws.

We relied upon Regulation S of the Securities Act of 1933, as amended for the above issuances to non US citizens or residents.

We believed that Regulation S was available because:

☐	None of these issuances involved underwriters, underwriting discounts or commissions;

☐	No offers or sales of stock under the Regulation S offering were made to persons in the United States;

☐	No direct selling efforts of the Regulation S offering were made in the United States.

EXHIBITS

Item 2

1	Agreement and Plan of Merger with California predecessor corporation

Item 3

1	Articles of Incorporation

2	Bylaws

Item 4

1	Form of common stock Certificate (1)

2	Form of Type A Certificate

3	Form of Type B Certificate

4	Terms of Type B Warrants*

Exhibit 4.4. Terms of Type B Warrants

Type B warrants are issued as a bonus to the members, automatically exercised in the case of the Company going public on a one share for one share basis, no additional consideration. In case of the Company failing to go public, the warrants are not exercisable for stock nor are they refundable.

5	Terms of Type A Warrants

Exhibit 4.5 Terms of Type A Warrants

There were no written warrant exercise provisions in the Type A Warrants. Instead, the Company told Warrant Holders orally that the exercise of the Type A Warrants would be triggered by a going public event. The term “going public event” was not defined. The Company believed that in order to proceed with the going public process, Type A Warrants would need to be exercised prior to the filing of this selling stockholder registration statement. Thus the Company defined the term “going public event” as the upcoming filing of a registration statement on Form S-1 covering shares of common stock received upon conversion of the Type A Warrants.

Item 5

1	Legal Opinion of Williams Law Group, P.A.
2.	Legal opinion of Guangdong Shenzhen Tahota Law Firm
3.	Legal opinion of Timothy Ong, Lim & Partners *
4.	Legal opinion of Boughton Law Corp.
5.	Legal opinion of Timothy Ong, Lim & Partners *
6.	Legal opinion of Boughton Law Corp. *

Item 10

10.1	Agreement with Global Cash Card
10.2	Summary of Oral Agreement with Genepharm, Inc.
10.3	Summary of Oral Agreement with Global Power Plus
10.4	Summary of Oral Agreement with Mr. Wang
10.5	E-World USA Holdings Property Lease with 9550 Flair Drive, LLC
10.6	E-World USA Holdings Property Lease with 1520 Second St. Apts. LLC
10.7	E-World USA Holdings Property Lease with Clifton Properties Limited and Kingsworth Limited
10.8	Joint Venture Agreement with Hong Kong Baoying International Limited
10.9	Handbook, as revised
10.10	Termination of Joint Venture Agreement with Hong Kong Baoying International Limited
10.11	Official Brochure Example *
10.12	RedWage Agreement *
10.13	Canadian Revenue Agency Documentation

Item 23

1	Consent of MaloneBailey LLP*
2	Consent of Williams Law Group, P.A. (included in Exhibit 5.1)
3.	Consent of Guangdong Shenzhen Tahota Law Firm
4.	Consent of Timothy Ong, Lim & Partners
5.	Consent of Boughton Law Corp.
6.	Consent of Timothy Ong, Lim & Partners *
7.	Consent of Boughton Law Corp. *

*Filed herewith

All other Exhibits called for by Rule 601 of Regulation S-K are not applicable to this filing.

(1) Information pertaining to our common stock is contained in our Articles of Incorporation and Bylaws.

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in El Monte CA on September 19 , 2013.

E-World USA Holding, Inc.

Title	Name	Date	Signature

President and CEO	Ding Hua Wang	September 19 , 2013	/s/ Ding Hua Wang

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	NAME	TITLE	DATE

/s/ Ding Hua Wang	Ding Hua Wang	President, CEO, Acting Principal Financial and Principal Accounting Officer, Director	September 19 , 2013

/s/ Xun Zhang	Xun Zhang	Director	September 19 , 2013

/s/ Pooi Lam Shun	Pooi Lam Shun	Director	September 19 , 2013